SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of                                 Commission File
   earliest event reported):                                    Number:
        March 23, 2000                                          1-10210

                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          13-3486421
  (State or other jurisdiction of                             (IRS Employer
           incorporation)                                 Identification Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

Effective March 23, 2000, pursuant to an Agreement and Plan of Merger (the "Merger") entered into on December 16, 1999, a wholly-owned subsidiary of eGlobe, Inc. (the "Company" or "eGlobe"), merged with and into Trans Global Communications, Inc. ("Trans Global") with Trans Global continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company. The Merger provided for the issuance of 40,000,000 shares of eGlobe common stock in exchange for all of the outstanding common stock of Trans Global. The Merger has been accounted for as a pooling of interests.

The Company's consolidated financial statements have been retroactively restated as of December 31, 1999 and December 31, 1998 and for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, to reflect the consummation of the Merger. The supplemental consolidated financial statements included herein give retroactive effect to the Merger, which was accounted for using the pooling of interests method. As a result, the financial position, results of operations, and statements of comprehensive loss and cash flows are presented as if Trans Global had been consolidated for all periods presented. The supplemental consolidated statements of stockholders' equity reflect the accounts of the Company as if the common stock issued in connection with the Merger had been issued for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Merger.

In the supplemental consolidated balance sheets, the balance sheets of eGlobe as of December 31, 1999 and 1998 have been combined with those of Trans Global as of December 31, 1999 and 1998. The supplemental consolidated statements of operations, supplemental consolidated statements of cash flows, supplemental consolidated statements of stockholders' equity and supplemental consolidated statements of comprehensive loss combine the results of the Company for the year ended December 31, 1999 and the nine months ended December 31, 1998 with those of Trans Global for the same periods. The supplemental consolidated statement of operations, supplemental consolidated statement of cash flows, supplemental consolidated statement of stockholders' equity and supplemental consolidated statement of comprehensive loss for the year ended March 31, 1998 combines the results of the Company for the year ended March 31, 1998 with results of Trans Global for the year ended December 31, 1997.

Trans Global's net income for the three months ended March 31, 1998 has been reflected in the supplemental consolidated statements of stockholders' equity as an adjustment to accumulated deficit. The cash activity during the three months ended March 31, 1998 has been reflected as an adjustment in the year ended March 31, 1998 supplemental consolidated statement of cash flows. There were no seasonal trends in operations during the three months ended March 31, 1998.

The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the Company's historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999 and the financial statements of Trans Global included in the Company's Current Report on Form 8-K/A filed on May 22, 2000.

The following is the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations relating to the Company's supplemental consolidated financial statements set forth in Item 7 below.

                                                                    eGlobe, Inc.
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

The Management's  Discussion and Analysis of Financial  Condition and Results of
Operations  which  follows  is  reflective  of  the  supplemental   consolidated
financial statements referred to above.

GENERAL

During 1998 and 1999 we have restructured and refocused our business and implemented a new, broader services strategy. A fundamental part of that strategy has been to actively acquire companies which add new services and technology which assist us in achieving our goal of becoming a premier outsource provider of applications that globally connect the telephone to the internet. Most of the services and technologies needed to achieve our goal were acquired through acquisitions. As a result of the restructuring and the acquisitions, we believe that we are reaching our goal and can now offer services such as Internet protocol transmission services, telephone portal and unified messaging services. We provide our global outsourced services primarily to national or former national telecommunications companies, to competitive telephone companies in liberalized markets and to Internet service providers.

Beginning in December 1998 and throughout 1999, we completed eight acquisitions and in the first quarter of 2000 we completed a merger with Trans Global, which was accounted for using the pooling of interests method. As a result of this merger, all financial information and Management's Discussion and Analysis of Financial Condition and Results of Operations have been restated to include Trans Global for all periods presented. The following highlights significant business events for the Company primarily as a result of these acquisitions.

     o In 1998 and 1999, we extended our global technology platforms to enable us to offer multiple products that allow one to utilize the internet through a telephone, including IP voice and fax capabilities and unified messaging products and services.

     o In 1998, we made two principal investments in technology to allow us to achieve our vision - the acquisition of IDX for our underlying voice over the Internet technology and the investment in a technology license for our unified messaging service. (see discussion of Connectsoft below).

     o We changed our year-end to a calendar year-end, beginning with the nine month period ended December 31, 1998.

     o    To gain greater  control over the  development of the  technology,  we
          acquired  a  unified   messaging   technology   company,   Connectsoft
          Communications (now Vogo) in mid-1999.

     o In 1999, we acquired companies that added a network operating center, switches and call center operations needed to expand our business and to offer the highest quality services to our customers.

     o    We acquired a specialty calling card business in early 1999.

     o We acquired operations in late 1999 that allowed us to expand our voice over Internet protocol operations into Latin American. We acquired satellite transponder space, uplink and downlink facilities and key relationships with several major carriers within Latin America.

     o Our merger with Trans Global at the end of March 2000 has provided us with significant network, revenues, key relationships within the Caribbean and the Middle East, and a number of new members of our senior management team. The March 2000 Trans Global merger was accounted for as a pooling of interests and therefore the financial information discussed has been restated to combine our financial information with Trans Global's.

As a result of the acquisitions,  we now have the following  business  segments:
Network Services, Customer Care, Retail Services and Enhanced Services. Network Services includes our facilities-based, direct connection and resale network with voice, fax and data termination capabilities, our Internet protocol voice and fax capabilities and our toll free services. Enhanced Services consists of global IP-based enhanced services including, unified messaging, telephone portal, our clearing and settlement services and our combined IVR (Interactive Voice Response) and IDR (Interactive Data Response) services and our legacy global card services enhancement business. Customer Care, consists of our state-of-the-art calling center for eGlobe services and other customers, including customer care for a number of e-commerce companies. Retail Services primarily consists of our domestic long-distance and Internet service provider business acquired as part of the Coast acquisition. All of Trans Global's operations were in the Network Services segment.

The extensive acquisition activity, the addition of new lines of business, the organic growth of these new lines, the change in year-end, the change in revenue and expense mix, rate changes and the raising of new financing discussed below have caused our financial information to no longer be comparable to the prior periods. The following table reflects the acquisitions and the merger in chronological order, by acquisition date. This table also identifies the acquisitions and merger with a segment or segments and provides revenue comparisons, after the elimination of inter-segment revenues, for the year ended December 31, 1999 as compared to the nine month period ended December 31, 1998 and to the year ended March 31, 1998.


                                                                     REVENUE
                                                    ------------ ------------ -------------
                                                                    FOR THE
                                                    FOR THE YEAR  NINE MONTHS  FOR THE YEAR
                                                        ENDED        ENDED        ENDED
      (IN THOUSANDS)          DATE OF     BUSINESS  DECEMBER 31, DECEMBER 31,    MARCH 31,  DESCRIPTION OF
       COMPANY NAME         TRANSACTION    SEGMENT      1999         1998          1998     SERVICES
       ------------         -----------    -------      ----         ----          ----     --------
eGlobe-Card Services        Legacy       Enhanced   $  16,840       $21,360      $31,819       Pre Paid and Global
                                                                                               Post Paid Card Services

Executive TeleCard, Inc.    Legacy       Retail           394           553        1,304       Domestic long-distance
   (TeleCall)                                                                                  services

IDX International, Inc.     Dec.-98      Network        15,522          578           --       Internet protocol
                                                                                               transmission services

UCI                         Dec.-98      Enhanced           --           --           --       Development stage
                                                                                               company in
                                                                                               Mediterranean region

Telekey, Inc.               Feb.-99      Enhanced         2,968          --           --       Specialty calling card
                                                                                               services

Connectsoft (Vogo)          June-99      Enhanced           125          --           --       Global unified
                                                                                               messaging, telephone
                                                                                               portal services and a
                                                                                               technology license for
                                                                                               unified messaging
                                                                                               technology

Swiftcall                   July-99      Network             --          --           --       Network operating
                                                                                               center

iGlobe, Inc.                August-99    Network          3,608          --           --       Latin American Internet
                                                                                               protocol transmission
                                                                                               operations

Oasis Reservations          Sept.-99     Customer         1,637          --           --       Support services and
  Services (ORS)                         Care                                                  call center

Interactive Media           Dec.-99      Enhanced           133          --           --       Interactive voice and
  Works (IMW)                                                                                  Internet services

Coast International, Inc.   Dec.-99      Retail             607          --           --       Enhanced long-distance
                                                                                               services

                                                                                               Facilities-based, direct
Trans Global                                                                                   connection and resale
Communications, Inc.        March-00     Network        100,114      67,929       46,473       network
                                                      ---------    --------     --------

Total Revenue for the
   period                                             $ 141,948    $ 90,420     $ 79,596
                                                      =========    ========     ========

For a detailed discussion of each acquisition and segment information, see Notes 4 and 12 to the Supplemental Consolidated Financial Statements.

We also completed several debt and equity financings during 1999 from which we received approximately $48.0 million in gross proceeds. In addition we received approximately $0.8 million from the exercise of options and warrants. These proceeds, which total approximately $48.8 million were used to pay off debt, further invest in the growth of the businesses, pay down outstanding liabilities and provide other support for ongoing operations. See further discussion of the various debt financings in Note 5, "Notes Payables and Long-Term Debt" and Note 7, "Related Party Transactions" to the Supplemental Consolidated Financial Statements. For further discussion of the various equity financings, the exercise of options and warrants and purchase of common stock by an existing investor, see Note 10, "Stockholders' Equity" to the Supplemental Consolidated Financial Statements. In January 2000, we completed a $15.0 million equity financing with Rose Glen and in March 2000 we completed $4.0 million of an additional $10.0 million in equity financing with Rose Glen. We have received $19.0 million of the total financing. The remaining balance of the $10.0 million Rose Glen financing will be made available upon the registration of the underlying stock. See Note 16, "Subsequent Events" to the Supplemental Consolidated Financial Statements.

OVERVIEW

We incurred a net loss of $55.1 million, $6.0 million and $11.3 million for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively, of which $29.1 million, $6.9 million and $16.0 million is attributable to the following charges to income:

                                                                                    (NINE MONTHS)
                                                                       DECEMBER 31,  DECEMBER 31,  MARCH 31,
                                                                           1999         1998          1998
                                                                           ----         ----          ----
         Additional allowance for doubtful accounts                       $ 2.5          $1.0       $ 1.6
         Amortization of goodwill and other intangibles
            (primarily related to acquisitions)                             7.1           0.2         0.2
         Deferred compensation to employees of acquired
            companies                                                       1.5           0.4          --
         Depreciation and amortization                                      8.4           3.2         3.3
         Interest expense net of the amortization
           of debt discounts related to debt                                2.5           0.7         1.3
         Amortization of debt discounts                                     5.2           0.3         0.5
         Loss on early retirement of debt                                   1.9            --          --
         Settlement costs                                                    --           1.0          --
         Proxy-related litigation settlement costs                           --           0.1         3.9
         Corporate realignment costs                                         --            --         3.1
         Additional provision for taxes on income                            --            --         1.5
         Other items                                                         --            --         0.6
                                                                          -----          ----       -----
                           Total                                          $29.1          $6.9       $16.0
                                                                          =====          ====       =====

After deducting these items, the loss for the year ended December 31, 1999 was $26.0 million, compared to net income of $0.9 million for the nine months ended December 31, 1998 and net income of $4.7 million for the year ended March 31, 1998.

The principal factors for the losses incurred for the year ended December 31, 1999 are: (1) the incurrence of upfront costs to build out capacity to meet our anticipated growth relating primarily to the traffic that will result from the Trans Global merger, (2) increased competition in the international telecommunications market, (3) a change in pricing by Trans Global's primary supplier during 1999 which increased costs and drove margins down, (4) the costs of integrating our acquisitions, (5) headcount increases, and (6) legal and administrative charges principally incurred to support the acquisition operations.

REVENUE

During 1999, 14% of our revenue was generated from Enhanced Services and 84% from Network Services. The predominant contributors to revenue for 1999 were card enhancement services in Enhanced Services and voice and data over Internet protocol transport and facilities-based, direct connection and resale network in Network Services. Most of our Enhanced Services revenue is generated from providing various card services to customers under contracted terms who are charged on a per call basis. Certain new offerings such as unified messaging and telephone portal and the interactive voice and Internet protocol services often have monthly subscriber charges in addition to per transaction charges. The transaction charge for service is on a per call basis, determined primarily by minutes of use and originating and terminating points of call. The charging structure for Network Services transmissions revenues are based on the number of minutes used upon the completion of a call. However, some contracts call for monthly minimums to be paid for the monthly services to be provided and limited recurring revenues for monthly service fees for circuit capacity and for co-location/switch partitioning services. Non-recurring charges to customers for Network Services vary with the amount of minutes utilized and the country of termination. In prior years we also generated revenue from other sources, generally sales of billing and platform systems and non-recurring special projects.

For the year ended December 31, 1999, Network Services and Enhanced Services were the principal contributors to revenue. However, the card enhancement services element of the Enhanced Services segment has declined while the unified messaging and telephone portal services have begun to realize initial revenues to offset this decline.

COST

The principal component of the cost of revenue is transmission costs and termination charges by other U.S. and foreign carriers to originate, carry or terminate calls. Transmission expenses are largely fixed monthly payments associated with capacity on domestic and international facilities and associated switch expenses. Termination expenses consist of variable cost per minute charges paid to domestic and international carriers to terminate long distance traffic. Traffic under resale arrangements is typically obtained on a variable, per minute and short term basis which could subject the Company to unanticipated price increases and potential service cancellations. We continue to pursue strategies for reducing costs of transmissions. These strategies include purchasing underlying capacity, increasing minutes to generate economies of scale, establishing partnering arrangements with various carriers, negotiating more cost-effective agreements with other carriers and routing traffic to the lowest-cost, highest quality providers. Also in fiscal year 1999 and thereafter, the strategy includes cost effective provisioning of our own IP trunks.

Other components of operating costs are selling and administrative expenses, which include personnel costs, consulting and legal fees, travel expenses, bad debt allowances and other administrative expenses. Depreciation and amortization expense includes the allocation of the cost of transmission equipment, property and office equipment, and various intangible assets, which include goodwill and intangibles arising principally from our acquisitions, over their useful lives.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE NINE MONTH PERIOD ENDED DECEMBER 31, 1998 AND THE YEAR ENDED MARCH 31, 1998

REVENUE. Our revenues for 1999 have increased to $141.9 million as compared to $90.4 million for the nine months ended December 31, 1998. This increase in revenue represents a 18% increase in revenues when compared on an annualized basis with the prior period, with Network Services ($119.2 million) and Enhanced Services ($20.1 million) being the primary business segments contributing to the increase. Our revenues increased to $90.4 million for the nine months ended December 31, 1998 as compared to $79.6 million for the year ended March 31, 1998. When annualized for comparative purposes, we experienced a 51% increase in revenue for the nine months ended December 31, 1998 as compared to the year ended March 31, 1998. The increase in revenue for 1999 as compared to the nine months ended December 31, 1998 was primarily attributable to the growth in the Network Services segments. The growth in Network Services (from $68.5 million for the nine months ended December 31, 1998 to $119.2 million for the year ended December 31, 1999) can be principally attributed to the additions related to the revenues of the IDX and iGlobe acquisitions and increased revenues for Trans Global of $32.2 million. The growth in Trans Global revenue from $67.9 million for the nine months ended December 31, 1998 to $100.4 for the year ended
December 31, 1999, was primarily due to the addition of over 15 new wholesale-carrier customers, which increased the number of customers to 40 at December 31, 1999 as compared to approximately 26 at December 31, 1998. The demand for minutes increased at Trans Global to approximately 307 million minutes at December 31, 1999 from approximately 228 million minutes as of December 31, 1998 as a result of decreasing prices. This increase in Trans Global revenue approximates an 11% improvement in revenue (as annualized for 1998) or approximately a $10.0 million increase in revenue. Also, $19.0 million of the increase in Network Services revenues was due to expansion of the facilities-based, direct connection and resale and Internet networks which are now in 30 countries. Other increases in 1999 revenues included approximately $3.0 million attributable to Telekey which was acquired in February 1999 and $1.6 million attributable to our call center operations which were acquired in September 1999. As anticipated by management, unified messaging and telephone portal services did not generate material revenues during the two month period subsequent to the initial commercial launch of the service in October 1999.

The increase in revenues for the nine months ended December 31, 1998 as compared to the year ended March 31, 1998 was primarily due to the increase in Trans Global revenues of $21.5 million ($44.1 million on an annualized basis). This increase was due primarily to the addition of new customers, market growth and an increased demand for services from existing clients.

Offsetting a portion of the increase in the 1999 revenue was a decline in the card enhancement services revenue of 41% for the year ended December 31, 1999 as compared to the nine month period ended December 31, 1998 (as annualized) and 10% for the nine month period ended December 31, 1998 as compared to the year ended March 31, 1998 (as annualized). The decline in the card services business resulted directly from a combination of a precipitous decline in global prices over 1999 and a series of management policy decisions that removed us from most aspects of the prepaid card business in North America. These decisions led to the migration of customers off our platforms and a decline in minutes and associated revenue as a result of contract modifications to strengthen services and control.

GROSS PROFIT. For the year ended December 31, 1999, the nine month period ended December 31, 1998, and the year ended March 31, 1998, gross profit was $5.0 million (representing less than 4% of sales), $16.5 million (representing 18% of sales), and $20.8 million (representing 26% of sales), respectively. An anticipated increase in the cost of revenue related to leases of capacity in the Network Services segment and other up-front costs necessary to implement new routes and services were the key elements behind this margin decline in 1999. In addition, margins were driven down in 1999 by increased competition in the wholesale telecommunications markets and as the direct result of several major carriers demanding lower prices. Trans Global's circuit costs incurred in transmitting telecommunication services increased in 1999 by approximately $2.0 million due to the expansion of its international network in Europe and the Middle East. As long as the IP voice network of Network Services is being expanded with new routes and services being added, such up-front costs will be incurred. It is also expected that costs to build out the network to accommodate the anticipated threefold increase in traffic resulting from the Trans Global merger and the need to build out routes for Latin America to grow iGlobe routes and services will contribute negatively to gross margins through the first quarter of 2000. Also included in the difference between the margins for the year ended December 31, 1999, as compared to prior periods, are costs incurred primarily in the first quarter of 1999 due to pricing decisions which led to large negative margins in some card services contracts. During the nine months ended December 31, 1998 as compared to the year ended March 31, 1998, the reduction in gross margin percentage was primarily due to the effect of the increasingly competitive environment for international wholesale services. We believe margins will improve as we more efficiently fill our routes and realize the benefits of additional owned capacity through the Trans Global merger.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $35.0 million, $16.3 million and $17.3 million for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively. Included in these costs is a $2.5 million provision for doubtful accounts compared to a $1.0 million provision for the nine months ended December 31, 1998 and a $1.6 million provision for the year ended March 31, 1998. Excluding these charges, other selling, general and administrative expenses, principally salaries and related expenses are averaging $8.1 million per quarter for the year ended December 31, 1999, $5.1 million per quarter for the nine months ended December 31, 1998 and $4.0 million per quarter for the year ended March 31, 1998. The principal factors for the increase in the 1999 and 1998 quarterly average sales, general and administrative costs were increases in headcount and the related occupancy costs associated with the increase in headcount. Headcount was 314 at December 31, 1999, 235 at December 31, 1998 and 164 at March 31, 1998. Most of the increase in 1999 was related to the acquisition activity through which approximately 95 employees were added (before adjustment for terminations/departures). Most of these were added in the third quarter of 1999 related to the iGlobe (33 employees) and ORS (3 full-time employees) acquisitions and the fourth quarter of 1999 related to the Coast (59 employees) acquisition. As included in the totals above, Trans Global's headcount was 38 at December 31, 1999, 33 as of December 31, 1998 and 19 as of March 31, 1998. As the operations of these acquired companies are integrated, these costs as a percentage of revenue are expected to continue to decrease.

SETTLEMENT COSTS. As described in Note 7 to the Supplemental Consolidated Financial Statements we entered into a settlement agreement with our then largest stockholder to resolve all current and future claims. The difference in value between the convertible preferred stock issued to the stockholder and the common stock surrendered by the stockholder was $1.0 million, which resulted in a non-cash charge to the Supplemental Consolidated Statement of Operations in the quarter ended September 30, 1998.

CORPORATE REALIGNMENT COSTS. We incurred various realignment costs during the fiscal year ended March 31, 1998, resulting from the review of operations and activities undertaken by new corporate management. These costs, which totaled $3.1 million, include employee severance, legal and consulting fees and the write down of certain investments made in our Internet service development program. We did not incur realignment costs during the nine months ended December 31, 1998 nor for the year ended December 31, 1999.

DEFERRED COMPENSATION. These non-cash charges totaled $1.5 million for the year ended December 31, 1999 and $0.4 million for the nine months ended December 31, 1998. This expense relates to stock allocated to employees of acquired companies by their former owners out of acquisition consideration paid by us. Such transactions, adopted by the acquired companies prior to acquisition, require us to record the market value of the stock issuable to employees as of the date of acquisition as compensation expense with a corresponding credit to stockholders' equity and to continue to record the effect of subsequent changes in the market price of the issuable stock until actual issuance. Accordingly, deferred compensation in future reporting periods will be reported based on changes in the market price of our common stock. See Note 4 to the Supplemental Consolidated Financial Statements for further discussion of subsequent renegotiations of certain of these issuances.

DEPRECIATION AND AMORTIZATION EXPENSE. These expenses increased to $15.5 million from $3.4 million and $3.5 million for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively. The increase is principally due to amortization charges of $7.1 million related to goodwill and other intangibles associated with the acquisitions completed since December 1, 1998. The balance of the increase was primarily attributable to increases in the fixed assets of acquired companies and Trans Global.

PROXY RELATED LITIGATION EXPENSE. During the nine month period ended December 31, 1998, we incurred $0.1 million in proxy related litigation expenses as compared to $3.9 million for the year ended March 31, 1998 related to the class action lawsuit for which a settlement agreement was reached in April 1998. Of the amount recorded in the year ended March 31, 1998, $3.5 million related to the value assigned to the 350,000 shares of common stock referred to above, which were valued at $10.00 per share pursuant to the terms of the settlement agreement. Such value related to our obligation under the Stipulation of Settlement to issue additional stock if the market price of our stock was less than $10.00 per share during the defined periods. We had no obligation to issue additional stock if its share price is above $10.00 per share for fifteen consecutive days during the two year period after all shares have been distributed to the Class. In March 2000, that condition was satisfied and we have no further obligations under the Stipulation of Settlement. All shares required to be issued under the settlement agreement were issued to the class action litigants and we have no further obligations under the settlement agreement.

Additionally, we settled with another stockholder related to the same securities class action in May 1988 and issued that stockholder 28,700 shares of common stock at the market price at the date of settlement for a total value of $81,000.

INTEREST EXPENSE. Interest expense totaled $7.7 million for the year ended December 31, 1999 as compared to $1.0 million and $1.8 million for the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively. The increase was primarily due to amortization of the debt discounts related to the value of the warrants associated with acquisitions and financings, and in part due to an increase in debt.

OTHER EXPENSE. We recorded a foreign currency transaction loss of $0.1 million during the year ended December 31, 1999, $0.1 million during the nine months ended December 31, 1998 and $0.4 million for the year ended March 31, 1998. The losses for all periods arose from foreign currency cash and accounts receivable balances we maintained during the period in which the U.S. dollar strengthened. Our exposure to foreign currency losses is mitigated due to the variety of customers and markets which comprise our customer base, as well as geographic diversification of that customer base. In addition, the majority of our largest customers settle their accounts in U.S. dollars.

INTEREST INCOME. Interest income totaled $0.7 million for the year ended December 31, 1999 as compared to $0.5 million and $0.2 million for the nine month period ended December 31, 1998 and the year ended March 31, 1998. The increase period to period is primarily due to higher interest income earned as a result of the increased sales revenue and from cash received from various equity and debt financings.

TAXES (BENEFIT) ON INCOME. A tax benefit of approximately $1.0 million was recorded for the year ended December 31, 1999 due to the operating loss incurred by Trans Global that will be carried back to prior years as a deduction resulting in a federal income tax refund. This refund is expected to be received during the second quarter of 2000. For the nine months ended December 31, 1998 and for the year ended March 31, 1998, we recorded a $0.6 million and a $2.0 million provision for income taxes, respectively. These provisions were based on Trans Global having operating income in both periods resulting in current tax provisions. Also, we recorded an additional provision of $1.5 million in the year ended March 31, 1998 based on the initial results of a restructuring study, which identified potential international tax issues. Settlements and payments made with various tax jurisdictions have decreased our estimated remaining liabilities to $0.6 million as of December 31, 1999. We continue to work with various jurisdictions to settle outstanding tax obligations for prior years.

LOSS ON EARLY RETIREMENT OF DEBT. In August 1999, we repaid $4.0 million under the $20.0 million notes with EXTL Investors by issuing 40 shares of Series J Preferred Stock. At the date of the exchange, the carrying value of the $4.0 million notes, net of the unamortized discount of approximately $1.9 million , was approximately $2.1 million. The excess of the fair value of the Series J Preferred Stock of $4.0 million over the carrying value of the notes of $1.9 million was recorded as an extraordinary loss on early retirement of debt during 1999.

LIQUIDITY, CAPITAL RESOURCES AND OTHER FINANCIAL DATA

As we continue our aggressive growth plan into the year 2000 and we intend to pursue that plan into the foreseeable future, it will require large cash demands and aggressive cash management. In meeting our objectives, we have raised significant financing through a combination of issuances of preferred stock, proceeds from the exercise of warrants and options and a significant debt placement with one of our major stockholders. Cash and cash equivalents were $2.7 million at December 31, 1999 compared to $4.0 million at December 31, 1998. Short-term investments were $1.5 million at December 31, 1999 as compared to $12.3 million at December 31, 1998. The decrease in cash and cash equivalents of $1.3 million and decrease in short-term investments of $10.8 million in 1999 was primarily due to growing cash and investment needs as a result of the acquisition activity during the year and due to fixed asset purchases of $12.3 million associated with the expansion and development of Trans Global's international network. Accounts receivable, net, increased by $4.9 million to $15.1 million at December 31, 1999 from $10.2 million at December 31, 1998, mainly due to increased revenues and the extension of credit to new wholesale carrier customers. Accounts payable and accrued expenses totaled $53.6 million at December 31, 1999 (as compared to $36.8 million at December 31, 1998) resulting principally from liabilities assumed through acquisitions for which the outstanding balances as of the year ended December 31, 1999 approximate $14.8 million. In addition, the increase was in part due to deferrals of payments to certain vendors. Cash outflows from operating activities for the year ended December 31, 1999 totaled $23.7 million, as compared to cash inflows of $14.1 million for the nine month period ended December 31, 1998. This decrease was due primarily to our growth through acquisitions and the effect that the acquisition activity had on operating losses, resulting in overall lower gross margins and higher selling general and administrative expenses. Also, we experienced lower margins in wholesale transmission services and in some card services as discussed earlier in "Results of Operations".

There was a net working capital deficiency of $44.7 million at December 31, 1999 compared to a deficiency of $25.5 million at December 31, 1998.

Cash outflows for investing activities during the year ended December 31, 1999 totaled $5.7 million, which was $9.3 million less than the cash outflows for the nine months ended December 31, 1998. This decrease was due primarily to net purchases of short-term investments of $5.0 million in 1998 as compared to net sales of these investments of $10.8 million in 1999 and no 1999 advances to non-affiliates subsequently acquired as compared to 1998. These decreases were offset by higher 1999 purchases of property and equipment and by our 1999 purchases of Telekey, Connectsoft, Swiftcall, iGlobe, ORS and Coast which required approximately $2.8 million, as compared to $2.2 million required to purchase IDX in 1998. See Note 4, "Business Acquisitions" to the Supplemental Consolidated Financial Statements for further discussion regarding the acquisitions.

Cash generated from financing activities totaled $28.1 million during the year ended December 31, 1999 compared to less than $0.1 million during the nine months ended December 31, 1998. This increase of $28.0 million was primarily due to our receiving a financing commitment of $20.0 million in the form of long-term debt with our largest stockholder ("Lender"). Under this arrangement, we initially received an unsecured loan of $7.0 million until stockholder approval was received. Upon stockholder approval in June 1999, the Lender purchased $20.0 million in secured notes with which we repaid the initial $7.0 million loan. Under this agreement, we could borrow up to $20.0 million with monthly principal and interest payment of $377,000 with a balloon payment of $8.6 million due in June 2002. Also, under the agreement, the Lender provided an accounts receivable revolver credit note ("Revolver") for an amount up to the lesser of (1) 50% of eligible receivables (as defined) or (2) the aggregate amount of principal that has been repaid to date. Principal and interest on the Revolver are payable on the earliest to occur of (i) the third anniversary of the agreement, June 30, 2002, or (ii) the date of closing of a Qualified Offering as defined in the agreement. In August 1999 we agreed to issue to the Lender 40 shares of Series J Preferred Stock as prepayment of $4.0 million of the outstanding $20.0 million. The exchange was finalized in November 1999. Pursuant to the exchange agreement, the $4.0 million is not subject to redraw under the Revolver. As of December 31, 1999, we have drawn down $1.2 million on the Revolver.

We also received proceeds of $0.8 million from the exercise of options and warrants, $12.7 million in proceeds from equity-based financings of preferred stock and $0.3 million from the sale of common stock. Additionally, Trans Global entered into a financing agreement with a telecommunications vendor to fund the purchase of switch hardware and software for a total of $3.3 million payable in 36 monthly payments of $0.1 million through June 2002. These proceeds were offset by principal payments of $18.2 million on notes payable primarily consisting of the payment of $7.0 million on the unsecured loan, as discussed earlier, and payment of $7.5 million on an unsecured note due to a telecommunications company. In addition, we have made payments of $0.9 million on various capital leases. See Notes 5, "Notes Payable and Long-Term Debt" and 7 "Related Party Transactions" to the Supplemental Consolidated Financial Statement for further discussion.

In the nine month period ended December 31, 1998, in addition to the $2.2 million paid in connection with the acquisition of IDX, the Company purchased property and equipment of approximately $5.0 million and made other investments, principally net purchases of short-term investments by Trans Global of $6.7 million and advances totaling $1.0 million to Connectsoft prior to acquisition. The property and equipment expenditures were principally for upgrades and additions to the global network of operating platforms. Cash generated from financing activities totaled less than $0.1 million during the nine month period ended December 31, 1998, mainly due to proceeds from a $1.0 million loan from an existing stockholder received in June 1998, which was payable in December 1999 and subsequently extended to April 2000 offset by payments on capital leases of $0.2 million and payments on notes of $0.7 million.

On an operating level, we are continuing to renegotiate our relationship with an entity that was formerly one of our largest customers. As of December 31, 1999, 7.7% of our net accounts receivable of $15.1 million was due from this entity to which extended credit terms have been granted. The new arrangement, once finalized, will establish payment terms and sales growth, which will assure more effective and timely collection of receivables from the customer and will permit renewed growth in the customer's business. This arrangement will also assist in the collection of certain amounts due to us under the extended credit terms.

On December 14, 1999, Trans Global entered into an agreement with AT&T, Trans Global's largest supplier, regarding the payment of various past due 1999 switch and circuit costs. Pursuant to that agreement, Trans Global has agreed to pay AT&T approximately $13.8 million in consecutive monthly installments at 9% interest through January 1, 2001. As of December 31, 1999, the remaining balance due to AT&T was $13.5 million. As part of the agreement with AT&T, Trans Global entered into a security agreement (Security Agreement) granting AT&T a security interest in certain fixed assets owned by Trans Global as of December 14, 1999. As of April 6, 2000, Trans Global has not paid $1.5 million of scheduled payments that were due in April 2000. Trans Global is currently in discussions with AT&T regarding alternative options for settlement of the outstanding obligation. There can be no assurances that Trans Global will be able to satisfactorily resolve this matter. Should this not be resolved and should AT&T take possession of the assets held as security, Trans Global believes that their business will not be adversely impacted. There is no guarantee that Trans Global and therefore our business will not have its operations affected adversely should a satisfactory resolution between the parties not be reached.

CURRENT FUNDING REQUIREMENTS

Current funds will not permit us to achieve the growth, both short and long-term, that management is targeting. That growth will require additional capital. The plan under which we are currently operating requires substantial additional funding from April 2000 through the end of the year 2000 of up to $48.0 million. We anticipate that this capital will come from a combination of financings that could consist of debt, private equity, a public follow-on offering, or a line of credit facility during the year, with the possibility that the amount of financing could be diminished by secured equipment-based financings.

Even if we meet our projections for becoming EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) positive at the end of third quarter of 2000, we will still have capital requirements through December 2000. We need to fund the pre-existing liabilities and notes payable obligations and the purchase of capital equipment, along with financing our growths plans to meet the needs of our announced acquisition program.

For the first  quarter of 2000, we have met our initial cash  requirements  from
(1) proceeds from the exercise of options and warrants of $2.4 million, (2) proceeds of $0.5 million from the sale of Series N Preferred Stock, (3) proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock, and (4) proceeds of $4.0 million from the sale of Series Q Convertible Preferred Stock. These capital transactions are discussed below.

     o During January 2000 and thereafter, we received proceeds totaling $2.4 million, from the exercise of various options and warrants. These exercises occurred primarily as a result of the improvement in our stock price during the month of January 2000 and as sustained thereafter.

     o In January 2000, we received proceeds of approximately $0.5 million from the sale of Series N Preferred Stock. See Note 16, "Subsequent Events" to the Supplemental Consolidated Financial Statements for further discussion.

     o On January 27, 2000, we received proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock. See Note 16, "Subsequent Events" to the Supplemental Consolidated Financial Statements for further discussion.

     o On March 17, 2000, we received proceeds of $4.0 million from the sale of Series Q Convertible Preferred Stock. We will receive an addition $6.0 million in proceeds immediately upon the effectiveness of the registration of the common stock underlying this Preferred Stock.

In addition to the firm commitments discussed previously, we are proceeding with other financing opportunities, which have not been finalized. We have a variety of opportunities in both the debt and equity market to raise the necessary funds which we need to achieve our growth plan through the end of the year 2000.

The Company anticipates that increased sales in the international market with higher margins will reduce its net working capital deficiency and contribute to its funding requirements during the remainder of 2000. However, the Company will be required to borrow or raise additional capital in order to meet its funding requirements through December 31, 2000.

There is a risk that we will not reach breakeven as projected and will continue to incur operating losses. If this occurs and should we be unsuccessful in our efforts to raise additional funds to cover such losses, then our growth plans would have to be sharply curtailed and our business would be adversely affected.

TAXES. During 1998, we undertook a study to simplify eGlobe's organizational and tax structure and identified potential international tax issues. In connection with this study, we determined that we had potential tax liabilities and recorded an additional tax provision of $1.5 million in the year ended March 31, 1998 to reserve against liabilities which could have arisen under the existing structure. We initiated discussions with the Internal Revenue Service ("IRS") related to the U.S. Federal income tax issues identified by the study and findings. The IRS has accepted our returns and has decided not to audit these returns. We have paid all taxes associated with these returns and all interest invoiced by the IRS to date. Neither the final outcome of this process or the outcome of any other issues can be predicted with certainty.

As of December 31, 1999, we have recorded a net deferred tax asset of $26.5 million and have approximately $57.7 million U.S. and $2.0 million foreign net operating loss carryforwards available. We have recorded a valuation allowance equal to the net deferred tax asset as management has not been able to determine that it is more likely than not that the deferred tax asset will be realized based in part on the foreign operations and availability of the operating loss carryforwards to offset U.S. and foreign tax provisions. The U.S. carryforwards expire in various years through 2019 and are subject to limitation under the Internal Revenue Code of 1986, as amended. The foreign net operating loss carryforwards expire in various years through 2004 and are subject to local limitations on use.

A receivable for a federal income tax refund of approximately $1.0 million was recorded as of December 31, 1999 relating to Trans Global's loss carrybacks. This refund is expected to be received during the second quarter of 2000. See
Note 11, "Taxes (Benefit) on Income (Loss)" to the Supplemental Consolidated Financial Statements regarding further discussion of taxes on income.

EFFECT OF INFLATION. We believe that inflation has not had a material effect on the results of operations to date.

ACCOUNTING ISSUES

Recent Accounting Pronouncements - The Financial Accounting Standards Board ("FASB") has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133, as extended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000 and is currently not applicable to us because we do not enter into hedging or derivative transactions.

                                                                    eGLOBE, INC.
                                      ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS
                         INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following are the supplemental consolidated financial statements and exhibits of eGlobe, Inc. and subsidiaries which are filed as part of this report:

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS:
         Report of Independent Certified Public Accountants                                               F-2

         Report of Independent Auditors                                                                   F-3

         Supplemental Consolidated Balance Sheets as of December 31, 1999 and 1998                        F-4 - F-5

         Supplemental Consolidated Statements of Operations for the Year Ended
           December 31, 1999, the Nine Months Ended December 31, 1998 and the
           Year Ended March 31, 1998                                                                      F-6 - F-7

         Supplemental Consolidated Statements of Stockholders' Equity for the Year
           Ended December 31, 1999, the Nine Months Ended December 31, 1998
           and the Year Ended March 31, 1998                                                              F-8 - F-9

         Supplemental Consolidated Statements of Comprehensive Loss for the Year
           Ended December 31, 1999, the Nine Months Ended December 31, 1998
           and the Year Ended March 31, 1998                                                              F-10

         Supplemental Consolidated Statements of Cash Flows for the Year Ended
           December 31, 1999, the Nine Months Ended December 31, 1998 and the
           Year Ended March 31, 1998                                                                      F-11

         Summary of Accounting Policies                                                                   F-12 - F-26

         Notes to Supplemental Consolidated Financial Statements                                          F-27 - F-101

SUPPLEMENTAL SCHEDULE -

         II - Valuation and Qualifying Accounts                                                           F-102

All other  schedules  are omitted  because the  required  information  is either
inapplicable  or  is  included  in  the  supplemental   consolidated   financial
statements or the notes thereto.

Exhibit 23.1      Consent of Independent Certified Public Accountants

Exhibit 23.2      Consent of Independent Auditors

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
eGlobe, Inc.
Washington, D.C.

We have audited the accompanying supplemental consolidated balance sheets of eGlobe, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related supplemental consolidated statements of operations, stockholders' equity, comprehensive loss and cash flows for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of eGlobe, Inc. and Trans Global Communications, Inc. on March 23, 2000, which has been accounted for as a pooling of interests as described in the Summary of Accounting Policies to the supplemental consolidated financial statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Trans Global Communications, Inc., which financial statements reflect total assets of approximately $27,988,000 and $28,087,000 as of December 31, 1999 and 1998, respectively, and total revenues of approximately $100,445,000, $85,119,000 and $46,473,000 for each of three years in the period ended December 31, 1999, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Trans Global Communications, Inc., is based solely on the report of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of eGlobe, Inc. and subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, after giving retroactive effect to the merger referred to above, in conformity with generally accepted accounting principles.


                                            /s/ BDO SEIDMAN, LLP


March 24, 2000, except for Notes 10 and 18, which are as of April 6, 2000
Denver, Colorado

                         Report of Independent Auditors

Board of Directors
Trans Global Communications, Inc.
New York, New York

We have audited the consolidated balance sheets of Trans Global Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                            /s/ Ernst & Young LLP

February 25, 2000
New York, New York
                                                                    eGLOBE, INC.
                                        SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

DECEMBER 31,                                                           1999                     1998
----------------------------------------------------------------------------------------------------------------
ASSETS (Notes 7 and 13)
CURRENT:
   Cash and cash equivalents                                           $  2,659,000             $ 4,031,000
   Restricted cash                                                          158,000                 101,000
   Short-term investments                                                        --              11,167,000
   Restricted short-term investments                                      1,492,000               1,131,000
   Accounts receivable, less
        allowance of $3,206,000 and
        $1,216,000 for doubtful accounts                                 15,142,000              10,226,000
   Other receivables                                                      1,406,000                 651,000
   Prepaid expenses                                                       1,584,000               1,628,000
   Other current assets                                                     639,000                 245,000
----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                     23,080,000              29,180,000

PROPERTY AND EQUIPMENT,
   net of accumulated depreciation
   and amortization (Notes 1, 5 and 13)                                  42,078,000              20,198,000

GOODWILL, net of accumulated amortization
   of $1,572,000 and $140,000 (Note 4)                                   24,904,000              11,865,000

OTHER INTANGIBLE ASSETS,
   net of accumulated amortization
   of $6,466,000 and $786,000 (Note 2)                                   21,674,000                 241,000

OTHER:

   Advances to non-affiliate, subsequently
        acquired (Note 4)                                                        --                 971,000
   Deposits                                                               1,659,000                 519,000
   Other assets                                                             400,000               1,405,000
----------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                        2,059,000               2,895,000
================================================================================================================
TOTAL ASSETS                                                           $113,795,000             $64,379,000
================================================================================================================

See accompanying summary of accounting policies and notes to supplemental consolidated financial statements.

                                                                    eGLOBE, INC.
                            SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (CONTINUED)
--------------------------------------------------------------------------------

DECEMBER 31,                                                          1999                   1998
----------------------------------------------------------------------------------------------------------------
 LIABILITIES, MINORITY INTEREST, REDEEMABLE COMMON STOCK AND
 STOCKHOLDERS' EQUITY
 CURRENT:

     Accounts payable (Note 13)                                            $41,558,000            $ 29,913,000
     Accrued expenses (Note 3)                                              10,992,000               6,915,000
     Income taxes payable (Note 11)                                            560,000               1,915,000
     Notes payable and current maturities of long-
        term debt (Note 5)                                                   7,868,000              13,685,000
     Notes payable and current maturities of long-
        term debt-related parties (Note 7)                                   4,676,000               1,154,000
     Deferred revenue                                                        1,331,000                 486,000
     Other liabilities                                                         797,000                 567,000
----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                   67,782,000              54,635,000
ACCOUNTS PAYABLE - LONG-TERM (Note 13)                                       1,000,000                       -
LONG-TERM DEBT, net of current maturities (Note 5)                           5,194,000               1,237,000
LONG-TERM DEBT - RELATED PARTIES, net of current
     maturities (Note 7)                                                     8,301,000                       -
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                           82,277,000              55,872,000
----------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
     (Notes 3, 4, 9, 10, 11, 13, 14 and 16)
MINORITY INTEREST (Note 4)                                                   2,800,000                      --
REDEEMABLE COMMON STOCK (Note 7)                                               700,000                      --
STOCKHOLDERS' EQUITY (Note 10):
     Preferred stock, all series, $.001 par value,
        10,000,000 and 5,000,000 shares
        authorized, 1,927,791 and 500,075 shares
        outstanding                                                              2,000                   1,000
     Common stock, $.001 par value, 100,000,000
         Shares authorized, 69,580,604 and 56,362,966
         Shares outstanding                                                     70,000                  56,000
     Stock to be issued                                                      2,624,000                      --
     Notes receivable                                                       (1,210,000)                     --
     Additional paid-in capital                                            106,718,000              34,117,000
     Accumulated deficit                                                   (80,682,000)            (25,578,000)
     Accumulated other comprehensive income (loss)                             496,000                 (89,000)
----------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                  28,018,000               8,507,000
================================================================================================================
TOTAL LIABILITIES, MINORITY INTEREST,
    REDEEMABLE COMMON STOCK AND STOCKHOLDERS'
    EQUITY                                                                $113,795,000             $64,379,000
================================================================================================================

See accompanying summary of accounting policies and notes to supplemental consolidated financial statements.

                                                                    eGLOBE, INC.
                              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                 YEAR               NINE MONTHS             YEAR
                                                                 ENDED                  ENDED               ENDED
                                                              DECEMBER 31,          DECEMBER 31,           MARCH 31,
                                                                  1999                 1998                 1998
---------------------------------------------------------------------------------------------------------------------
REVENUE  (Note 12)                                           $141,948,000         $  90,420,000         $ 79,596,000

COST OF REVENUE                                               136,941,000            73,929,000           58,751,000
---------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                    5,007,000            16,491,000           20,845,000
---------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
    Selling, general and administrative                        34,967,000            16,333,000           17,255,000
    Deferred compensation related to
        acquisitions (Note 4)                                   1,485,000               420,000                   --
    Depreciation and amortization                               8,356,000             3,196,000            3,342,000
    Amortization of goodwill and other
        intangible assets                                       7,112,000               201,000              186,000
    Settlement costs (Note 7)                                          --               996,000                   --
    Corporate realignment expense (Note 3)                             --                    --            3,139,000
---------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                       51,920,000            21,146,000           23,922,000
---------------------------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                                          (46,913,000)           (4,655,000)          (3,077,000)
---------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
      Interest expense                                         (7,733,000)           (1,039,000)          (1,818,000)
      Interest income                                             686,000               482,000              247,000
      Foreign currency transaction loss                           (99,000)             (131,000)            (410,000)
      Minority interest in income (Note 4)                        (78,000)                   --                   --
      Proxy related litigation expense (Note 8)                        --              (119,000)          (3,901,000)
      Other income (expense), net                                 (28,000)               82,000             (337,000)
---------------------------------------------------------------------------------------------------------------------
TOTAL OTHER EXPENSE                                            (7,252,000)             (725,000)          (6,219,000)
---------------------------------------------------------------------------------------------------------------------
LOSS BEFORE TAXES (BENEFIT) ON INCOME AND
      EXTRAORDINARY ITEM                                      (54,165,000)           (5,380,000)          (9,296,000)

TAXES (BENEFIT) ON INCOME (LOSS) (Note 11)                       (962,000)              578,000            1,961,000
=====================================================================================================================
NET LOSS BEFORE EXTRAORDINARY ITEM                            (53,203,000)           (5,958,000)         (11,257,000)
=====================================================================================================================

                                                                    eGLOBE, INC.
                  SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
--------------------------------------------------------------------------------

                                                                        YEAR            NINE MONTHS             YEAR
                                                                        ENDED              ENDED                ENDED
                                                                     DECEMBER 31,       DECEMBER 31,           MARCH 31,
                                                                        1999                1998                 1998
--------------------------------------------------------------------------------------------------------------------------
LOSS ON EARLY RETIREMENT OF DEBT (Note 7)                            (1,901,000)                  --                   --
--------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                            (55,104,000)          (5,958,000)         (11,257,000)

PREFERRED STOCK DIVIDENDS (Note 10)                                 (11,930,000)                  --                   --
--------------------------------------------------------------------------------------------------------------------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                       $(67,034,000)         $(5,958,000)       $ (11,257,000)
--------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (BASIC AND DILUTED) (Note 6):

      Net loss before extraordinary item                           $      (1.08)         $     (0.10)       $       (0.20)
      Loss on early retirement of debt                                    (0.03)                  --                   --
--------------------------------------------------------------------------------------------------------------------------
      NET LOSS PER SHARE (Note 6)                                  $      (1.11)         $     (0.10)       $       (0.20)
==========================================================================================================================
      WEIGHTED AVERAGE SHARES OUTSTANDING (Note 6)                   60,610,548           57,736,654           57,082,495
==========================================================================================================================

See accompanying summary of accounting policies and notes to supplemental consolidated financial statements.

                                                                    eGLOBE, INC.
                    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 1999, THE NINE MONTHS ENDED DECEMBER 31, 1998
                                               AND THE YEAR ENDED MARCH 31, 1998
--------------------------------------------------------------------------------

                                              PREFERRED STOCK            COMMON STOCK                                   ADDITIONAL
                                              ---------------            ------------       STOCK TO BE      NOTES       PAID- IN
                                            SHARES      AMOUNT       SHARES      AMOUNT       ISSUED      RECEIVABLE     CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT BEGINNING OF PERIOD                --       $  --      55,861,240   $ 56,000     $       --     $     --   $16,190,000
Stock issued in lieu of cash payments         --          --          42,178         --             --           --       244,000
Stock issued in connection with
  private placement, net (Notes 7 and 10)     --          --       1,425,000      1,000             --           --     7,481,000
Stock to be issued (Note 8)                   --          --              --         --      3,500,000           --            --
Exercise of stock appreciation rights         --          --          18,348         --             --           --       138,000
Issuance of warrants to purchase
  stock (Note 10)                             --          --              --         --             --           --     1,136,000
Foreign currency translation adjustment       --          --              --         --             --           --            --
Net loss for the year                         --          --              --         --             --           --            --
Trans Global net income for the three
     months ended March 31, 1998              --          --              --         --             --           --            --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, MARCH 31, 1998                       --          --      57,346,766     57,000      3,500,000           --    25,189,000
Stock issued in connection with
  litigation settlement (Note 8)              --          --          28,700         --             --           --        81,000
Stock issued to common
  escrow (Note 8)                             --          --         350,000         --     (3,500,000)          --     3,500,000
Issuance of warrants to purchase stock
  (Note 7)                                    --          --              --         --             --           --       328,000
Stock issued in connection with
  acquisitions (Notes 4 and  10)         500,000       1,000          62,500         --             --           --     3,601,000
Exchange of common stock for Series C
  Preferred Stock (Notes 7 and 10)            75          --      (1,425,000)    (1,000)            --           --       998,000
Deferred compensation costs   (Note 4)        --          --              --         --             --           --       420,000
Foreign currency translation adjustment       --          --              --         --             --           --            --
Net loss for the period                       --          --              --         --             --           --            --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998               500,075       1,000      56,362,966     56,000             --           --    34,117,000
====================================================================================================================================

                                                          ACCUMULATED
                                                             OTHER            TOTAL
                                          ACCUMULATED    COMPREHENSIVE    STOCKHOLDERS
                                            DEFICIT       INCOME (LOSS)       EQUITY
---------------------------------------------------------------------------------------
BALANCE AT BEGINNING OF PERIOD           $ (8,779,000)       $  82,000     $7,549,000
Stock issued in lieu of cash payments              --               --        244,000
Stock issued in connection with
  private placement, net (Notes 7 and 10)          --               --      7,482,000
Stock to be issued (Note 8)                        --               --      3,500,000
Exercise of stock appreciation rights              --               --        138,000
Issuance of warrants to purchase
  stock (Note 10)                                  --               --      1,136,000
Foreign currency translation adjustment            --          (50,000)       (50,000)
Net loss for the year                     (11,257,000)              --    (11,257,000)
Trans Global net income for the three
     months ended March 31, 1998              416,000               --        416,000
-------------------------------------------------------------------------------------
BALANCE, MARCH 31, 1998                   (19,620,000)          32,000      9,158,000
Stock issued in connection with
  litigation settlement (Note 8)                   --               --         81,000
Stock issued to common
  escrow (Note 8)                                  --               --             --
Issuance of warrants to purchase stock
  (Note 7)                                         --               --        328,000
Stock issued in connection with
  acquisitions (Notes 4 and 10)                    --               --      3,602,000
Exchange of common stock for Series C
  Preferred Stock (Notes 7 and 10)                 --               --        997,000
Deferred compensation costs   (Note 4)             --               --        420,000
Foreign currency translation adjustment            --         (121,000)      (121,000)
Net loss for the period                    (5,958,000)              --     (5,958,000)
-------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                (25,578,000)         (89,000)     8,507,000
=====================================================================================

                                                                    eGLOBE, INC.
                    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 1999, THE NINE MONTHS ENDED DECEMBER 31, 1998
                                   AND THE YEAR ENDED MARCH 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------

                                                         PREFERRED STOCK         COMMON STOCK
                                                         ---------------         ------------       STOCK TO BE   NOTES
                                                         SHARES     AMOUNT     SHARES     AMOUNT      ISSUED    RECEIVABLE
------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                                500,075    $1,000  56,362,966    $56,000   $      --  $       --
Issuance of warrants to purchase stock (Notes 4, 5,
  7 and 10)                                                    --        --          --         --          --          --
Stock issued in connection with acquisitions, net of
  $135,000 premium amortization (Note 4)                1,026,101     1,000   1,161,755      1,000          --          --
Stock to be issued in connection with acquisitions
  (Note 4)                                                     --        --          --         --   2,624,000          --
Stock issued in connection with debt repayments, net
  of cost of $40,000 (Notes 5 and 7)                           40        --     697,328      1,000          --          --
Stock issued in connection with private placements,
  net of costs of $2,084,000 (Note 10)                      2,770        --     160,257         --          --          --
Value of beneficial conversion feature on Preferred
  Stocks and debt, net of unamoritized portion of
  $1,085,000 (Notes 7 and 10)                                  --        --          --         --          --          --
Value of increase in conversion feature of Series B
  Preferred (Note 4)                                           --        --          --         --          --          --
Exchange of Series C Preferred for common  stock,
  net of dividend of $2,215,000 and costs of
  $118,000 (Note 7)                                           (75)       --   3,000,000      3,000          --          --
Exchange of Series G Preferred  for
  Series K Preferred (Note 4 and 10)                           30        --          --         --          --          --
Exchange of Series B Preferred and Notes for Series H
  and I Preferred, net of dividends of $4,600,000 and
  $18,000 (Note 4)                                        400,000        --          --         --          --          --
Deferred compensation costs  (Notes 4 and 10)                  --        --          --         --          --          --
Exercise of stock options and warrants (Note 10)               --        --   1,638,163      2,000          --  (1,210,000)
Conversion of Series D and N  Preferred into common
  stock, including coversion of dividends of
  $240,000 (Note 10)                                       (1,150)       --   1,544,662      2,000          --          --
Stock to be issued for dividends                               --        --          --         --          --          --
Cumulative Preferred Stock dividends                           --        --          --         --          --          --
Amortization of discounts (premium) on Preferred
Stocks                                                         --        --          --         --          --          --
Other issuances and registration costs                         --        --   5,015,473      5,000          --          --
Foreign currency translation adjustment                        --        --          --         --          --          --
Net loss for the year                                          --        --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                              1,927,791   $ 2,000  69,580,604    $70,000  $2,624,000 $(1,210,000)
==============================================================================================================================

See accompanying summary of accounting policies and notes to supplemental consolidated financial statements

                                                                                    ACCUMULATED
                                                        ADDITIONAL                      OTHER         TOTAL
                                                         PAID-IN     ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                                          CAPITAL       DEFICIT     INCOME (LOSS)      EQUITY
-----------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                              $34,117,000   $(25,578,000)  $ (89,000)   $   8,507,000
Issuance of warrants to purchase stock (Notes 4, 5,
  7 and 10)                                              18,474,000             --          --       18,474,000
Stock issued in connection with acquisitions, net of
  $135,000 premium amortization (Note 4)                 28,788,000             --          --       28,790,000
Stock to be issued in connection with acquisitions
  (Note 4)                                                       --             --          --        2,624,000
Stock issued in connection with debt repayments, net
  of cost of $40,000 (Notes 5 and 7)                      5,615,000             --          --        5,616,000
Stock issued in connection with private placements,
  net of costs of $2,084,000 (Note 10)                   10,836,000             --          --       10,836,000
Value of beneficial conversion feature on Preferred
  Stocks and debt, net of unamoritized portion of
  $1,085,000 (Notes 7 and 10)                               835,000             --          --          835,000
Value of increase in conversion feature of Series B
  Preferred (Note 4)                                      1,485,000             --          --        1,485,000
Exchange of Series C Preferred for common  stock,
  net of dividend of $2,215,000 and costs of
  $118,000 (Note 7)                                        (121,000)            --          --         (118,000)
Exchange of Series G Preferred  for
  Series K Preferred (Note 4 and 10)                      3,000,000             --          --        3,000,000
Exchange of Series B Preferred and Notes for Series H
  and I Preferred, net of dividends of $4,600,000 and
  $18,000 (Note 4)                                        3,982,000             --          --        3,982,000
Deferred compensation costs  (Notes 4 and 10)             1,485,000             --          --        1,485,000
Exercise of stock options and warrants (Note 10)          1,990,000             --          --          782,000
Conversion of Series D and N  Preferred into common
  stock, including coversion of dividends of
  $240,000 (Note 10)                                        238,000             --          --          240,000
Stock to be issued for dividends                          1,043,000             --          --        1,043,000
Cumulative Preferred Stock dividends                     (2,300,000)            --          --       (2,300,000)
Amortization of discounts (premium) on Preferred
Stocks                                                   (2,797,000)            --          --       (2,797,000)
Other issuances and registration costs                       48,000             --          --           53,000
Foreign currency translation adjustment                          --             --     585,000          585,000
Net loss for the year                                            --    (55,104,000)         --      (55,104,000)
----------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                             $106,718,000   $(80,682,000)   $496,000     $ 28,018,000
================================================================================================================

                                                                    eGLOBE, INC.
                      SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE YEAR ENDED DECEMBER 31, 1999, THE NINE MONTHS ENDED DECEMBER 31, 1998
                                               AND THE YEAR ENDED MARCH 31, 1998
--------------------------------------------------------------------------------

                                                                               YEAR              NINE MONTHS             YEAR
                                                                              ENDED                 ENDED                ENDED
                                                                            DECEMBER 31,         DECEMBER 31,          MARCH 31,
                                                                              1999                  1998                  1998
                                                                         -----------------------------------------------------------
NET LOSS                                                                 $ (55,104,000)          $(5,958,000)        $ (11,257,000)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                                       585,000              (121,000)              (50,000)
                                                                         ===========================================================
COMPREHENSIVE NET LOSS                                                   $ (54,519,000)          $(6,079,000)        $ (11,307,000)
                                                                         ===========================================================

See accompanying summary of accounting policies and notes to supplemental consolidated financial statements.

                                                                    eGLOBE, INC.
                              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                             YEAR            NINE MONTHS             YEAR
                                                                            ENDED               ENDED                ENDED
                                                                         DECEMBER 31,        DECEMBER 31,          MARCH 31,
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            1999                 1998                 1998
-------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net loss                                                             $(55,104,000)         $ (5,958,000)        $(11,257,000)
  Adjustments to reconcile net loss to cash
      Provided by (used in) operating activities:

      Depreciation and amortization                                      15,468,000             3,397,000            3,528,000
      Provision for bad debts                                             2,528,000             1,018,000            1,564,000
      Non-cash interest expense                                             889,000                    --                   --
      Minority interest in income                                            78,000                    --                   --
      Settlement costs (Note 7)                                                  --               996,000                   --
      Common stock issued in lieu of cash payments                               --                    --              144,000
      Issuance of options and warrants for services (Note 10)               181,000               190,000              220,000
      Compensation costs related to acquisitions (Note 4)                 1,485,000               420,000                   --
      Amortization of debt discounts (Notes 5 and 7)                      5,182,000               255,000              479,000
      Proxy related litigation expense  (Note 8)                                --                 81,000            3,500,000
      Loss on early retirement of debt (Note 7)                           1,901,000                    --                   --
      Other, net                                                                 --               (57,000)             281,000
      Changes in operating assets and liabilities (net of changes from acquisitions - Note 4):
         Accounts receivable                                             (5,445,000)           (1,202,000)          (1,716,000)
         Other receivables                                                 (755,000)             (350,000)            (159,000)
         Prepaid expenses                                                   946,000              (216,000)            (206,000)
         Other current assets                                               (37,000)             (611,000)            (351,000)
         Other assets                                                       303,000               407,000              (10,000)
         Accounts payable                                                10,750,000            14,447,000            5,011,000
         Income tax payable                                                (815,000)              (90,000)           1,500,000
         Accrued expenses                                                (1,193,000)            1,035,000            2,635,000
         Deferred revenue                                                  (153,000)              311,000               19,000
         Other liabilities                                                   87,000                26,000              (89,000)
-------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         (23,704,000)           14,099,000            5,093,000
-------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Purchases of property and equipment                                   (13,203,000)           (5,044,000)          (6,131,000)
    Net sales (purchases) of short-term investments                      10,806,000            (6,677,000)          (2,275,000)
  Proceeds from sale of property and equipment                                   --               126,000                   --
  Advances to non-affiliate, subsequently acquired (Note 4)                      --              (971,000)                  --
  Purchase of intangibles                                                  (299,000)                   --                   --
  Acquisitions of companies, net of cash acquired (Notes 4 and 17)       (2,799,000)           (2,207,000)                  --
  Increase in restricted cash                                                (4,000)             (100,000)                  --
  Other assets                                                             (224,000)             (109,000)              26,000
-------------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                        (5,723,000)          (14,982,000)          (8,380,000)
-------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Proceeds from notes payable (Notes 4 and 5)                             6,835,000               250,000            7,810,000
  Proceeds from notes payable-related party (Note 7)                     28,258,000             1,200,000                   --
  Proceeds from issuance of preferred stock                              12,670,000                    --                   --
  Stock issuance costs                                                   (1,582,000)                   --                   --
  Proceeds from exercise of warrants                                        721,000                    --                   --
  Proceeds from exercise of options                                          61,000                    --              138,000
  Proceeds from issuance of common stock                                    250,000                    --            7,345,000
  Deferred financing and acquisition costs                                       --              (524,000)                  --
  Distribution to minority interest holder                                  (52,000)                   --                   --
  Payments on capital leases                                               (860,000)             (198,000)            (448,000)
  Payments on notes payable                                             (10,180,000)             (716,000)         (10,864,000)
  Payments on notes payable - related party (Note 7)                     (8,066,000)                   --                   --
-------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                    28,055,000                12,000            3,981,000
-------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                          (1,372,000)             (871,000)             694,000
TRANS GLOBAL CASH ACTIVITY FOR THE THREE MONTHS ENDED MARCH 31, 1998             --                    --            1,466,000
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            4,031,000             4,902,000            2,742,000
===============================================================================================================================
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $ 2,659,000           $ 4,031,000          $ 4,902,000
===============================================================================================================================

See Note 17 for Supplemental Cash Flow Information.
See accompanying summary of accounting policies and notes to supplemental consolidated financial statements.

                                                                    eGLOBE, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------
ORGANIZATION            eGlobe,  Inc.  and  subsidiaries,   (collectively,   the
AND BUSINESS            "Company")   is   a   global    supplier   of   enhanced
                        telecommunications  and information services,  including
                        Internet   Protocol   ("IP")   transmission    services,
                        international  and  domestic  long  distance   telephone
                        services,  switching  services,   co-location  services,
                        telephone  portal,   unified   messaging   services  and
                        international  voice  and  data  services.  The  Company
                        operates in  partnership  with  telephone  companies and
                        Internet service providers around the world. Through the
                        Company's World Direct network,  the Company  originates
                        traffic in 90  territories  and countries and terminates
                        traffic  anywhere  in  the  world  and  through  its  IP
                        network,   the  Company  can   originate  and  terminate
                        IP-based telecommunication services in 30 countries and 5 continents. In addition, the Company can transport and terminate voice, fax or data calls to any country with a hard wire or cell-based communications system. The
                        Company provides its services principally to large national telecommunications companies, card providers,
                        Internet service providers and financial institutions around the world.

                        In December 1998, the Company acquired IDX International, Inc. ("IDX"), a supplier of IP transmission services, principally to telecommunications carriers, in 14 countries. This acquisition allows the Company to offer two additional services, IP voice and IP fax, to its customer base. Also, in December 1998, the Company acquired UCI Tele Network, Ltd. ("UCI"), a development stage calling card business, with contracts to provide calling card services in Cyprus and Greece (See Note 4 for further discussion).

                        In February 1999, the Company  completed the acquisition
                        of Telekey, Inc.  ("Telekey"),  a provider of card-based
                        telecommunications  services. In June 1999, the Company,
                        through its newly formed subsidiary,  Vogo Networks, LLC
                        ("Vogo"),  purchased substantially all of the assets and
                        assumed     certain     liabilities    of    Connectsoft
                        Communications  Corporation  and  Connectsoft  Holdings,
                        Corp. (collectively "Connectsoft"),  which developed and
                        continues to enhance a server based communication system
                        that integrates various forms of messaging, Internet and
                        web content,  personal services,  and provides telephone
                        access  to  Internet   content   (including   email  and
                        e-commerce   functions).   In  July  1999,  the  Company
                        completed  the  acquisition  of Swiftcall  Equipment and
                        Services (USA) Inc., ("Swiftcall"), a telecommunications
                        company, and certain network operating equipment held by
                        an affiliate of Swiftcall. Effective August 1, 1999, the
                        Company   assumed   operational   control  of  Highpoint
                        International  Telecom,  Inc.  and  certain  assets  and
                        operations  of  Highpoint  Carrier  Services,  Inc.  and
                        Vitacom,  Inc.  (collectively  "Highpoint").  The  three
                        entities were majority owned  subsidiaries  of Highpoint
                        Telecommunications   Inc.  ("HGP"),  a  publicly  traded
                        company on the Canadian Venture Exchange. On October 14,
                        1999,  substantially  all of  the  operating  assets  of
                        Highpoint were transferred to iGlobe, Inc. ("iGlobe"), a
                        newly  formed   subsidiary   of  HGP,  and  the  Company
                        concurrently  acquired all of the issued and outstanding
                        common   stock   of   iGlobe.    iGlobe   possesses   an
                        infrastructure supplying IP services, particularly voice
                        over IP,  throughout  Latin America.  In September 1999,
                        the Company,  acting through a newly formed  subsidiary,
                        acquired control of Oasis  Reservations  Services,  Inc.
                        ("ORS"), a Miami based transaction  support services and
                        call center to the travel industry, from its
                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
ORGANIZATION            sole  stockholder,  Outsourced  Automated  Services  and
AND BUSINESS            Integrated  Solutions,  Inc. ("Oasis").  The Company and
(CON'T)                 Oasis formed eGlobe/Oasis Reservations LLC ("LLC") which
                        is  responsible  for  conducting  ORS'  operations.  The
                        Company  manages and controls the LLC. In December 1999,
                        the  Company   completed   the   acquisition   of  Coast
                        International, Inc. ("Coast"), a provider of enhanced long-distance interactive voice and internet services.
                        See Notes 4, 5, 7 and 10 for further discussion.

                        Pursuant to an Agreement and Plan of Merger entered into on December 16, 1999, and effective March 23, 2000, a wholly-owned subsidiary of eGlobe merged with and into Trans Global Communications, Inc. ("Trans Global"), with Trans Global continuing as the surviving corporation and becoming a wholly-owned subsidiary of eGlobe (the "Merger"). Trans Global is a provider of facilities-based, direct connection and resale network services. The Merger provided for the issuance of 40,000,000 shares of the eGlobe common stock in exchange for all of the outstanding common stock of Trans Global. Pursuant to the merger agreement, the Company withheld and deposited into escrow 2,000,000 shares of the 40,000,000 shares of its common stock issued to the Trans Global stockholders in the Merger. These escrowed shares cover the indemnification obligations of the Trans Global stockholders under the merger agreement. The Company deposited an additional 2,000,000 shares of its common stock into escrow to cover its indemnification obligations under the merger agreement. The merger was accounted for as a pooling of interests, and as such, the 40,000,000 shares of common stock have been treated as if outstanding for all periods presented in the supplemental consolidated financial statements.

                        The Company's consolidated financial statements have been retroactively restated as of December 31, 1999 and December 31, 1998 and for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, to reflect the consummation of the Trans Global merger. The supplemental consolidated financial statements included herein give retroactive effect to the Trans Global merger, which was accounted for using the pooling of interests method. As a result, the financial position, results of operations, and statements of comprehensive income (loss) and cash flows are presented as if Trans Global had been consolidated for all periods presented. The supplemental consolidated statements of stockholders' equity reflect the accounts of eGlobe as if the common stock issued in connection with the Trans Global merger had been issued for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Trans Global merger.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
ORGANIZATION            In the  supplemental  consolidated  balance sheets,  the
AND BUSINESS            balance  sheets of eGlobe as of  December  31,  1999 and
(CON'T)                 1998 have been combined with those of Trans Global as of
                        December   31,   1999   and   1998.   The   supplemental
                        consolidated   statements  of  operations   combine  the
                        results of eGlobe for the year ended  December  31, 1999
                        and the nine months  ended  December 31, 1998 with those
                        of Trans  Global for the same  periods.  The  results of
                        operations for the year ended March 31, 1998 include the
                        combined  results  of  eGlobe's  results  for the twelve
                        months ended March 31, 1998 and Trans  Global's  results
                        for the year ended December 31, 1997. Trans Global's net
                        income for the three  months  ended  March 31,  1998 has
                        been   reflected   in  the   supplemental   consolidated
                        statements of stockholders' equity as an adjustment to accumulated deficit. In addition, the cash activity during the three months ended March 31, 1998 has been reflected as an adjustment in the year ended March 31, 1998 supplemental consolidated statement of cash flows.
                        There were no seasonal trends in operations during the three months ended March 31, 1998.

                        The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with eGlobe's historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999 and the financial statements of Trans Global included in the Company's Current Report on Form 8-K/A dated March 23, 2000 and filed on May 22, 2000.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
ORGANIZATION            Revenue, extraordinary loss on early retirement of debt,
AND BUSINESS            net  income  (loss),  net loss  attributable  to  common
(CON'T)                 stockholders  and net loss per common  share  previously
                        reported  by eGlobe and Trans  Global  and the  combined
                        amounts  presented  in  the  accompanying   supplemental
                        consolidated  financial  statements  for the year  ended
                        December  31, 1999,  the nine months ended  December 31,
                        1998 and the year ended March 31, 1998 are as follows:

                                                                        DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                                                           1999                1998                 1998
                                                                        -------------------------------------------------------
                        REVENUE:

                        eGlobe as previously presented in Form
                           10-K                                         $  42,002,000         $22,491,000        $ 33,123,000

                        Trans Global as previously presented in
                           Form 8-K/A                                     100,445,000          85,119,000          46,473,000

                        Adjustments:

                        Intercompany revenue                                 (499,000)                 --                  --
                        Trans Global revenue for the three
                           months ended March 31, 1998                             --         (17,190,000)                 --
                                                                        -------------------------------------------------------
                        eGlobe, as restated combined                    $ 141,948,000         $90,420,000        $ 79,596,000
                                                                        =======================================================
                        EXTRAORDINARY LOSS ON EARLY
                           RETIREMENT OF DEBT:

                        eGlobe, as previously presented in              $ (1,901,000)         $        --        $         --
                           Form 10-K
                        Trans Global as previously reported
                           in Form 8-K/A                                          --                   --                  --
                                                                        -------------------------------------------------------
                        eGlobe, as restated combined                    $ (1,901,000)         $        --        $         --
                                                                        =======================================================
                        NET INCOME (LOSS):

                        eGlobe as previously presented in
                          Form 10-K                                     $(51,468,000)         $(7,090,000)       $(13,290,000)

                        Trans Global as previously presented in
                          Form 8-K/A                                      (3,383,000)           1,406,000           1,565,000

                        Adjustments:
                          Deferred tax adjustment                           (253,000)             142,000             468,000
                          Trans Global net income for the
                            three months ended March 31,
                            1998                                                  --             (416,000)                 --
                                                                        -------------------------------------------------------
                        eGlobe, as restated combined                    $(55,104,000)         $(5,958,000)       $(11,257,000)
                                                                        =======================================================

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
ORGANIZATION
AND BUSINESS
(CON'T)

                                                                        DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                                                           1999                1998                 1998
                                                                        -------------------------------------------------------
                        NET LOSS ATTRIBUTABLE TO COMMON
                          STOCKHOLDERS:

                        eGlobe net loss, as restated combined            $ (55,104,000)         $(5,958,000)       $(11,257,000)

                        eGlobe preferred stock dividends as
                          previously reported in Form 10-K                 (11,930,000)                  --                  --
                                                                        -------------------------------------------------------
                        eGlobe, as restated combined                     $ (67,034,000)         $(5,958,000)       $(11,257,000)
                                                                        =======================================================
                        NET LOSS PER SHARE:

                        As previously presented in Form 10-K:
                             Basic and diluted                                  $(3.08)              $(0.40)             $(0.78)

                        Restated combined:
                             Basic and diluted                                  $(1.11)              $(0.10)             $(0.20)

                        Adjustments were made to reflect deferred income taxes on a combined basis in the supplemental consolidated results of operations for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998.

                        An adjustment was made to decrease consolidated stockholders' equity as of the beginning of the periods presented of $183,000 to record the deferred income tax adjustment for the previous periods. An adjustment of $416,000 was also made to increase consolidated stockholders' equity as of March 31, 1998 to reflect Trans Global's net income for the three months ended March 31, 1998.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
MANAGEMENT'S            As of December 31,  1999,  the Company had a net working
PLAN                    capital  deficiency of $44.7  million.  This net working
                        capital deficiency resulted principally from a loss from
                        operations  of $46.9  million  (including  depreciation,
                        amortization  and other  non-cash  charges) for the year
                        ended  December  31,  1999.  Also  contributing  to  the
                        working  capital  deficiency  was $7.9  million in notes
                        payable and current  maturities of long-term  debt, $4.7
                        million  in notes  payable  and  current  maturities  of
                        long-term debt due to related parties, and $53.9 million
                        in  accounts  payable,  accrued  expenses  and  deferred
                        revenue. The $7.9 million current maturities consists of
                        $4.2 million primarily related to acquisition debt, $1.1
                        million  related to a note  collatoralized  by equipment
                        and $2.6 million  related to capital lease  payments due
                        over the one year period ending  December 31, 2000.  The
                        $4.7  million  current   maturities  due  to  a  related
                        parties,  net of  unamortized  discount of $3.0 million,
                        consists  of a $0.9  million  note,  net of  unamortized
                        discount of $0.1 million,  due to a stockholder on April
                        18,  2000,  term  payments  of  $3.5  million,   net  of
                        unamortized  discount  of  $2.9  million,  due  to  EXTL
                        Investors, the Company's largest stockholder, and notes payable of $3.2 million due to an affiliate of EXTL
                        Investors.

                        On an operating level, the Company is continuing to renegotiate its relationship with an entity that was formerly one of the Company's largest customers. At December 31, 1999, 7.7% of the Company's net accounts receivable of $15.1 million was due from this entity to which extended credit terms have been granted. The new arrangement, once finalized, will establish payment terms and sales growth, which will assure more effective and timely collection of receivables from the customer and will permit renewed growth in the customer's business. This arrangement will also assist in the collection of certain amounts due to the Company under the extended credit terms.

                        If the Company meets its projections for reaching breakeven at the end of the second quarter of 2000, the Company will still have additional capital requirements through December 2000 of up to $66.0 million. The Company will need to fund pre-existing liabilities and note payable obligations and the purchase of capital equipment, along with financing the Company's growth plans.

                        Thus far in 2000, the Company has met its initial cash requirements from (1) proceeds from the exercise of options and warrants of $2.4 million, primarily as a result of the improvement in the Company's stock price during the month of January 2000 and as sustained thereafter, (2) proceeds of $0.5 million from the sale of Series N Convertible Preferred Stock ("Series N Preferred"), (3) proceeds of $15.0 million from the sale of Series P Convertible Preferred Stock ("Series P Preferred"), (4) proceeds of $4.0 million from the sale of Series Q Convertible Preferred Stock ("Series Q Preferred") with an additional $6.0 million to be received upon registration of the underlying shares of common stock. These capital transactions are discussed in Note 16.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
MANAGEMENT'S            In   addition   to  the   firm   commitments   discussed
PLAN (CON'T)            previously,   the  Company  is  proceeding   with  other
                        financing opportunities,  which have not been finalized.
                        The Company is working on several different debt and equity fund raising efforts to raise the funds that the Company will require to achieve its growth plan through the end of the year 2000.

                        There is some risk that the Company will not reach breakeven as projected and will continue to incur operating losses. If this occurs and should the Company be unsuccessful in its efforts to raise additional funds to cover such losses, then its growth plans would have to be sharply curtailed and its business would be adversely affected.

                        As discussed in Note 13, in December 1999, Trans Global entered into an agreement with AT&T, Trans Global's largest supplier, regarding the payment of various past due 1999 switch and circuit costs. Pursuant to that agreement, Trans Global has agreed to pay AT&T approximately $13.8 million in consecutive monthly installments at 9% interest through January 1, 2001. As of December 31, 1999, the remaining balance due to AT&T was $13.5 million. As part of the agreement with AT&T, Trans Global entered into a security agreement (Security Agreement) granting AT&T a security interest in certain fixed assets owned by Trans Global as of December 14, 1999. As of April 6, 2000, Trans Global has not paid $1.5 million of scheduled payments that were due in April 2000. Trans Global is currently in discussions with AT&T regarding alternative options for settlement of the outstanding obligation. There can be no assurances that Trans Global will be able to satisfactorily resolve this matter. Should this not be resolved and should AT&T take possession of the assets held as security, Trans Global believes that their business will not be adversely impacted. There is no guarantee that Trans Global and therefore the Company's business will not have its operations affected adversely should a satisfactory resolution between the parties not be reached.

CHANGE OF               Effective  with the period ended  December 31, 1998, the
FISCAL YEAR             stockholders  of the Company  approved the change of the
                        fiscal year to a December 31 fiscal year end. Therefore,
                        the  period  ended   December  31,  1998   represents  a
                        nine-month period as compared to a twelve month period for fiscal years ended December 31, 1999 and March 31, 1998.

                        Information for the comparable nine month period ended December 31, 1997 is summarized below (unaudited):

                        Revenue                                     $63,102,000
                        Gross profit                                $16,746,000
                        Taxes on income                             $   436,000
                        Net loss                                    $(3,352,000)
                        Net loss per common share-
                             Basic and diluted                      $     (0.06)

CHANGE OF               At the annual meeting of the stockholders of the Company
COMPANY                 on June 16, 1999, the stockholders  approved and adopted
NAME                    a proposal for amending the Certificate of Incorporation
                        to  change  the  name  of  the  Company  from  Executive
                        TeleCard, Ltd. to eGlobe, Inc. The amended Certificate of Incorporation has been filed with and accepted by the State of Delaware.

BASIS OF                The consolidated financial statements have been prepared
PRESENTATION            in  accordance   with  generally   accepted   accounting
AND                     principles and include the accounts of the Company,  its
CONSOLIDATION           wholly-owned subsidiaries, and its controlling  interest
                        in a limited  liability  company  ("LLC").  All material
                        intercompany   transactions   and  balances   have  been
                        eliminated in consolidation. As the Company controls the operations of the LLC, the LLC has been included in the supplemental, consolidated financial statements with the other member's interests recorded as Minority Interest.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
USE OF                  The  preparation  of financial  statements in conformity
ESTIMATES               with generally accepted  accounting  principles requires
                        management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN                 For subsidiaries whose functional  currency is the local
CURRENCY                currency and which do not operate in highly inflationary
TRANSLATION             economies,  all net monetary and non-monetary assets and
                        liabilities are translated into U.S.  dollars at current
                        exchange rates and translation  adjustments are included
                        in  stockholders'  equity.  Revenues  and  expenses  are
                        translated at the weighted  average rate for the period.
                        Foreign   currency  gains  and  losses   resulting  from
                        transactions are included in the results of operations in the period in which the transactions occurred.
                        Cumulative translation gains and losses are reported as accumulated other comprehensive income (loss) in the supplemental consolidated statements of stockholders' equity and are included in comprehensive loss.

FINANCIAL               Financial  instruments,  which  potentially  subject the
INSTRUMENTS             Company  to   concentrations   of  credit  risk  consist
AND                     principally  of cash  and cash  equivalents,  short-term
CONCENTRATIONS          investments and trade accounts receivable.
OF CREDIT RISK
                        The  Company   places  its  cash  and   temporary   cash
                        investments  with  quality  financial  institutions.  At
                        times,   these  amounts  may  exceed  federally  insured
                        limits.

                        Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the variety of customers and markets which comprise the Company's customer base, as well as the geographic diversification of the customer base. In certain circumstances, the Company has purchased credit insurance on its accounts receivables.

                        The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. In certain circumstances the Company will require security deposits; however, generally, the Company does not require collateral or other security to support customer receivables. As of December 31, 1999, the Company had approximately 16.2% and 7.7% in net trade accounts receivable from two customers. The Company is negotiating with the one customer whose account is 7.7% of net trade accounts receivable for a long-term payment agreement. There is no assurance the Company will receive full payment of this receivable.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
FINANCIAL               Some of the Company's  customers are permitted to choose
INSTRUMENTS AND         the currency in which they pay for calling services from
CONCENTRATIONS          among  several  different  currencies  determined by the
OF CREDIT RISK          Company.  Thus, the Company's earnings may be materially
(CON'T)                 affected by movements  in the exchange  rate between the
                        U.S. dollar and such other currencies. The Company does not engage in the practice of entering into foreign currency contracts in order to hedge the effects of foreign currency fluctuations. The majority of the Company's largest customers settle their accounts in U.S. Dollars.

                        The carrying amounts of financial instruments, including cash and cash equivalents, short-term investments,
                        accounts   receivable,   accounts  payable  and  accrued
                        expenses approximated fair value because of the immediate or short-term maturity of these instruments. The difference between the carrying amount and fair value of the Company's notes payable and long-term debt is not significant.

RESTRICTED CASH         Restricted  cash  consists of deposits  with a financial
                        institution to secure a letter of credit issued to a transmission vendor related to an agreement whereby the Company will perform platform and transmission services.
                        In addition, a credit card processing company requires that cash balances be deposited with the processor in order to ensure that any disputed claims by the credit card customers can be readily settled.


RESTRICTED              Restricted    short-term    investments    consist    of
SHORT-TERM              certificates of deposits with a financial institution to
INVESTMENTS             secure letters of credit issued to transmission  vendors
                        related to an agreement whereby the vendors will perform transmission services.

PROPERTY,               Property and equipment are recorded at the lower of cost
EQUIPMENT,              or fair market value. Additions,  installation costs and
DEPRECIATION            major   improvements   of  property  and  equipment  are
AND                     capitalized.  Expenditures  for  maintenance and repairs
AMORTIZATION            are  expensed  as  incurred.  The cost of  property  and
                        equipment  retired or sold,  together  with the  related
                        accumulated  depreciation or  amortization,  are removed
                        from the appropriate  accounts and the resulting gain or
                        loss  is  included  in  the  supplemental   consolidated
                        statement of operations.

                        Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to twenty years. Leasehold improvements are amortized over the terms of the respective leases and/or service lives of the improvements, whichever is shorter. See discussion of impairment policy under "Long-Lived Assets".

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
SOFTWARE                Statement of Financial Accounting Standards ("SFAS") No.
DEVELOPMENT             86, "Accounting for the Costs of Computer Software to be
COSTS                   Sold,  Leased,  or  Otherwise  Marketed",  requires  the
                        capitalization  of certain  software  development  costs
                        incurred  subsequent  to  the  date  when  technological
                        feasibility  is  established  and prior to the date when
                        the product is generally  available for  licensing.  The
                        Company  defines  technological   feasibility  as  being
                        attained at the time a working model of a software product is completed.

                        The Company expenses all costs incurred to establish technological feasibility of computer software products to be sold or leased or otherwise marketed. Upon establishing technological feasibility of a software product, the Company capitalizes direct and indirect costs related to the product up to the time the product is available for sale to customers. Capitalized software development costs are generally amortized on a product-by-product basis each year based upon the greater of: (1) the amount computed using the ratio of current year gross revenue to the sum of current and anticipated future gross revenue for that product, or
                        (2) five year straight-line amortization. The Company acquired $8.4 million of software development costs for which technological feasibility had already been established in connection with the acquisition of Connectsoft as discussed in Note 4. Additional software development costs of $573,000 were capitalized during 1999.

                        Under the provisions of the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") 98-1, "Accouting for the Costs of Computer Software Developed or Obtained for Internal Use", the Company expenses cost incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of not more than five years. The Company acquired $2.9 million of internally developed software in connection with the acquisition of Telekey, Connectsoft and Coasts discussed in Note 4. These amounts are included in other intangible assets in the supplemental consolidated balance sheet as of December 31, 1999. The Company recorded amortization expense related to software development costs of $1.1 million during 1999. No related amortization expense was recorded in the
                        December 1998 and March 1998 periods. The Company assesses the carrying amount of capitalized costs for impairment based upon the impairment policy as discussed under "Long-Lived Assets".

RESEARCH AND            Research  and  development  costs and costs  related  to
DEVELOPMENT             significant  improvements  and  refinements  of existing
                        products are  expensed as  incurred.  For the year ended
                        December 31, 1999,  the nine month period ended December
                        31, 1998 and the year ended March 31, 1998 the Company's expensed research and development costs were nominal.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
GOODWILL AND OTHER      As of  December  31,  1999 and  1998,  the  Company  has
INTANGIBLE ASSETS       recorded    goodwill   in   connection    with   certain
                        acquisitions,  as discussed in Note 4, of $26.5  million
                        and  $12.0  million,   respectively.   Certain  goodwill
                        amounts  recorded  in 1998 were based  upon  preliminary
                        information  and during 1999 goodwill  adjustments  were
                        recorded   to   reflect   the  final   asset   appraisal
                        information. In addition, as discussed in Note 4, an adjustment was recorded in 1999 to increase the goodwill related to the IDX acquisition as a result of an increase in the value of the purchase consideration.
                        Amortization of goodwill is provided over seven years on a straight-line method. Goodwill amortization expense for the year ended December 31, 1999 and the nine months ended December 31, 1998 was $1.4 million and $0.1 million, respectively. There was no goodwill recorded prior to March 31, 1998.

                        As of December 31, 1998, the Company had recorded $1.0 million in other intangible assets, consisting primarily of licenses and trademarks. During 1999, intangible assets of $26.4 million were recorded in connection with the acquisitions discussed in Note 4. These intangible assets were recorded based on third party appraisals and consist of the value related to assembled and trained work forces, customer contract bases, distribution partnership network, non-compete agreements, internally developed software, long distance infrastructure, licenses and existing technologies. Intangibles are being amortized on a straight-line basis over the estimated useful lives from one to ten years.

                        The carrying value of goodwill and other intangibles are reviewed on a periodic basis for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that these amounts are not recoverable, the Company's carrying value of the goodwill and/or other intangibles would be reduced by the estimated shortfall of the cash flows. In addition, the Company assesses the carrying amount of these intangible assets for impairment based upon the policy discussed under "Long-Lived Assets" below. No reduction of goodwill or intangibles for impairment was necessary in 1999 or 1998.

LONG-LIVED ASSETS       The  Company  follows  the  provisions  of SFAS No. 121,
                        "Accounting  for the Impairment of Long-Lived  Assets to
                        be  Disposed  Of"  for  long-lived  assets  and  certain
                        identifiable  intangibles  to be  held  and  used by the
                        Company.   These  assets  are  reviewed  for  impairment
                        whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, a loss is recognized for the difference.

DEPOSITS                The Company provides  long-term cash deposits to certain
                        vendors  to  secure  contracts  for   telecommunications
                        services.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
DEFERRED                Deferred  financing and  acquisition  costs  included in
FINANCING AND           other   assets   in   the   accompanying    supplemental
ACQUISITION             consolidated  balance sheets represent third party costs
COSTS                   and expenses  incurred  which are directly  traceable to
                        pending  acquisitions and financing  efforts.  The costs
                        and expenses will be matched with  completed  financings
                        and  acquisitions  and  accounted  for  according to the
                        underlying   transaction.   The   costs   and   expenses
                        associated with unsuccessful efforts will be expensed in the period in which the acquisition or financing has been deemed to be unsuccessful. The Company evaluates all pending acquisition and financing costs quarterly to determine if any deferred costs should be expensed in the period.

REVENUE                 Some revenues from the Company's card services  business
RECOGNITION             come from  supplying  underlying  services to issuers of
                        prepaid  cards.  Those issuers prepay some or all of the
                        services provided. Payments received in advance for such
                        services are recorded in the  accompanying  supplemental
                        consolidated   balance   sheets  as  deferred   revenue.
                        Consequently, revenues from such services are recognized
                        as the cards are used and  service is  provided.  Direct
                        costs associated with these revenues are also recognized
                        when the  related  services  are  provided  or  expired.
                        Payments  related to unrecognized  revenues are included
                        as a  reduction  to  deferred  revenue.  When a card for
                        which service has been contracted  expires without being
                        fully used (cards  generally have effective  lives of up
                        to one year),  then the unused  value is  referred to as
                        breakage   and  recorded  as  revenue  at  the  date  of
                        expiration.

                        In addition, the Company, following its recent acquisition of ORS, has recorded deferred revenue related to certain reservations service contracts. Customers are required to pay the Company for reservation services in advance based on forecasted amounts. These advance payments are recorded by the Company as deferred revenue, which is subsequently recognized as revenue when the related services are performed.

                        Revenue for all services is recognized on an individual product basis as provided to the customer. Revenue from the provision of the Calling Card and transmission services is recognized as utilized by customers or upon the completion of telephone calls by the end user. Billings to customers are based upon established tariffs filed with the United States Federal Communications Commission, or for usage outside of the tariff requirements, at rates established by the Company.

                        For Vogo, the Company's provider of software products, revenue is recognized from the license of its proprietary software in accordance with the provisions of SOP 97-2, "Software Revenue Recognition." SOP 97-2 provides guidelines concerning the recognition of revenue of software products. This statement requires, among other things, the individual elements of a contract for the sale of software products to be identified and accounted for separately.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
REVENUE                 IDX  operates  and  manages   Cyberpost   equipment  and
RECOGNITION             associated  software  licenses to its Internet  Backbone
(CON'T)                 Providers.  Under  such  licensing  agreements,  IDX  is
                        generally  obligated to provide maintenance and upgrades
                        and Internet Backbone  Providers are responsible for the
                        marketing  and sale of voice and data  store-and-forward
                        services as well as for the operations and management of
                        Cyberposts.  IDX's  revenues are  generated  principally
                        from (i)  routing  charges  for  voice  and fax  traffic
                        through the network, (ii) licensing and royalty fees and
                        (iii)  system   hardware  and   accessory   sales.   IDX
                        recognizes fixed license fees on the straight-line basis over the service period, royalties and routing charges as services are rendered to the ultimate customer, and system hardware and accessory sales upon delivery and customer acceptance.

                        Coast recognizes revenue upon completion of telephone calls by the end users. Interactive Media Works ("IMW") and ISPN, divisions of Coast, as well as iGlobe, recognize revenue as service is provided.

TAXES ON                The  Company  accounts  for income  taxes under SFAS No.
INCOME                  109,  "Accounting for Income Taxes". Under SFAS No. 109,
                        deferred tax assets and liabilities are determined based on the temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using enacted tax rates in effect for the year in which the differences are expected to reverse.

NET EARNINGS            The Company  applies SFAS No. 128,  "Earnings Per Share"
(LOSS)                  for the  calculation  of "Basic" and "Diluted"  earnings
PER SHARE               (loss)  per  share.  Basic  earnings  (loss)  per  share
                        includes no dilution and is computed by dividing  income
                        (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of an entity.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
STOCK                   The Company applies Accounting  Principles Board ("APB")
OPTIONS                 Opinion 25,  "Accounting for Stock Issued to Employees,"
                        and related Interpretations in accounting for all stock option plans. Compensation cost of stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the option exercise price and is charged to operations over the vesting period.

                        SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. See Note 10 for required disclosures.

                        Under SFAS No. 123, compensation cost is recognized for stock options granted to non-employees at the grant date by using the Black-Scholes option-pricing model.

CASH                    The  Company   considers  cash  and  all  highly  liquid
EQUIVALENTS             investments purchased with an original maturity of three
                        months or less to be cash equivalents.

SHORT-TERM              Short-term investments include funds invested in a money
INVESTMENTS             market  fund  which  invests  in a broad  range of money
                        market  securities,   including,  but  not  limited  to,
                        short-term U.S. government and agency securities, bank certificates of deposit and corporate commercial paper.
                        Short-term investments are carried at amortized cost, which approximates fair value.

COMPREHENSIVE           The   Company   applies   SFAS   No.   130,   "Reporting
INCOME (LOSS)           Comprehensive  Income".  Comprehensive  income (loss) is
                        comprised  of net  income  (loss)  and  all  changes  to
                        stockholders' equity, except those due to investments by
                        stockholders,    changes   in   paid-in    capital   and
                        distributions to  stockholders.  The Company has elected
                        to  report   comprehensive   net  loss  in  a   separate
                        supplemental consolidated statement of comprehensive loss.

                                                                    eGLOBE, INC.
                                      SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
FAIR VALUE              The estimated  fair value of financial  instruments  has
OF FINANCIAL            been determined  using available  market  information or
INSTRUMENTS             other  appropriate  valuation  methodologies.   However,
                        considerable judgment is required in interpreting market
                        data to develop  estimates of fair value.  Consequently,
                        the  estimates  are not  necessarily  indicative  of the
                        amounts  that  could be  realized  or would be paid in a
                        current market  exchange.  The carrying amounts reported
                        on  the   supplemental   consolidated   balance   sheets
                        approximate their respective fair values.

SEGMENT                 The  Company  follows  the  provisions  of SFAS No. 131,
INFORMATION             "Disclosures about Segments of an Enterprise and Related
                        Information".  This statement  establishes standards for
                        the reporting of information about operating segments in
                        annual  and  interim  financial  statements.   Operating
                        segments are defined as components of an enterprise  for
                        which separate  financial  information is available that
                        is evaluated  regularly by the chief operating  decision
                        maker(s) in deciding  how to allocate  resources  and in
                        assessing  performance.   SFAS  No.  131  also  requires
                        disclosures  about  products  and  services,  geographic
                        areas  and  major   customers.   The  Company  has  four
                        operating  reporting  segments  consisting  of  Enhanced
                        Services,  Network  Services,  Customer  Care and Retail
                        Services.

RECENT                  The Financial  Accounting  Standards  Board ("FASB") has
ACCOUNTING              recently issued SFAS No. 133, "Accounting for Derivative
PRONOUNCEMENT           Instruments  and  Hedging  Activities".   SFAS  No.  133
                        requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133, as extended by SFAS
                        No. 137, is effective for fiscal years beginning after June 15, 2000 and is currently not applicable to the Company.

RECLASSIFICATIONS       Certain   consolidated   financial   amounts  have  been
                        reclassified for consistent presentation.

                                                                    eGLOBE, INC.
                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1. PROPERTY AND         Property and equipment consist of the following:
   EQUIPMENT


                           DECEMBER 31,                                                 1999                    1998
                           --------------------------------------------------------------------------------------------
                           Land                                                        $  122,000           $   122,000
                           Buildings and improvements                                   1,985,000             1,920,000
                           Calling card platform equipment                             14,722,000            13,480,000
                           Telecom equipment                                            8,628,000             1,140,000
                           IP transmission equipment                                    4,229,000               888,000
                           Operations center equipment and furniture                   13,255,000             8,789,000
                           Call diverters                                              18,016,000             8,175,000
                           Equipment under capital leases (Note 5)                      4,910,000             1,279,000
                           Internet communications equipment                              563,000               562,000
                           --------------------------------------------------------------------------------------------
                                                                                       66,430,000            36,355,000
                           Less accumulated depreciation and amortization              24,352,000            16,157,000
                           --------------------------------------------------------------------------------------------
                                                                                      $42,078,000           $20,198,000
                           ============================================================================================

                        Depreciation expense for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998 was $8.4 million, $3.2 million and $3.3 million, respectively.

2. OTHER                Other intangible assets consist of the following:
   INTANGIBLE
   ASSETS

                       DECEMBER 31,                                                      1999                      1998
                       ---------------------------------------------------------------------------------------------------
                       Existing technology                                             $ 8,400,000              $       --
                       Distribution partnership network                                  5,290,000                      --
                       Assembled and trained workforce                                   4,391,000                      --
                       Internally developed software                                     3,488,000                      --
                       Long distance infrastructure                                      1,580,000                      --
                       Non-compete agreements                                            1,540,000                      --
                       Customer contract base                                            1,343,000                      --
                       Licenses                                                          1,143,000                 433,000
                       Trademarks                                                          549,000                 518,000
                       Other                                                               416,000                  76,000
                       ---------------------------------------------------------------------------------------------------
                                                                                        28,140,000               1,027,000
                       Less accumulated amortization                                     6,466,000                 786,000
                       ---------------------------------------------------------------------------------------------------
                                                                                       $21,674,000              $  241,000
                       ===================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
2. OTHER                Intangible  assets  amortization  expense  for the  year
   INTANGIBLE           ended  December  31,  1999,  the nine month period ended
   ASSETS               December  31, 1998 and the year ended March 31, 1998 was
   (CON'T)              $5.7   million,   $0.1   million   and   $0.2   million,
                        respectively.  Included in internally developed software
                        is  approximately  $0.6 million of  additional  software
                        development   costs   capitalized  in  1999  related  to
                        enhancements for the existing technology acquired in the Connectsoft acquisition.

3. ACCRUED              Accrued expenses consist of the following:
   EXPENSES

                          DECEMBER 31,                                                       1999                     1998
                        -----------------------------------------------------------------------------------------------------
                          Telephone carriers                                            $  2,658,000              $ 3,091,000
                          Accrued telecom taxes                                            1,930,000                       --
                          External development costs                                       1,582,000                       --
                          Dividends on preferred stock                                     1,277,000                       --
                          Legal and professional fees                                      1,165,000                  479,000
                          Salaries and benefits                                              895,000                  737,000
                          Interest                                                           313,000                  647,000
                          Costs associated with acquisitions                                 296,000                  697,000
                          Other                                                              876,000                1,264,000
                        -----------------------------------------------------------------------------------------------------
                                                                                        $ 10,992,000              $ 6,915,000
                        =====================================================================================================

                        The Company incurred $3.1 million of various realignment expenses, including primarily employee severance, legal and consulting fees and the write down of certain investments during the year ended March 31, 1998. As of December 31, 1999, there was a remaining accrual of $281,000 included in other accrued expenses related to litigation with a former employee that was settled in October 1999. Final payment to the former employee was made subsequent to December 31, 1999.

4. BUSINESS             As discussed  previously,  the Company  acquired IDX and
   ACQUISITIONS         UCI  in   December   1998  and   Telekey,   Connectsoft,
                        Swiftcall, iGlobe, ORS and Coast in 1999. The results of operations of the acquired businesses are included in the supplemental consolidated financial statements from the date of acquisition.

                                                                    eGLOBE, INC.
              NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENT (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             IDX
   ACQUISITIONS
   (CON'T)              On December 2, 1998,  the  Company  acquired  all of the
                        common and preferred stock of IDX, for an original value
                        of approximately $10.8 million consisting of (a) 500,000
                        shares of the Company's  Series B Convertible  Preferred
                        Stock ("Series B Preferred")  originally  valued at $3.5
                        million which were  convertible  into  2,500,000  shares
                        (2,000,000   shares  until   stockholder   approval  was
                        obtained on June 16, 1999 and subject to  adjustment  as
                        described  below) of common  stock;  (b) warrants  ("IDX
                        Warrants")  to  purchase up to an  additional  2,500,000
                        shares of common stock (subject to stockholder  approval
                        which was obtained on June 16, 1999 and an adjustment as
                        described below);  (c) $5.0 million in 7.75% convertible
                        subordinated  promissory notes ("IDX Notes") (subject to
                        adjustment  as  described  below);  (d) $1.5  million in
                        bridge loan advances to IDX made by the Company prior to
                        the  acquisition  which were  converted into part of the
                        purchase  price  plus  associated  accrued  interest  of
                        $40,000;   (e)   $418,000    convertible    subordinated
                        promissory note for IDX dividends  accrued and unpaid on
                        IDX's  Preferred  Stock and (f) direct costs  associated
                        with  the  acquisition  of $0.4  million  (another  $0.3
                        million of direct costs were recorded in 1999). This acquisition was accounted for using the purchase method of accounting. The shares of Series B Preferred Stock,
                        IDX Warrants and IDX Notes were subject to certain adjustments related to IDX's ability to achieve certain performance criteria, working capital levels and price guarantees for the Series B Preferred Stock and IDX
                        Warrants providing IDX met its performance objectives.

                        At the Company's annual meeting in June 1999, the stockholders approved the increase of the convertibility of the Series B Preferred Stock and IDX Warrants as discussed in (a) and (b) above, respectively. As a result, the acquired goodwill associated with the IDX purchase was increased by approximately $1.5 million in the second quarter to reflect the higher conversion feature approved in June 1999.

                        The Company obtained a final appraisal of IDX's assets from independent appraisers in the third quarter of 1999. This appraisal resulted in a gross reclassification of approximately $6.5 million of IDX's goodwill to other identifiable intangibles as of December 31, 1999. As a result, the purchase allocation as of December 31, 1999 resulted in goodwill of $6.4 million (including final allocations of other acquired assets of $0.2 million) and other intangibles of $6.5 million. These other identifiable intangibles consist of assembled and trained workforce, partnership network and non-compete agreements and are being amortized on a straight-line basis from one to four years. Goodwill is being amortized on a straight-line basis over seven years.

                        In July 1999, the Company renegotiated the terms of the IDX purchase agreement with the IDX stockholders as follows:

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             (a)     The 500,000  shares of Series B Preferred  Stock
   ACQUISITIONS                 were  reacquired  by the Company in exchange for
   (CON'T)                      500,000 shares of Series H Convertible Preferred
                                Stock ("Series H Preferred").

                        (b) The Company reacquired the original IDX Warrants in exchange for new warrants to acquire up to 1,250,000 shares of the Company's common stock, subject to IDX meeting certain revenue, traffic and EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") levels at either September 30, 2000 or December 31, 2000 if not achieved by September 30, 2000.

                        (c) The Company reacquired the outstanding IDX Notes of $4.0 million in exchange for 400,000 shares of Series I Convertible Optional Redemption Preferred Stock ("Series I Preferred"). (See
                                Note 10 for further discussion) .

                        (d) The maturity date of the convertible subordinated promissory note, face value of $418,000, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,599 shares of common stock.

                        (e) The Company waived its right to reduce the principal balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement.

                        As a result of the July 1999 exchange agreement, the Company recorded the excess of the fair market value of the new preferred stock issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as a dividend to Series B Preferred Stock stockholders of approximately $6.0 million (subsequently reduced by $1.4 million, see discussion below).

                        The Company will determine the final goodwill amount when the contingent purchase element is resolved and the contingent warrants are exercised. Goodwill may materially increase when this contingency is resolved.

                        At  the  acquisition   date,  the  stockholders  of  IDX
                        originally received Series B Preferred Stock and warrants as discussed above, which were ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which was convertible into a maximum of 240,000 shares of the Company's common stock, to certain IDX employees. The increase in the market price during the year ended December 31, 1999 and the nine months ended December 31, 1998 of the underlying common stock granted by the IDX stockholders to certain employees resulted in a charge to income of $0.6 million and $0.4 million, respectively. The stock grants were performance based and were adjusted each reporting period (but not below zero) for the changes in the stock price until the shares and/or warrants (if and when) issued were converted to common stock.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             In December 1999,  the Company and the IDX  stockholders
   ACQUISITIONS         agreed  to  reduce  the  Series H  Preferred  Stock  and
   (CON'T)              warrant  consideration  paid by the  Company  by a value
                        equivalent to the consideration  paid by the Company for
                        4,500 shares of IDX. In exchange,  the IDX  stockholders
                        will not issue the original preferred stock and warrants
                        to the above IDX employees or other parties. The Company
                        agreed to issue eGlobe  options to these  employees  and
                        others related to IDX. The options will have an exercise
                        price of $1.20 and a three year term.  The options  will
                        vest 75% at March  31,  2000 and the other 25% will vest
                        on an accelerated  basis if IDX meets its earn out or in
                        three years if it does not.  These  options were granted
                        by eGlobe on January 7, 2000. The Company also agreed to
                        issue  150,000  shares of common stock as payment of the
                        original    consideration    allocated    as    purchase
                        consideration for an acquisition of a subsidiary by IDX prior to the Company's purchase of IDX.

                        As a result of the above renegotiation, which resulted in the reduction of the fair value of the Series H Preferred Stock and the new warrants and the issuance of eGlobe's options, the Company recorded the reduction in consideration of approximately $1.4 million to be paid to the IDX stockholders as a negative dividend (offsetting the dividend recorded from the July renegotiation) and reduced the net loss attributable to common stockholders in the fourth quarter of 1999.

                        UCI

                        On December 31, 1998, the Company acquired all of the common stock issued and outstanding of UCI, a privately-held corporation established under the laws of the Republic of Cyprus, for a value of approximately $1.2 million for 125,000 shares of common stock (50% delivered at the acquisition date (valued at $102,000) and 50% to be delivered February 1, 2000, subject to adjustment), and $2.1 million payable as follows: (a) $75,000 paid in cash in January 1999; (b) $1.0 million in the form of two notes; (c) $1.0 million in the form of a non-interest bearing note payable only depending on the percentage of projected revenue achieved, subject to adjustment; and (d) warrants to purchase 50,000 shares of common stock with an exercise price of $1.63 per share. See Note 5 for the terms and conditions of the notes. This acquisition has been accounted for under the purchase method of accounting.

                        In 1999, the Company obtained a final appraisal of UCI's assets from independent appraisers which resulted in acquired goodwill of $0.5 million and an acquired intangible of $0.7 million related to customer contracts. Goodwill is being amortized on a straight-line basis over seven years and the acquired intangible is being amortized on a straight-line basis over two years. The Company may issue additional purchase consideration (see discussion above of $1.0 million note) if UCI meets certain defined revenue targets. The Company is currently renegotiating the original agreement and timing of the performance measurement. The goodwill amount will be finalized pending resolution of these purchase price contingencies. As a result, goodwill may increase when these contingencies are resolved.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             TELEKEY
   ACQUISITIONS
   (CON'T)              On  February  12,  1999,   the  Company   completed  the
                        acquisition of Telekey for a value of approximately $3.4 million for which it: (i) paid $0.1 million at closing;
                        (ii) issued a promissory note for $150,000 payable in equal monthly installments over one year; (iii) issued
                        1,010,000 shares of Series F Convertible Preferred Stock
                        ("Series F Preferred") valued at $2.0 million; and (iv) agreed to issue at least 505,000 and up to an additional
                        1,010,000 shares of Series F Preferred Stock two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives; and (v) direct costs associated with the acquisition of $0.2 million. See
                        Notes 5 and 10 for further discussion. The value of $979,000 for the above 505,000 shares of Series F
                        Preferred Stock has been included in the purchase consideration.

                        This acquisition was accounted for using the purchase method of accounting. The purchase price allocation based on management's review and third party appraisals resulted in goodwill of $2.1 million and acquired intangibles of approximately $3.0 million related to the value of certain distribution networks, internally developed software and assembled and trained workforce. Goodwill is being amortized on a straight-line basis over seven years. The acquired intangibles are being amortized on a straight-line basis over the useful lives of three to seven years. The final purchase amount will be determined when the contingent purchase element related to Telekey's ability to achieve certain revenue and EBITDA objectives is resolved and the additional shares are issued. Goodwill may increase when this contingency is resolved.

                        At the acquisition date, the stockholders of Telekey received Series F Preferred Stock as discussed above, which is ultimately convertible into common stock. In addition, the stockholders may receive additional shares of Series F Preferred Stock subject to Telekey meeting its performance objectives. These stockholders in turn agreed to grant upon conversion of the Series F Preferred Stock a total of 240,000 shares of the Company's common stock to certain Telekey employees. Of this total, 60,000 shares will be issued only if Telekey meets certain performance objectives. As of December 31, 1999, the value of the underlying non-contingent 180,000 shares of common stock granted by the Telekey stockholders to certain employees has resulted in a charge to income of $0.8 million. The stock grants are performance based and will be adjusted each reporting period (but not less than zero) for the changes in the stock price until the shares are issued to the employees. As discussed in Note 10, the Telekey stockholders converted their shares of Series F Preferred Stock on January 3, 2000; therefore, no additional compensation expense will be recorded for the non-contingent shares after this date.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             In  February  2000,  the Company  reached a  preliminary
   ACQUISITIONS         agreement  with the  former  stockholders  of Telekey to
   (CON'T)              restructure  certain  terms of the original  acquisition
                        agreement.  Such  restructuring,  which  is  subject  to
                        completion   of   final   documentation,   includes   an
                        acceleration of the original earn out provisions as well
                        as  the   termination   dates  of   certain   employment
                        agreements.

                        CONNECTSOFT

                        In June 1999, the Company, through its subsidiary Vogo, purchased substantially all the assets of Connectsoft, for a value of approximately $5.3 million consisting of the following: (a) one share of the Company's 6% Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred") valued at $3.0 million; (b) $1.8 million in advances (includes $971,000 in 1998) to Connectsoft made by the Company prior to the acquisition which were converted into part of the purchase price and
                        (c) direct costs associated with the acquisition of $0.5 million. This acquisition was accounted for under the purchase method of accounting and the financial statements of the Company reflect the final allocation of the purchase price based on appraisals performed by a third party. The final allocation resulted in goodwill of $1.0 million and acquired intangibles of $9.1 million. The acquired intangibles consist of internally developed software, existing technology, assembled workforce and customer base. Intangibles are being amortized on a straight-line basis over useful lives of three to five years. Goodwill is being amortized on a straight-line basis over seven years.

                        The Company also borrowed $0.5 million from the seller which bears interest at a variable rate (8.5% at December 31, 1999). Principal and interest payments are due in twelve (12) equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million. See Note 5 for further discussion.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             In August 1999, the Company issued 30 shares of Series K
   ACQUISITIONS         Cumulative   Convertible   Preferred  Stock  ("Series  K
   (CON'T)              Preferred Stock") in exchange for its Series G Preferred
                        Stock held by the seller of Connectsoft. (See Note 10 for further discussion).

                        SWIFTCALL

                        In July 1999, the Company acquired all the common stock of Swiftcall, a privately-held telecommunications company, and certain network operating equipment held by an affiliate of Swiftcall. The aggregate purchase price equaled $3.3 million, due in two equal payments on December 3, 1999 and June 1, 2000. The agreement provided that payments could be made at the option of the Company, in whole or in part, (i) in cash or (ii) in stock, by issuing to the stockholder of Swiftcall the number of shares of common stock of the Company equal to the first payment amount or the second payment amount, as the case may be, divided by the market price as defined. On August 12, 1999, the Company elected to make both payments by issuing common stock. In December 1999, the Company issued 526,063 shares of common stock valued at $1,645,000 as payment for the first of the two installment payments. The final payment is payable June 1, 2000 in shares of common stock.

                        As part of the transaction, the former stockholder of Swiftcall, who also owns VIP Communications, Inc., ("VIP") a calling card company in Herndon, Virginia, agreed to cause VIP to purchase services from the Company's IDX subsidiary, of the type presently being purchased by VIP from the Company's IDX subsidiary, which results in revenue to the Company of at least $500,000 during the 12 months ending August 3, 2000. Any revenue shortfall will be paid by a reduction in the number of shares of common stock issued to the former stockholder of Swiftcall. The Company may deposit the applicable portion of the second payment of the purchase price of shares of common stock into escrow on June 1, 2000 if it appears that there will be a revenue shortfall under the arrangement with VIP.

                        The acquisition was accounted for using the purchase method of accounting. The financial statements of the Company reflect the final allocation of the purchase price based on appraisals performed by a third party. The final allocation resulted in acquired property and equipment valued at approximately $5.1 million that is being depreciated on a straight-line basis over seven years.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

4. BUSINESS             iGLOBE
   ACQUISITIONS
   (CON'T)              Effective   August  1,   1999,   the   Company   assumed
                        operational  control of  Highpoint,  owned by  Highpoint
                        Telecommunications,  Inc. ("HGP").  On October 14, 1999,
                        substantially  all of the operating  assets of Highpoint
                        were transferred to iGlobe, a newly formed subsidiary of
                        HGP,  and the  Company  acquired  all of the  issued and
                        outstanding  common  stock  of  iGlobe  for a  value  of
                        approximately  $9.9 million..  In July 1999, the Company
                        and  Highpoint  agreed that the Company would manage the
                        business of iGlobe and would take responsibility for the
                        ongoing  financial  condition  of iGlobe  from August 1,
                        1999,  pursuant to a Transition  Services and Management
                        Agreement  ("TSA").  Pursuant  to  this  agreement,  HGP
                        financed  working  capital  through the closing  date to
                        iGlobe for which the Company  issued a  short-term  note
                        payable of $1.8  million  (see Note 5). The  acquisition
                        closed October 14, 1999. The purchase price consisted of
                        (i) one  share  of 20%  Series M  Convertible  Preferred
                        Stock  ("Series  M  Preferred  Stock")  valued  at  $9.6
                        million  (see  Note  10 for  further  discussion),  (ii)
                        direct  acquisition costs of approximately $0.3 million;
                        and  (iii)  HGP was given a  non-voting  beneficial  20%
                        interest of the equity interest subscribed or held by the Company in a yet-to-be-completed joint venture known as IP Solutions B.V.

                        The acquisition was accounted for using the purchase method of accounting. This initial preliminary purchase price allocation based on management's review and third party appraisals has resulted in goodwill of $1.8 million and acquired intangibles of $2.4 million related to a customer base, licenses and operating agreements, a sales agreement and an assembled workforce. Goodwill is being amortized on a straight-line basis over seven years. The acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of three years. The Company will determine the final purchase price allocation based on completion of management's review.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

4. BUSINESS             ORS
   ACQUISITIONS
   (CON'T)              In September 1999, the Company  acquired  control of ORS
                        from its sole stockholder,  Oasis. The Company and Oasis
                        formed eGlobe/Oasis  Reservations LLC, ("LLC"), which is
                        responsible  for conducting  the business  operations of
                        ORS.  The  Company  manages  and  controls  the  LLC and
                        receives  90%  of  the  profits  and  losses  from  ORS'
                        business.  The LLC was funded by contributions  effected
                        by  the   members   under   a   Contribution   Agreement
                        ("Contribution  Agreement").  Oasis  contributed all the
                        outstanding  shares of ORS valued at approximately  $2.3
                        million as its contribution to the LLC. The Company contributed 1.5 million shares of its common stock valued at $3.0 million on the date of issuance and warrants to purchase additional shares of its common stock to the LLC. The warrants are exercisable for the shares of common stock as discussed below:

                        (a) shares equal to the difference between $3.0 million and the value of the Company's 1.5 million share contribution on the date that the shares of common stock (including the shares underlying the warrants) contributed to the LLC are registered with the SEC if the value of the
                                1.5 million shares on that date is less than $3.0 million;

                        (b) shares equal to $100,000 of the Company's common stock for each 30-day period beyond 90 days following the date of contribution that the shares of the Company's common stock (including the shares underlying the warrants) contributed to the LLC remain unregistered;

                        (c) shares up to $2.0 million of the Company's common stock, subject to adjustment based upon ORS achieving certain revenue and EBITDA targets during the measurement period of August 1, 1999 to January 31, 2000: provided however, that Oasis may select a different period if: (i) ORS obtains a new customer contract at any time between the closing date and March 31, 2000, and
                                (ii) the Company enters into a new contract with a specific customer at any time between the closing date and March 31, 2000. If either of these events occur, then Oasis may select as the measurement period, in its discretion, any of the following; (x) the period from August 1, 1999 to January 31, 2000, (y) the period from September 1, 1999 to February 29, 2000 or (z) the period from October 1, 1999 to March 31, 2000;

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             (d) additional  shares  based  upon  (1)  ORS  achieving
   ACQUISITIONS             certain revenue and  EBITDA  targets,  and  (2)  the
   (CON'T)                  Company's   share  price at the date of registration
                            of the shares for this  transaction.  Under  certain
                            circumstances,  these  shares  may be  equal  to the
                            greater of (A) 50% of the  incremental  revenue  for
                            the Second  Measurement  Period  (as  defined in the
                            agreements)  over $9.0 million or (B) four times the
                            incremental  Adjusted  EBITDA  (as  defined  in  the
                            agreements) for the Second  Measurement  Period over
                            $1.0 million provided,  however, that such number of
                            shares   shall  not  exceed  the   greater  of;  (i)
                            1,000,000  shares of the  Company's  common stock or
                            (ii) that the  number  of  shares  of the  Company's
                            common stock  determined by dividing $8.0 million by
                            the Second  Measurement Period Date Market Value (as
                            defined in the  agreements);  and provided  further,
                            that if the basis  for  issuance  of such  shares is
                            incremental  revenue  over $9.0  million then EBITDA
                            for the Second  Measurement  Period must be at least
                            $1.0  million for the revenue  between  $9.0 million
                            and  $12.0  million  or at least  $1.5  million  for
                            revenue above $12.0  million.  In addition,  the LLC
                            may  receive  0.5  million  shares of the  Company's
                            common   stock  if  the   revenue   for  the  Second
                            Measurement Period is equal to or greater than $37.0 million and the Adjusted EBITDA for the Second
                            Measurement Period is equal to or greater than $5.0 million.

                        According to the Operating Agreement, the net profits and net losses of the LLC are allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the Company's common stock or warrants would be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the ORS stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9.0 million and then 90% to Oasis and 10% to the Company. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of ORS by the Company. Once the Company has either raised $10.0 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and ORS will become a wholly-owned subsidiary of the Company. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by the Company. Additionally, even if these conditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by eGlobe.

                        In January 2000, the Company raised more than $10.0 million in new capital. Once the Company registers the shares issued in this transaction, the LLC will be dissolved and ORS will become a wholly-owned subsidiary of the Company.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             This  acquisition  was  accounted for using the purchase
   ACQUISITIONS         method of accounting.  The purchase  allocation based on
   (CON'T)              management's  review and third party appraisals resulted
                        in goodwill of $0.4 million and acquired  intangibles of
                        $1.6 million related to assembled and trained  workforce
                        and customer contracts.  The goodwill is being amortized
                        on a straight-line  basis over seven years. The acquired
                        intangibles are being amortized on a straight-line basis
                        over the estimated  useful lives of three to five years.
                        The Company has not  determined  at this time if certain
                        performance  measures have been met. The purchase amount
                        may  increase  upon  resolution  of  the   contingencies
                        discussed earlier.

                        As the Company controls the operations of the LLC, the LLC has been included in the supplemental consolidated financial statements with Oasis' interest in the LLC recorded as Minority Interests.

                        In connection with the purchase and installation of equipment and leasehold improvements at ORS' new facility in Miami, Florida, Oasis agreed to loan ORS up to $451,000. The loan is required to be repaid in six equal quarterly principal installments beginning November 30, 1999. The Company guaranteed ORS' obligations under this loan and granted Oasis a security interest in its ownership interest in the LLC. As of December 31, 1999, there was $451,000 outstanding under this commitment. See Note 5 for further discussion.

                        Subsequent to the acquisition, $1.0 million of costs were incurred related to the purchase and installation of equipment and leasehold improvements at this new facility. Of these costs, $0.6 million was paid by Oasis and contributed to the LLC resulting in an increase in the Minority Interests.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             COAST
   ACQUISITIONS
   (CON'T)              On December 2, 1999, the Company acquired all the common
                        shares  of  Coast  which  was  majority   owned  by  the
                        Company's largest stockholder (See Note 7). The purchase consideration valued at approximately $16.7 million consisted of: (a) 16,100 shares of Series O Convertible
                        Preferred Stock ("Series O Preferred Stock") valued at approximately $13.4 million; (b) 882,904 shares of common stock valued at approximately $3.0 million; and
                        (c) direct costs associated with the acquisition of approximately $0.3 million. The Series O Preferred Stock is convertible into a maximum of 3,220,000 shares of common stock. See Note 10 for further discussion.

                        The acquisition was accounted for using the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price based on management's review and preliminary third party appraisals. The preliminary purchase price allocation resulted in goodwill of $14.3 million and intangibles of $3.2 million related to the value of certain distribution networks, certain long distance infrastructure, internally developed software and assembled and trained workforce. Goodwill is being amortized on a straight-line basis over seven years, and the acquired intangibles are being amortized on a straight-line basis over the estimated useful lives of five years. The final purchase price allocation has not been finalized pending final third party appraisals and completion of management's review.

                        PRO FORMA RESULTS OF OPERATIONS

                        The IDX and UCI acquisitions as well as the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiations of the terms of the IDX purchase agreement and the 1999 reclassification of acquired goodwill to other identifiable intangibles, are reflected in the following unaudited pro forma supplemental consolidated results of operations assuming the acquisitions had occurred at the beginning of the year ended March 31, 1998. The Telekey, Connectsoft, Swiftcall, iGlobe, ORS, and Coast acquisitions, as well as the exchange of the Series G Preferred Stock for the Series K Preferred Stock, are reflected in the following unaudited pro forma supplemental consolidated results of operations assuming the acquisitions had occurred at the beginning of the nine month period ended December 31, 1998.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
4. BUSINESS             The  unaudited  pro  forma   supplemental   consolidated
   ACQUISITIONS         results of operations  for the year ended March 31, 1998
   (CON'T)              include IDX's  results of operations  for the year ended
                        December 31, 1997 and eGlobe's results of operations for
                        the year ended March 31, 1998.  The IDX,  UCI,  Telekey,
                        Connectsoft, Swiftcall, iGlobe, ORS and Coast results of
                        operations  for the nine months ended  December 31, 1998
                        are estimated  based on annualized  results for the year
                        ended   December  31,  1998  and   seasonal   trends  in
                        operations.

                                                                           Unaudited Pro Forma Results
                                                           -----------------------------------------------------------------
                                                             Year Ended            Nine Months Ended         Year Ended
                                                            December 31,                December 31,            March 31,
                                                               1999                       1998                    1998
                        ----------------------------------------------------------------------------------------------------
                        Revenue                            $ 163,103,000          $ 116,630,000              $   80,164,000
                        Net loss before
                             extraordinary item            $ (66,533,000)         $ (22,085,000)             $  (19,615,000)
                        Net loss                           $ (68,434,000)         $ (22,085,000)             $  (19,615,000)
                        Net loss attributable to
                             common stockholders           $ (77,215,000)         $ (24,764,000)             $  (24,527,000)
                        Basic and diluted net
                             loss per share                $       (1.20)         $       (0.40)             $        (0.43)

                        In management's opinion, these unaudited pro forma amounts are not necessarily indicative of what the actual combined results of operations might have been if the acquisitions had been effective at the beginning of each respective period, as presented above.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
5. NOTES PAYABLE        Notes  payable  and   long-term   debt  consist  of  the
   AND LONG-            following:
   TERM DEBT

                     DECEMBER 31,                                                            1999               1998
                     ----------------------------------------------------------------------------------------------------
                     Promissory note to a telecommunications company, net of
                     unamortized discount of $0 and $206,000  (1)                           $    --          $ 7,294,000

                     Promissory notes for acquisition of IDX (2)                                 --            5,418,000

                     Promissory note for acquisition of UCI, net of unamortized
                     discount of $0 and $43,000 (3)                                         250,000              457,000

                     Promissory note for acquisition of UCI (4)                             500,000              500,000

                     Promissory note to an investor, net of unamortized
                     discount of $0 and $26,000 (5)                                         282,000              224,000

                     8%  mortgage  note,  payable  monthly,  including  interest through March 2010, with an April 2010 balloon payment;
                     secured by deed of trust on the related land and building              299,000              305,000

                     Promissory note of Telekey payable to a telecommunication
                     company (6)                                                            454,000                   --

                     Promissory note for acquisition of Connectsoft (7)                     500,000                   --

                     Promissory note for acquisition of Telekey (8)                          25,000                   --

                     Promissory note due to seller of iGlobe (9)                          1,831,000                   --

                     Promissory note due to seller of ORS (10)                              451,000                   --

                     Promissory note secured by certain equipment (11)                    2,720,000                   --

                     Capitalized lease obligations (12)                                   5,750,000              724,000
                     ----------------------------------------------------------------------------------------------------
                     Total                                                               13,062,000           14,922,000

                     Less current maturities, net of unamortized discount
                         of $0 and $275,000                                               7,868,000           13,685,000
                     ----------------------------------------------------------------------------------------------------
                     Total notes payable and long-term debt                              $5,194,000           $1,237,000
                     ====================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
5. NOTES PAYABLE        (1)     In  February  1998,  the Company  borrowed  $7.5
   AND LONG-                    million from a  telecommunications  company. The
   TERM DEBT                    note was  unsecured and bore interest at 8.875%.
   (CON'T)                      In connection with this transaction,  the lender
                                was granted warrants expiring February 23, 2001 to purchase 500,000 shares of the Company's common stock at a price of $3.03 per share. The value of approximately $0.5 million assigned to such warrants when granted in connection with the above note agreement was recorded as a discount to long-term debt and amortized over the term of the note as interest expense. In
                                January 1999, pursuant to the anti-dilution provisions of the loan agreement, the exercise price of the warrants was adjusted to $1.5125 per share, resulting in additional debt discount of $0.2 million. This amount was amortized over the remaining term of the note. In July 1999, this note plus accrued interest was repaid and the remaining unamortized discount was recorded as interest expense.

                        (2) In connection with the IDX acquisition, the Company originally issued $5.0 million unsecured convertible subordinated promissory notes and a $418,000 convertible subordinated promissory note for accrued but unpaid dividends owed by IDX. The notes bore interest at LIBOR plus 2.5%. Each of the notes, plus accrued interest, could be paid in cash or shares of the Company's common stock, at the sole discretion of the Company. In March 1999, the Company elected to pay the first note, which had a face value of $1.0 million, plus accrued interest, in shares of common stock and issued 431,729 shares of common stock to discharge this indebtedness. In connection with the discharge of this indebtedness, the IDX stockholders were granted warrants expiring March 23, 2002 to purchase 43,173 shares of the Company's common stock at a price of $2.37 per share. The value assigned to the warrants of $62,000 was recorded as interest expense in March 1999.

                                In July 1999, the Company renegotiated the terms of the purchase agreement with the IDX stockholders. As a result of the renegotiations, the Company exchanged the remaining notes payable totaling $4.0 million for 400,000 shares of Series I Preferred Stock valued at $4.0 million. In addition, the maturity date of the $418,000 note was extended and repaid in August 1999 with 140,599 shares of common stock. See Notes 4 and 10 for further discussion.

                        (3) On December 31, 1998, the Company acquired UCI. In connection with this transaction, the Company issued a $0.5 million unsecured promissory note bearing interest at 8% with principal and interest originally due June 27, 1999. In connection with the note, UCI was granted warrants expiring in December 31, 2003 to purchase 50,000 shares of the Company's common stock at a price of $1.63 per share. The value assigned to the warrants of $43,000 was recorded as a discount to the note and was amortized through June 1999 as additional interest expense. In August 1999, the Company completed renegotiation of the terms of this note pursuant to which the Company paid $250,000 in November 1999 with the remaining $250,000 plus accrued interest payable on December 31, 1999. The remaining note was paid in full subsequent to year end.

                        (4) In connection with the UCI acquisition, the Company issued a $0.5 million unsecured promissory note with 8% interest payable monthly due no later than September 30, 2000.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
5. NOTES PAYABLE        (5)     In September  1998, a subsidiary  of the Company
   AND LONG-                    entered  into  a  12%   unsecured   bridge  loan
   TERM DEBT                    agreement  with an investor for $250,000 and the
   (CON'T)                      proceeds were advanced to Connectsoft, a company
                                acquired in September  1999 as discussed in Note
                                4. In  connection  with  this  transaction,  the
                                lender was granted  warrants to purchase  25,000
                                shares of the Company's  common stock at a price
                                of $2.00 per share.  The value  assigned  to the
                                warrants of $34,000  was  recorded as a discount
                                to the note and has been fully  amortized  as of
                                December   31,  1999  as   additional   interest
                                expense.   As   part  of  the   acquisition   of
                                Connectsoft,  the Company renegotiated the terms
                                of this note  with the  investor  in July  1999.
                                Pursuant  to the  renegotiations,  the  original
                                note was replaced  with a new note due September
                                12, 1999  representing  principal  plus  accrued
                                interest due on the original note. In connection
                                with  this new  note,  the  lender  was  granted
                                warrants  to  purchase   25,000  shares  of  the
                                Company's common stock at a price of $2.82 per share. The value of $34,000 assigned to the warrants was recorded as a discount to the note and amortized over the term of the loan. In
                                December 1999, the lender extended the note and was granted warrants to purchase 10,000 shares of the Company's common stock at a price of $2.82 per share. The value of $15,000 was recorded as interest expense in December 1999.
                                On January 28, 2000, the Company paid the principal and interest in full.

                        (6) Telekey has an outstanding promissory note for $454,000 bearing interest, payable quarterly at 10% with principal due on December 31, 2000. The note is secured by certain assets of the previous stockholders of Telekey.

                        (7) In connection with the acquisition of Connectsoft, the Company issued a $0.5 million note to the seller. The note bears interest at a variable rate (8.5% at December 31, 1999) and principal and interest payments are due in twelve equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or
                                (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million. The note is secured by all the acquired assets and property of Connectsoft. The Company repaid the note and accrued interest subsequent to December 31, 1999.

                        (8) In connection with the acquisition of Telekey, the Company issued an unsecured, non-interest-bearing note for $150,000. Principal payments are due in equal monthly payments through February 2000. Telekey also had a $1.0 million line of credit due on demand and bearing interest at a variable rate to facilitate operational financing needs. The line of credit was personally guaranteed by previous stockholders of Telekey and was due on demand. This line of credit expired in October 1999 and the balance was repaid on November 2, 1999.

                        (9) Effective August 1, 1999, the Company acquired iGlobe. In connection with this transaction, Highpoint financed working capital for iGlobe through the closing date for which the Company has issued an unsecured note payable for approximately $1.8 million which was subject to adjustment. The outstanding past due balance bears interest at 15% per annum. As of March 24, 2000, the Company has repaid $713,000 of the note and the parties are currently negotiating payment terms on the remaining balance.

                        (10) In connection with the purchase of ORS, the seller loaned ORS up to $451,000 which was used to purchase and install equipment and leasehold improvements at ORS' new facility in Miami,
                                Florida. The note bears interest at 7% and principal and interest are due in six equal quarterly installments beginning November 30, 1999. The Company guaranteed ORS' obligations under this loan and granted the seller a security interest in its ownership interest in the LLC.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
5. NOTES PAYABLE        (11)    Effective  June 11, 1999,  Trans Global  entered
   AND LONG-                    into a financing  agreement to fund the purchase
   TERM DEBT                    of certain  switch  hardware and  software.  The
   (CON'T)                      note is payable  for a total of $3.3  million in
                                36   consecutive    monthly    installments   of
                                approximately $105,000 (principal and interest) at a fixed interest rate of 8.88%. The note is collateralized by the equipment which has a net carrying value of $2.9 million at December 31, 1999.

                        (12) During 1999, the Company acquired certain capital lease obligations of approximately $5.0 million through its acquisitions of Telekey, Connectsoft, iGlobe and Coast as discussed in
                                Note 4. The Company is committed under various capital leases for certain property and equipment. These leases are for terms of 18 months to 36 months and bear interest ranging from 8.52% to 28.0%. Accumulated depreciation on equipment held under capital leases was $1,395,000 and $150,000 at December 31, 1999 and
                                1998, respectively.

                                Notes payable, future maturities of long-term debt and future minimum lease payments under capital lease obligations at December 31, 1999 are as follows:

                                                                             NOTES PAYABLE
                                                                                AND
                                                                              LONG-TERM            CAPITAL
                           YEARS ENDING DECEMBER 31,                            DEBT                LEASES            TOTAL
                        ------------------------------------------------------------------------------------------------------
                           2000                                               $ 5,280,000       $ 3,252,000        $ 8,532,000
                           2001                                                 1,237,000         2,427,000          3,664,000
                           2002                                                   521,000           915,000          1,436,000
                           2003                                                     9,000                --              9,000
                           2004                                                    10,000                --             10,000
                           Thereafter                                             255,000                --            255,000
                        ------------------------------------------------------------------------------------------------------
                           Total payments                                       7,312,000         6,594,000         13,906,000
                           Less amounts
                             representing interest                                     --           844,000            844,000
                        ------------------------------------------------------------------------------------------------------
                           Principal payments                                   7,312,000         5,750,000         13,062,000
                           Less current maturities                              5,280,000         2,588,000          7,868,000
                        ------------------------------------------------------------------------------------------------------
                           Total long-term debt                               $ 2,032,000       $ 3,162,000        $ 5,194,000
                        ======================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
6. EARNINGS (LOSS)              Earnings per share are  calculated in accordance
   PER SHARE                    with SFAS No. 128,  "Earnings Per Share".  Under
                                SFAS No. 128, basic earnings (loss) per share is
                                calculated as income (loss)  available to common
                                stockholders  divided  by the  weighted  average
                                number of  common  shares  outstanding.  Diluted
                                earnings per share are  calculated as net income
                                (loss) divided by the diluted  weighted  average
                                number of common  shares.  The diluted  weighted
                                average  number of common  shares is  calculated
                                using the treasury stock method for common stock
                                issuable  pursuant to outstanding  stock options
                                and common stock warrants.  Common stock options
                                of   5,245,468,   2,538,159  and  2,020,822  and
                                warrants of  9,188,974,  4,093,167 and 1,391,667
                                were not included in diluted earning (loss) per share for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively, as the effect was antidilutive due to the Company recording a loss for these periods. In addition, convertible preferred stock, including dividends payable in shares of common stock, stock to be issued, and convertible subordinated promissory notes convertible into 26,223,940 and 5,323,926 shares of common stock were not included in diluted earnings (loss) per share for the year ended December 31, 1999 and for the nine month period ended December 31, 1998, respectively, due to the loss for the periods. There was no convertible preferred stock or convertible debt outstanding at March 31, 1998.

                                Subsequent to December 31, 1999, the Company issued additional preferred stock and warrants convertible into shares of common stock. See
                                Note 10 for discussion. Also, the Company renegotiated the terms of a preferred stock issuance and certain preferred stock was converted into common stock. (See Note 16 for discussion). The shares of common stock and the contingent warrants held by the LLC and the 2,000,000 shares of common stock held in escrow to cover eGlobe's potential indemnification obligations under the Trans Global merger agreement, are not included in the computation of basic and diluted loss per share.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
6. EARNINGS (LOSS)
   PER SHARE (CON'T)

                                                                            YEAR                  NINE                 YEAR
                                                                           ENDED             MONTHS ENDED             ENDED
                                                                       DECEMBER 31,          DECEMBER 31,           MARCH 31,
                                                                           1999                  1998                 1998
--------------------------------------------------------------------------------------------------------------------------------
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:

      NUMERATOR

        Net loss before extraordinary item                              $(53,203,000)         $ (5,958,000)       $ (11,257,000)
        Preferred stock dividends                                        (11,930,000)                   --                   --
                                                                        --------------------------------------------------------
        Net loss before extraordinary item
          attributable to common stockholders                            (65,133,000)           (5,958,000)         (11,257,000)
        Loss on early retirement of debt                                  (1,901,000)                   --                   --
                                                                        --------------------------------------------------------
        Net loss attributable to common stockholders                    $(67,034,000)         $ (5,958,000)       $ (11,257,000)
                                                                        --------------------------------------------------------
      DENOMINATOR
        Weighted average shares outstanding                               60,610,548            57,736,654           57,082,495
                                                                        --------------------------------------------------------
      PER SHARE AMOUNTS (BASIC AND DILUTED)

        Net loss before extraordinary item                                $    (1.08)            $    (0.10)          $    (0.20)
        Loss on early retirement of debt                                       (0.03)                    --                   --
                                                                        =========================================================
        Net loss per share                                                $    (1.11)            $   (0.10)          $    (0.20)
                                                                        =========================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------
7. RELATED PARTY        NOTES PAYABLE AND LONG-TERM DEBT
   TRANSACTIONS
                        Notes payable and long-term debt with related parties consist of the following:

                        DECEMBER 31,                                                           1999                  1998
                        ---------------------------------------------------------------------------------------------------
                        Accounts receivable revolving credit note (1)                       $1,058,000           $       --
                        Secured notes, net of unamortized discount of
                             $7,128,000 and $0 (1)                                           7,806,000                   --

                        Promissory note of Coast (2)                                         3,000,000                   --

                        Promissory note of Coast (2)                                           250,000                   --

                        Promissory note payable to a stockholder, net of
                             unamoritized discount of $137,000 and $46,000 (3)                 863,000              954,000

                        Short-term loan from two officers and an investor (4)                       --              200,000
                        ---------------------------------------------------------------------------------------------------
                        Total, net of unamortized discount of $7,265,000
                             and $46,000                                                    12,977,000            1,154,000
                        Less current maturities, net of unamortized discount
                              of $2,988,000 and $46,000.                                     4,676,000            1,154,000
                        ---------------------------------------------------------------------------------------------------
                        Total long-term debt, net of unamortized discount
                        of  $4,277,000 and $0                                               $8,301,000           $       --
                        ===================================================================================================

                        (1) In April 1999, the Company entered into a loan and note purchase agreement with EXTL Investors ("EXTL"), which together with its affiliates is the Company's largest stockholder. Under the terms of this Loan and Note Purchase Agreement ("Agreement"), in April 1999, the Company initially received an unsecured loan ("Loan") of $7.0 million bearing interest at 8% payable monthly with principal and remaining interest due on the earlier of (i) April 2000, (ii) the date of closing of an offering by the Company from which the Company received net proceeds of $30.0 million or more, or (iii) the closing of the $20.0 million purchase of the Company's 5% Secured Notes. As additional consideration, EXTL received warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $0.01 per share, of which 500,000 warrants were immediately exercisable and 1,000,000 warrants were exercisable only in the event that the stockholders did not approve the repayment of the $20.0 million credit facility committed by EXTL in shares of the Company's common stock and grant of warrants to purchase 5,000,000 shares of the Company's common stock or the Company elected not to draw it down. The 1,000,000 warrants did not become exercisable because both the stockholder approval was received and the Company elected to draw down the funds as discussed below.

                                The value of approximately $2.9 million assigned to the 500,000 warrants was recorded as a discount to the note payable and amortized through July 1999 when the note was repaid.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. RELATED PARTY        Under the Agreement,  in July 1999, EXTL purchased $20.0
   TRANSACTIONS         million of 5%  Secured  Notes  ("Notes")  dated June 30,
   (CON'T)              1999  at  the  Company's   request.   The   transactions
                        contemplated  by  the  Agreement  were  approved  by the
                        Company's   stockholders  at  the  annual   stockholders
                        meeting in June 1999. The initial $7.0 million note was repaid from the proceeds of the Notes along with accrued interest of $0.1 million.

                        As additional consideration for the Notes, EXTL was granted warrants vesting over two years expiring in three years, to purchase 5,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The value assigned such warrants of approximately $10.7 million was recorded as a discount to the Notes and is being amortized over the term of the Notes as additional interest expense.

                        Principal and interest on the Notes are payable over three years in monthly installments commencing August 1, 1999 with a balloon payment for the remaining balance due on the earlier to occur of (i) June 30, 2002, or
                        (ii) the date of closing of an offering ("Qualified Offering") by the Company of debt or equity securities, in a single transaction or series of related transactions, from which the Company receives net proceeds of $100.0 million or more. Alternatively, the Company may elect to pay up to 50% of the original principal amount of the Notes in shares of the Company's common stock, at its option, if: (i) the closing price of the Company's common stock is $8.00 or more per share for more than 15 consecutive trading days; (ii) the Company completes a public offering of equity securities at a price of at least $5.00 per share and with proceeds of at least $30.0 million; or (iii) the Company completes an offering of securities with proceeds in excess of $100.0 million.

                        Also, under the Agreement, EXTL agreed to make advances to the Company under a 5% Accounts Receivable Revolving Credit Note ("Revolver") for an amount up to the lesser of (1) 50% of eligible receivables (as defined) or (2) the aggregate amount of principal that has been repaid to date ($1,066,000 as of December 31, 1999). Interest payments are due monthly with the unpaid principal and interest on the Revolver due on the earliest to occur of
                        (i) the third anniversary of the agreement, June 30, 2002, or (ii) the date of closing of a Qualified Offering as defined above.

                        In August 1999, the Company and EXTL agreed to exchange $4.0 million of the Notes for 40 shares of Series J Cumulative Convertible Preferred Stock ("Series J Preferred"). At the date of exchange, the carrying value of the $4.0 million Notes, net of the unamortized discount of approximately $1.9 million, was approximately $2.1 million. The excess of the fair value of the Series J Preferred Stock of $4.0 million over the carrying value of the Notes of $1.9 million was recorded as an extraordinary loss on early retirement of debt. The transaction does not result in a tax benefit to the Company. As a result of this agreement, the $4.0 million is not subject to redraw under the Revolver. (See Note 10 for further discussion.)

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. RELATED PARTY                These   Notes  and   Revolver   are  secured  by
   TRANSACTIONS                 substantially all of eGlobe's existing operating
   (CON'T)                      assets (excluding Trans Global) and eGlobe's and
                                IDX's accounts receivables, although the Company
                                can   pursue   certain   additional    permitted
                                financing,  including  equipment and  facilities
                                financing, for certain capital expenditures. The
                                Agreement  contains  certain debt  covenants and
                                restrictions by and on the Company,  as defined.
                                The  Company  was  in  arrears  on  a  scheduled
                                principal payment under this debt facility as of
                                December 31, 1999 for which it received a waiver
                                from EXTL through  January 1, 2001.  In addition
                                the Company was in default  under certain of its
                                other   debt   agreements   as   a   result   of
                                non-payments  of scheduled  payments at December
                                31, 1999 and obtained a waiver through  February
                                14, 2000 from EXTL. The Company repaid these other notes by February 14, 2000. The Company was technically in default under the Notes due to the Company's assumption of the Coast notes, as discussed below in (2). However, in April
                                2000, the Agreement was amended and this event of default was permanently cured as discussed in
                                Note 18.

                        (2) Coast, acquired in December 1999, has two outstanding unsecured promissory notes with an affiliate of EXTL for $3.0 million and $250,000. The notes bear interest at a variable rate (10% at December 31, 1999) and 11%, respectively. Interest on both notes is payable monthly with the principal due July 1, 2000 and November 29, 2000, respectively. A change of control is considered an event of default under the existing $3.0 million note. In April 2000, the agreement was amended and the event of default was permanently cured as discussed in Note 18.

                        (3) In June 1998, the Company borrowed $1.0 million from an existing stockholder under an 8.875% unsecured note. In connection with this transaction, the lender was granted warrants expiring September 2001 to purchase 67,000 shares of the Company's common stock at a price of $3.03 per share. The stockholder also received as consideration for the loan, the repricing and extension of an existing warrant for 55,000 shares exercisable before February 2001 at a price of $3.75 per share. The value assigned to such warrants, including the revision of terms, of approximately $69,000, was recorded as a discount to the note payable and was amortized over the term of the note as interest expense through December 31, 1999. In January 1999, the exercise price of the 122,000 warrants was lowered to $1.5125 per share and the expiration dates were extended through January 31, 2002. The value of $57,000 assigned to the revision in terms was recorded as additional debt discount and was amortized as interest expense through December 31, 1999.

                                In August 1999, the Company entered into a stock purchase agreement with the lender. Under this agreement, the lender agreed to purchase 160,257 shares of common stock of the Company at a price per share of $1.56 and received a warrant to purchase 60,000 shares of common stock of the Company at a price per share of $1.00. Additionally, the lender acquired an option to exchange the principal of the note (up to a maximum amount of $500,000) for: (1) shares of common stock of the Company at a price per share of $1.56 and (2) warrants to purchase shares of common stock of the Company at a price of $1.00 (60,000 shares per $250,000 of debt exchanged). The value of the maximum number of warrants that would be issued upon exercise of the option of approximately $71,000 was recorded as additional debt discount and was amortized as interest expense through December 31, 1999.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. RELATED PARTY                Effective  December 16, 1999 the Company and the
   TRANSACTIONS                 lender extended the maturity date of the note to
   (CON'T)                      April 18, 2000 and  increased  the interest rate
                                on the balance  outstanding  from  December  18,
                                1999  to  maturity  to  14%.  Additionally,  the
                                option to  exchange  up to 50% of the  principal
                                balance for shares of common stock was increased
                                to  75%  under  the  same  terms  as   discussed
                                earlier.   As  a   result,   the  value  of  the
                                additional 60,000 warrants that would be issued upon exercise of the option of $137,000 was recorded as additional debt discount and will be amortized as interest expense through April 18, 2000. The value of $313,000 related to the excess of the market value of the Company's common stock over the conversion price under the option was recorded as interest expense because the debt is convertible at the election of the lender until April 2000.

                                During 1999, the same stockholder loaned $0.2 million to the Company for short term needs. This note was converted into 125,000 shares of common stock during 1999. Upon conversion, the stockholder was issued warrants to purchase 40,000 shares of common stock at an exercise price of $1.60 per share and warrants to purchase 40,000 shares of common stock at an exercise price of $1.00 per share. The value of $102,000 related to these warrants was recorded as interest expense.

                        (4) On December 31, 1998, two officers of the Company each loaned $50,000 and an investor loaned $100,000 to the Company for short-term needs. The loans were repaid in 1999.

                        Future maturities of notes payable and long-term debt with related parties at December 31, 1999 are as follows:

                           YEARS ENDING DECEMBER 31,                                                                TOTAL
                        ----------------------------------------------------------------------------------------------------
                           2000                                                                                   $7,664,000
                           2001                                                                                    3,076,000
                           2002                                                                                    9,502,000
                        ----------------------------------------------------------------------------------------------------
                           Total principal payments                                                               20,242,000
                           Less unamortized discount                                                               7,265,000
                        ----------------------------------------------------------------------------------------------------
                           Total debt                                                                             12,977,000
                           Less current maturities, net of unamortized discount of $2,988,000                      4,676,000
                        ----------------------------------------------------------------------------------------------------
                           Total long-term debt, net of unamortized discount of $4,277,000                        $8,301,000
                        ====================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. RELATED PARTY        SETTLEMENT WITH PRINCIPAL STOCKHOLDER
   TRANSACTIONS
   (CON'T)              In November 1998, the Company  reached an agreement with
                        its former chairman, Mr. Ronald Jensen, who at the time was also the Company's largest stockholder. Mr. Jensen is also a member of EXTL, the Company's current largest stockholder. The agreement concerned settlement of his unreimbursed costs and other potential claims.

                        Mr. Jensen had purchased $7.5 million of eGlobe's common stock in a private placement in June 1997 and later was elected Chairman of the Board of Directors. After approximately three months, Mr. Jensen resigned his position citing both other business demands and the demands presented by the challenges of the Company. During his tenure as Chairman, Mr. Jensen incurred staff and other costs, which were not billed to the Company. Also, Mr. Jensen subsequently communicated with the Company's current management indicating that there were a number of issues raised during his involvement with the Company relating to the provisions of his share purchase agreement which could result in claims against the Company.

                        In order to resolve all current and potential issues, Mr. Jensen and the Company agreed to exchange his current holding of 1,425,000 shares of common stock for 75 shares of 8% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), which management estimated to have a fair market value of approximately $3.4 million and a face value of $7.5 million. The terms of the Series C Preferred Stock permitted Mr. Jensen to convert the face value of the preferred stock to common stock at 90% of the market price, subject to a minimum conversion price of $4.00 per share and a maximum of $6.00 per share. The difference between the estimated fair value of the preferred stock issued and the market value of the common stock surrendered resulted in a non-cash charge to the Company's statement of operations of approximately $1.0 million in the nine months ended December 31, 1998.

                        In February 1999, contemporaneous with the Company's issuance of Series E Cumulative Convertible Redeemable Preferred Stock ("Series E Preferred Stock") to EXTL which is discussed below, the terms of the Series C Preferred Stock were amended and the Company issued 3,000,000 shares of common stock in exchange for the 75 shares of outstanding Series C Preferred Stock (convertible into 1,875,000 shares of common stock on the exchange date). The market value of the 1,125,000 incremental shares of common stock issued was recorded as a preferred stock dividend of approximately $2.2 million. See Note 10 for further discussion.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
7. RELATED PARTY        PREFERRED STOCK ISSUANCES
   TRANSACTIONS
   (CON'T)              In February 1999, the Company issued 50 shares of Series
                        E Preferred Stock to the Company's largest stockholder for $5.0 million. See Note 10 for further discussion.

                        As discussed earlier, in August 1999, the Company issued 40 shares of Series J Preferred Stock as prepayment of $4.0 million of the Secured Notes. See Note 10 for further discussion.

                        ACQUISITION OF COMPANIES

                        In December 1999, the Company acquired Coast, which was majority owned by Mr. Jensen. See Note 4 for further discussion. In addition, Coast has outstanding promissory notes with an affiliate of EXTL as discussed above.

                        Effective August 1, 1999, the Company acquired iGlobe, a wholly-owned subsidiary of HGP. An eGlobe director is the president and chief executive officer of HGP. See
                        Note 4 for further discussion.

                        REDEEMABLE COMMON STOCK

                        Upon the execution of the Coast merger agreement, one of the Coast stockholders signed an employment agreement with the Company. Under a side letter to the employment agreement, the Company was obligated to repurchase the 247,213 shares of common stock issued this employee in the Coast acquisition for $700,000 under certain conditions. Accordingly, the redemption value of $700,000 for these shares was reclassified and reflected as Redeemable Common Stock at December 31, 1999. Subsequent to December 31, 1999, this employee waived the redemption feature. As a result, this amount will be reclassified to stockholders' equity in the first quarter of 2000.

                        OFFICE LEASES

                        A company owned by the Co-Chairman, director and significant stockholder of eGlobe leases certain offices to the Company. The monthly rent of these office leases approximates $50,000 through March 31, 2003. Rent expense paid to companies owned by the stockholder was approximately $573,000, $197,000 and $209,000 for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, respectively.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
8. PROXY RELATED        The Company, its former auditors, certain of its present
   LITIGATION AND       and former  directors  and others were  defendants  in a
   SETTLEMENT           consolidated  securities class action which alleged that
   COSTS                certain  public filings and reports made by the Company,
                        including its Forms 10-K for the 1991, 1992, 1993 and 1994 fiscal years (i) did not present fairly the financial condition of the Company and its earnings; and
                        (ii) failed to disclose the role of a consultant to the Company. The Company and its former auditors vigorously opposed the action; however, the Company decided it was in the stockholders' best interest to curtail costly legal proceedings and settle the case.

                        Under an Order and Final Judgment entered in this action on September 21, 1998 pursuant to the Stipulation of Settlement dated April 2, 1998, the Company issued 350,000 shares of its common stock into a Settlement Fund that was distributed as of October 1999 among the Class on whose behalf the action was brought.

                        As a result of the above action and related matters, the Company recorded $0.1 million and $3.9 million in costs and expenses during the nine months ended December 31, 1998 and the year ended March 31, 1998. Included in the March 31, 1998 amount, is a charge of $3.5 million which represented the value assigned to the 350,000 shares of common stock referred to above, which were valued at $10.00 per share pursuant to the terms of the settlement agreement. Such value related to the Company's obligation under the Stipulation of Settlement to issue additional stock if the market price of the Company's stock was less than $10.00 per share during the defined periods. The Company had no obligation to issue additional stock if its share price is above $10.00 per share for fifteen consecutive days during the two year period after all shares have been distributed to the Class. In March 2000, that condition was satisfied and the Company has no further obligations under the Stipulation of Settlement.

                        Additionally, the Company settled with another stockholder related to the same securities class action in May 1998 and issued that stockholder 28,700 shares of common stock at the market price at the date of settlement for a total value of $81,000.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
9. OTHER                In  October  1999,  a major  telecommunications  carrier
   LITIGATION           filed suit  against  the Company  seeking  approximately
                        $2.5 million pursuant to various service contracts.  The
                        Company  disputes  the amounts  allegedly  owed based on
                        erroneous invoices,  the quality of service provided and
                        unfair and  deceptive  billing  practices.  The  Company
                        believes  it  has  substantial   counterclaims   and  is
                        vigorously defending this suit. The ultimate outcome of this litigation is unknown at this time.

                        In July 1999, a certain transmission vendor filed suit against the Company, seeking to collect approximately $300,000. The Company believes it has substantial counterclaims and is vigorously defending this suit based upon breach of contract.

                        The Company and its subsidiaries are also parties to various other legal actions and various claims arising in the ordinary course of business. Management of the Company believes that the disposition of the items discussed above and such other actions and claims will not have a material effect on the financial position, operating results or cash flows of the Company.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       PREFERRED STOCK AND REDEEMABLE PREFERRED STOCK
    EQUITY
                        At the June  16,  1999  annual  stockholder  meeting,  a
                        proposal   to  amend  the   Company's   Certificate   of
                        Incorporation  to  increase  the  Company's   authorized
                        preferred  stock to 10,000,000 was approved and adopted.
                        Par value for all preferred  stock remained at $.001 per
                        share. In addition,  the stockholders  also approved and
                        adopted a prohibition on stockholders  increasing  their
                        percentage  of ownership of the Company above 30% of the
                        outstanding  stock or 40% on a fully diluted basis other
                        than by a  tender  offer  resulting  in the  stockholder
                        owning 85% or more of the outstanding  common stock. The
                        following  is a  summary  of  the  Company's  series  of
                        preferred   stock  and  the   amounts   authorized   and
                        outstanding at December 31, 1999 and 1998:

                                Series B Convertible Preferred Stock, 500,000 shares authorized, and 0 and 500,000 shares, respectively, issued and outstanding (series eliminated in December 1999).

                                8% Series C Cumulative Convertible Preferred Stock, 275 shares authorized, 0 and 75 shares, respectively, issued and outstanding (series eliminated in December 1999).

                                8% Series D Cumulative Convertible Preferred Stock, 125 shares authorized, 35 and 0 shares, respectively, issued and outstanding ($3.5 million aggregate liquidation preference) (converted in January 2000).

                                8% Series E Cumulative Convertible Preferred Stock, 125 shares authorized, 50 and 0 shares, respectively, issued and outstanding (converted on January 31, 2000).

                                Series F Convertible Preferred Stock, 2,020,000 authorized, 1,010,000 and 0 shares, respectively, issued and outstanding (converted on January 3, 2000).

                                6% Series G Cumulative Convertible Redeemable Preferred Stock, 1 share authorized, no shares issued and outstanding (series eliminated in December 1999).

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'               Series H Convertible  Preferred  Stock,  500,000
    EQUITY (CON'T)              shares   authorized,   500,000   and  0  shares,
                                respectively, issued and outstanding (converted on January 31, 2000).

                                Series I Convertible Optional Redemption Preferred Stock, 400,000 shares authorized, 400,000 and 0 shares, respectively, issued and outstanding (150,000 shares converted on February 14, 2000).

                                5% Series J Cumulative Convertible Preferred Stock, 40 shares authorized, 40 and 0 shares, respectively, issued and outstanding ($4.0 million aggregate liquidation preference) (converted on January 31, 2000).

                                5% Series K Cumulative Convertible Preferred Stock, 30 shares authorized, 30 and 0 shares, respectively, issued and outstanding ($3.0 million aggregate liquidation preference) (converted on January 31, 2000).

                                20% Series M Convertible Preferred Stock, 1 share authorized, 1 and 0 share, respectively, issued and outstanding ($9.0 million aggregate liquidation preference).

                                8% Series N Cumulative Convertible Preferred Stock, 20,000 shares authorized, 1,535 and 0 shares, respectively, issued and outstanding ($1.5 million liquidation preference) (converted during January 2000).

                                Series O Convertible Preferred Stock, 16,100 shares authorized, 16,100 and 0 shares, respectively, issued and outstanding ($16.0 million aggregate liquidation preference).

                        Following is a detailed discussion of each series of preferred stock outstanding at December 31, 1999 and 1998:

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Series B Convertible Preferred Stock
    EQUITY (CON'T)
                        On December 2, 1998,  the Company  issued 500,000 shares
                        of  Series B  Preferred  Stock  valued  at $3.5  million
                        (value  increased  an  additional  $1.5  million in June
                        1999) in connection with the acquisition of IDX. In July
                        1999,  the  Company  renegotiated  the  terms of the IDX
                        purchase  agreement with the IDX stockholders.  Pursuant
                        to the renegotiations,  the Series B Preferred Stock was
                        reacquired by the Company in exchange for 500,000 shares
                        of Series H Preferred Stock. As a result of the exchange
                        agreement,  the Company  recorded the excess of the fair
                        market  value  of  the  new  preferred  stock  over  the
                        carrying value of the reacquired  preferred  stock, as a
                        dividend  to the  Series  B  Preferred  stockholders  of
                        approximately   $6.0   million.   Pursuant   to  further
                        renegotiations in December 1999, this dividend was reduced by approximately $1.4 million. (See Note 4 for further discussion).

                        8% Series C Cumulative Convertible Preferred Stock

                        In November 1998, in connection with a settlement with the Company's largest stockholder (see Note 7), 75 shares of Series C Preferred Stock were issued to Mr. Ronald Jensen in exchange for 1,425,000 shares of common stock. The terms of the Series C Preferred Stock permitted the holders to convert the Series C Preferred Stock into the number of common shares equal to the face value of the preferred stock divided by 90% of the market price, but with a minimum conversion price of $4.00 per share and a maximum conversion price of $6.00 per share, subject to adjustment if the Company issued common stock for less than the conversion price.

                        In February 1999, the Company issued 3,000,000 shares of common stock in exchange for the 75 shares of outstanding Series C Preferred Stock. This transaction was contemporaneous with the Company's issuance of Series E Preferred Stock to EXTL, an affiliate of Mr. Jensen, which is discussed below. See Note 7 for discussion of this transaction.

                        Series D Cumulative Convertible Preferred Stock

                        In January 1999, the Company issued 30 shares of Series Preferred Stock ("Series D Preferred Stock") to a private investment firm for gross proceeds of $3.0 million. The holder agreed to purchase for $2.0 million 20 additional shares of Series D Preferred Stock upon registration of the common stock issuable upon conversion of this preferred stock. In connection with this transaction, the Company issued warrants to purchase 112,500 shares of common stock with an exercise price of $0.01 per share and warrants to purchase 60,000 shares of common stock with an exercise price of $1.60 per share.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10.STOCKHOLDERS'        Upon  the  Company's  registration  in May  1999  of the
   EQUITY (CON'T)       common stock  issuable upon the conversion of the Series
                        D Preferred Stock, the investor purchased 20 additional shares of Series D Preferred Stock and warrants for $2.0 million to purchase 75,000 shares of common stock with an exercise price of $0.01 per share and warrants to purchase 40,000 shares of common stock with an exercise price of $1.60.

                        The value of approximately $634,000 assigned to these warrants when granted was originally recorded as a discount to the Series D Preferred Stock. These discounts were amortized as deemed preferred stock dividends over the periods from the dates of the grants to the dates that the Series D Preferred Stock could first be converted into common stock defined as 90 days from issuance. On August 20, 1999, the exercise price of $1.60 for 100,000 warrants was lowered to $1.44 per share. The value assigned to this revision in terms was recorded as a preferred stock dividend. In connection with the revision in terms, the investor exercised the warrants to purchase 100,000 shares at a price of $1.44 per share and warrants to purchase 75,000 shares at $0.01 per share. As of December 31, 1999, warrants to purchase 112,500 shares at $0.01 per share were outstanding.

                        Due to the Company's failure to consummate a specific merger transaction by May 30, 1999, the Company issued to the investor a warrant exercisable beginning August 1999 to purchase 76,923 shares of common stock with an exercise price of $.01 per share. The value of $250,000 assigned to the warrant was recorded as a preferred stock dividend. The warrant is exercisable for three years. In August 1999, the investor exercised these warrants.

                        The Series D Preferred Stock carried an annual dividend of 8%, payable quarterly beginning December 31, 1999. All dividends that would accrue through December 31, 2000 on each share of Series D Preferred Stock are payable in full upon conversion of such share. As a result, dividends through December 31, 2000 were accrued over the period from the issuance date to the date that the Series D Preferred Stock could first be converted by the holder. The Company accrued approximately $477,000 (net of $240,000 included in the 1999 conversion) in cumulative Series D Preferred Stock dividends as of December 31, 1999. The shares of Series D Preferred Stock were convertible, at the holder's option, into shares of the Company's common stock any time after 90 days from issuance at a conversion price equal to $1.60. The shares of Series D Preferred Stock automatically convert into common stock upon the earliest of (i) the first date on which the market price of the common stock is $5.00 or more per share for any 20 consecutive trading days, (ii) the date on which 80% or more of the Series D Preferred Stock has been converted into common stock, or (iii) the date the Company closes a public offering of equity securities at a price of at least $3.00 per share with gross proceeds of at least $20.0 million.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       In December 1999, 15 shares of Series D Preferred  Stock
    EQUITY (CON'T)      were converted  into  1,087,500  shares of common stock.
                        Subsequent to December 31, 1999, the remaining 35 shares
                        of  Series  D  Preferred   Stock  were   converted  into
                        2,537,500 shares of common stock. The shares of common stock issued upon conversion of the 50 shares of Series
                        D Preferred Stock included payment for dividends through December 31, 2000.

                        Series E Cumulative Convertible Preferred Stock

                        In February 1999, the Company issued 50 shares of Series E Preferred Stock to the Company's largest stockholder, for gross proceeds of $5.0 million. The Series E Preferred Stock carried an annual dividend of 8%, payable quarterly beginning December 31, 2000. All dividends that would accrue through December 31, 2000 on each share of Series E Preferred Stock are payable in full upon conversion of such share. As a result, dividends through December 31, 2000 were accrued over the period from the issuance date to the date that the Series E Preferred Stock could first be converted by the holder. The Company accrued approximately $750,000 in Series E Preferred Stock dividends as of December 31, 1999. As additional consideration, the Company issued to the holder three year warrants to purchase 723,000 shares of common stock at $2.125 per share and 277,000 shares of common stock at $0.01 per share. The value of $1.1 million assigned to such warrants was recorded as a deemed dividend when granted because the Series E Preferred Stock was convertible at the election of the holder at the issuance date. In connection with a debt placement concluded in April 1999 (see Note 7), the Series E Preferred Stockholder elected to make such shares convertible; accordingly, such shares were no longer redeemable.

                        The shares of Series E Preferred Stock automatically convert into shares of the Company's common stock, on the earliest to occur of (a) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which the Series E Preferred Stock is outstanding, (b) the date that 80% or more of the Series E Preferred Stock has been converted into common stock, or (c) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million. The initial conversion price for the Series E Preferred Stock is $2.125, subject to adjustment if the Company issues common stock for less than the conversion price.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       On  January  31,  2000,  the  Series E  Preferred  Stock
    EQUITY (CON'T)      automatically  converted into 2,352,941 shares of common
                        stock because the last  reported  closing sales price of
                        the  Company's   common  stock  was  over  the  required
                        threshold for the requisite number of trading days.

                        Series F Convertible Preferred Stock

                        As discussed in Note 4, in February 1999, the Company completed the acquisition of Telekey. The purchase consideration included the issuance of 1,010,000 shares of Series F Preferred Stock valued at $1,957,000. The Company originally agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred Stock two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives. The 505,000 shares valued at $979,000 are included in stock to be issued in the accompanying supplemental consolidated balance sheet.

                        The shares of Series F Preferred Stock initially issued automatically convert into shares of common stock on the earlier to occur of (a) the first date as of which the market price is $4.00 or more for any 15 consecutive trading days during any period that the Series F Preferred Stock is outstanding, or (b) July 1, 2001. The Company guaranteed a price of $4.00 per share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred Stock, subject to Telekey's achievement of certain defined revenue and EBITDA objectives.

                        On December 31, 1999, the market price of the Company's common stock exceeded $4.00; therefore, no additional shares were issuable. On January 3, 2000, the former stockholders of Telekey converted their combined 1,010,000 shares of Series F Preferred Stock into a total of 1,209,584 shares of common stock.

                        In February 2000, the Company reached a preliminary agreement with the former stockholders of Telekey to restructure certain terms of the original acquisition agreement. Such restructuring, which is subject to completion of final documentation, includes an acceleration of the original earn-out provision. See
                        Note 4.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Series G  Cumulative  Convertible  Redeemable  Preferred
    EQUITY (CON'T)      Stock

                        In connection with the purchase of substantially all of the assets of Connectsoft in June 1999, as discussed in
                        Note 4, the Company issued one share of Series G Preferred Stock valued at $3.0 million. The Series G
                        Preferred Stock carried an annual dividend of 6%, payable annually beginning September 30, 2000. In August 1999, the Company issued 30 shares of Series K Preferred Stock in exchange for the one share of Series G Preferred Stock. This exchange is discussed in more detail below.

                        Series H Convertible Preferred Stock

                        In July 1999, the Company issued 500,000 shares of Series H Preferred Stock originally valued at approximately $11.0 million in exchange for 500,000 shares of Series B Preferred. See Note 4 for discussion of the exchange agreement. The shares of Series H Preferred Stock convert automatically into a maximum of 3,750,000 shares of common stock, subject to adjustment as described below, on January 31, 2000 or earlier if the closing sale price of the common stock is equal to or greater than $6.00 for 15 consecutive trading days. Providing the Series H Preferred Stock had not converted, the Company guaranteed a price of $6.00 per share on January 31, 2000.

                        In December 1999, the Company and the IDX stockholders agreed to reduce the preferred stock and warrants consideration paid to the IDX stockholders as discussed in Note 4. As a result of this renegotiation, the value of the shares of Series H Preferred Stock was reduced by $1.4 million. As a result, the shares were convertible into a maximum of 3,262,500 shares at December 31, 1999.

                        On January 31, 2000, the shares of Series H Preferred Stock automatically converted into 3,262,500 shares of common stock (reflecting the above adjustment negotiated in December 1999).

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Series I Convertible Optional Redemption Preferred Stock
    EQUITY (CON'T)

                        In July 1999, the Company issued 400,000 shares of Series I Preferred Stock in exchange for notes payable of $4.0 million due to the IDX stockholders. See Note 4 for discussion of renegotiations. The Company had the option, which the Company did not exercise, to redeem 150,000 shares of the Series I Preferred Stock prior to February 14, 2000 at a price of $10.00 per share plus 8% of the value of Series I Preferred Stock per annum from December 2, 1998 through the date of redemption. The Company still has an option to redeem 250,000 shares of Series I Preferred Stock prior to July 17, 2000 at a price of $10.00 per share plus 8% of the value of Series I Preferred Stock per annum from December 2, 1998 through the date of redemption for cash, common stock or a combination of the two. Any Series I Preferred Stock not redeemed by the applicable dates discussed above automatically converts into common stock based on a conversion price of $10.00 per share plus 8% per annum of the value of the Series I Preferred Stock from December 2, 1998 through the date of conversion divided by the greater of the average closing price of common stock over the 15 days immediately prior to conversion or $2.00 up to a maximum of 3.9 million shares of common stock. The Company made a written election in August 1999 to pay the 8% of the value in shares of common stock upon redemption or conversion.

                        On February 14, 2000, 150,000 shares of the Series I Preferred Stock plus the 8% accrual of the value automatically converted into 166,304 shares of common stock.

                        Series J Cumulative Convertible Preferred Stock

                        In August 1999, the Company reached an agreement with EXTL which was finalized in November 1999 whereby the Company issued to EXTL 40 shares of Series J Preferred Stock valued at $4.0 million as prepayment of $4.0 million of the outstanding $20.0 million Secured Notes issued to EXTL. (See Note 7 for discussion).

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       The Series J Preferred  Stock carries an annual dividend
    EQUITY (CON'T)      of 5% which is payable quarterly, beginning December 31,
                        2000. The Company has accrued  approximately  $29,000 in
                        cumulative  Series J  Preferred  Stock  dividends  as of
                        December  31,  1999.  The  shares of Series J  Preferred
                        Stock are  convertible,  at the  holder's  option,  into
                        shares of the  Company's  common  stock at any time at a
                        conversion  price,  subject to  adjustment  for  certain
                        defined events,  equal to $1.56.  The shares of Series J
                        Preferred   Stock   automatically   converts   into  the
                        Company's common stock, on the earliest to occur of (i) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series J Preferred Stock is outstanding, (ii) the date that 80% or more of the Series J Preferred Stock the Company has issued has been converted into the Company's common stock, or (iii) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million.

                        On January 31, 2000, the Series J Preferred Stock automatically converted into 2,564,102 shares of common stock because the last reported closing sales price of the Company's common stock was over the required threshold for the requisite number of trading days.

                        Series K Cumulative Convertible Preferred Stock

                        In August 1999, the Company reached an agreement under which it issued 30 shares of Series K Preferred Stock valued at $3.0 million in exchange for the one share of its Series G Preferred Stock. The carrying value of the Series G Preferred Stock exceeded the fair value of the Series K Preferred Stock because of accrued dividends that were not paid pursuant to the exchange. The excess of $36,000 reduced the loss attributable to common stockholders.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       The Series K Preferred  Stock carries an annual dividend
    EQUITY (CON'T)      of 5% which is payable quarterly, beginning December 31,
                        2000. All dividends  that would accrue through  December
                        31, 2000 on each share of Series K  Preferred  Stock are
                        payable  in full upon  conversion  of such  share.  As a
                        result, dividends through December 31, 2000 were accrued
                        over the period from the issuance  date to the date that
                        the Series K Preferred Stock could first be converted by
                        the holder. The Company accrued  approximately  $200,000
                        in Series K Preferred Stock cumulative dividends as of December 31, 1999. The shares of Series K Preferred
                        Stock are convertible, at the holder's option, into shares of the Company's common stock at any time at a conversion price equal to $1.56, subject to adjustment for certain defined events. The shares of Series K
                        Preferred Stock automatically convert into the Company's common stock, on the earliest to occur of (i) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred Stock is outstanding, (ii) the date that 80% or more of the Series K Preferred Stock the Company has issued has been converted into the Company's common stock, or (iii) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million.

                        On January 31, 2000, the Series K Preferred Stock automatically converted into 1,923,077 shares of common stock because the closing price of the Company's common stock was over the required threshold for the requisite number of trading days.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Series M Convertible Preferred Stock
    EQUITY (CON'T)
                        In October 1999,  the Company issued one share of Series
                        M Preferred  Stock valued at $9.6 million in  connection
                        with the acquisition of iGlobe.  The one share of Series
                        M  Preferred  Stock  has a  liquidation  value  of  $9.0
                        million and carries an annual cumulative dividend of 20%
                        which  will  accrue  and  be  payable   annually  or  at
                        conversion  in cash or shares of  common  stock,  at the
                        option of the Company.  The Company accrued  $380,000 in
                        Series M Preferred  Stock  dividends  as of December 31,
                        1999. The above market dividend resulted in a premium of
                        $643,000  which will be amortized as a deemed  preferred
                        dividend  stock  over  the  one  year  period  from  the
                        issuance  date  through   October  2000.  The  Series  M
                        Preferred  Stock is  convertible,  at the  option of the
                        holder,  one year after the issue  date at a  conversion
                        price of $2.385.  The Company recorded a dividend on the
                        Series M Preferred Stock of  approximately  $1.4 million
                        for  the  beneficial  conversion  feature  based  on the
                        excess  of  the  common  stock   closing  price  on  the
                        effective date of the acquisition over the conversion price. This dividend will be amortized as a deemed preferred dividend over the one year period from the date of issuance.

                        The  Company  has the  right,  at any time  prior to the
                        holder's exercise of its conversion rights, to repurchase the Series M Preferred Stock for cash upon a determination by eGlobe's Board that it has sufficient cash to fund operations and make the purchase. The share of Series M Preferred Stock shall automatically be converted into shares of common stock, based on the then-effective conversion rate, on the earliest to occur of (but no earlier than one year from issuance) (i) the first date as of which the last reported sales price of the common stock is $5.00 or more for any 10 consecutive trading days during any period in which Series M Preferred Stock is outstanding, (ii) the date that is seven years after the issue date, or (iii) the date upon which the Company closes a public offering of equity securities of the Company at a price of at least $4.00 per share and with gross proceeds of at least $20.0 million.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Series N Cumulative Convertible Preferred Stock
    EQUITY (CON'T)
                        During October and November 1999, the Company sold 2,670
                        shares  of 8%  Series  N  Preferred  Stock  and  304,636
                        warrants for gross proceeds of $2.7 million.  The Series
                        N Preferred Stock carries an 8% annual dividend payable in cash or common stock at the holder's option, or in the absence of an election of the holder, at the election of the Company. The Company accrued $45,000 in Series N Preferred Stock dividends as of December 31,
                        1999.

                        The shares of Series N Preferred Stock are immediately convertible, at the holder's option, into shares of the Company's common stock at a conversion price equal to the greater of $2.125 and 101% of the average closing market price per share of common stock for the 15 trading days prior to the binding commitment of the holder to invest (provided however that no shares of Series N Preferred Stock sold after the first issuance shall have an initial conversion price below the initial conversion of the shares sold at first issuance) or 85% of the market price per share of common stock, computing the market price per share for the purpose of such conversion as equal to the average closing market price per share for the five trading days immediately prior to the conversion date, provided however that the conversion price shall not be greater than the greater of $3.25 or 150% of the initial conversion price. The Company recorded dividends at issuance of approximately $230,000 for the beneficial conversion feature based on the excess of the common stock market price on the date of the issuance over the conversion price.

                        The Series N Preferred Stock automatically converts into shares of common stock on the earliest to occur of: (i) the date that is the fifth anniversary of the issuance of Series N Preferred Stock; (ii) the first date as of which the last reported sales price of the common stock on Nasdaq is $6.00 or more for any 15 consecutive trading days during any period in which Series N Preferred Stock is outstanding; (iii) the date that 80% or more of the Series N Preferred issued by the Company has been converted into common stock, the holders thereof have agreed with the Company in writing to convert such Series N Preferred Stock into common stock or a combination of the foregoing; or (iv) the Company closes a public offering of equity securities of the Company with gross proceeds of at least $25.0 million.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       The warrants are  exercisable one year from issuance and
    EQUITY (CON'T)      expire three years from  issuance.  The exercise  prices
                        vary from $3 to $5 per share. In addition, the holders may elect to make a cash-less exercise. The value of the warrants of $423,000 was recorded as a dividend at the issuance date because the Series N Preferred Stock is immediately convertible.

                        During December 1999, 1,135 shares of Series N Preferred Stock were converted into 457,162 shares of common stock. Subsequent to December 31, 1999, the remaining shares of Series N Preferred Stock outstanding at December 31, 1999 were converted into 375,263 shares of common stock.

                        See Note 16 for a discussion of additional shares of Series N Preferred Stock sold and converted subsequent to year end.

                        Due to a delay in registering shares of the Company's common stock, in February 2000, the Company issued warrants to certain Series N Preferred Stockholders to purchase 200,000 shares of the Company's common stock at a price per share equal to $7.50. The warrants are exercisable in whole or in part at any time beginning on the date that is one year after the date of issuance until the third anniversary of the date of issuance.

                        Series O Convertible Preferred Stock

                        In December 1999, the Company issued 16,100 shares of Series O Preferred Stock in connection with the acquisition of Coast. See Note 4 for further discussion. The estimated value of the Series O Preferred Stock of $13.4 million is based upon a preliminary appraisal. The Series O Preferred Stock carries an annual dividend of 10%. All dividends that would accrue through November 30, 2001 on each share of Series O Preferred Stock are payable in full upon conversion of such share. The preliminary appraisal includes a present value of $2.5 million for  dividends  through  November 30, 2001.  The
                        difference   between  the  undiscounted   value  of  the
                        dividends and $2.5 million is being accrued as a dividend over the period that the Series O Preferred Stock could first be converted by the holder.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       The   shares  of  Series  O   Preferred   Stock  have  a
    EQUITY (CON'T)      liquidation  value of $16.1 million and are convertible,
                        at the holder's option,  into a maximum 3,220,000 shares
                        of common  stock at any time  after the later of (a) one
                        year  after  the date of  issuance  and (b) the date the
                        Company  has  received  stockholder  approval  for  such
                        conversion and the applicable  Hart-Scott-Rodino waiting
                        period has expired or terminated (the "Clearance Date"),
                        at a  conversion  price  equal to $5.00.  The  shares of
                        Series O Preferred Stock will automatically be converted
                        into shares of common stock, on the earliest to occur of
                        (i) the  fifth  anniversary  of the  first  issuance  of
                        Series O  Preferred  Stock,  (ii) the  first  date as of
                        which the last  reported  sales price of common stock on
                        Nasdaq is $6.00 or more for any 15  consecutive  trading
                        days during any period in which Series O Preferred Stock
                        is  outstanding,  (iii) the date that 80% or more of the
                        Series O  Preferred  Stock the  Company  issued has been
                        converted  into  common  stock,   or  (iv)  the  Company
                        completes a public  offering of equity  securities  with
                        gross  proceeds to the Company of at least $25.0 million
                        at a price  per  share  of  $5.00.  Notwithstanding  the
                        foregoing,  the  Series O  Preferred  Stock  will not be
                        converted  into the Company's  common stock prior to the
                        Company's  receipt  of  stockholder  approval  for  such
                        conversion,  which was  obtained  at the March 23,  2000
                        stockholders' meeting, and the expiration or termination
                        of the applicable  Hart-Scott-Rodino  waiting period. If
                        the events  discussed above occur prior to the Clearance
                        Date,  the  automatic   conversion  will  occur  on  the
                        Clearance Date.

                        On January 26, 2000, the closing sales price of the Company's common stock was $6.00 or more for 15 consecutive trading days and accordingly, on the Clearance Date, the outstanding Series O Preferred Stock will be converted into 3,220,000 shares of common stock.

                        COMMON STOCK

                        At the March 23, 2000 stockholders' meeting, a proposal to amend the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock available to 200,000,000 was approved and adopted.

                        In November 1998, the Company agreed to issue 75 shares of Series C Preferred Stock in exchange for the 1,425,000 shares of common stock originally valued at $7.5 million as described above. As discussed earlier, in February 1999, the Company issued 3,000,000 shares of common stock in exchange for these outstanding shares of Series C Preferred Stock.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       During the nine months  ended  December 31, 1998 and the
    EQUITY (CON'T)      year ended March 31, 1998,  the Company  agreed to issue
                        28,700 shares valued at $81,000 and 350,000 shares of common stock valued at $3.5 million in connection with the settlement of litigation. See Note 8 for further discussion. Additionally, in June 1999, the Company issued to a former employee 54,473 shares of the Company's common stock valued at $99,000 in settlement of certain potential claims.

                        In December 1998, the Company issued 62,500 shares of common stock valued at $102,000 in the UCI acquisition. During 1999, the Company issued 526,063 shares of common stock amounting to $1,645,000 as payment of the first of two installments under the Swiftcall acquisition agreement, 1.5 million shares of common stock and warrants to purchase additional shares of common stock in connection with its acquisition of control of ORS and 882,904 shares (prior to the reclassification of the value of 247,213 shares reclassified to Redeemable Common Stock valued at $0.7 million as discussed in Note
                        7) of common stock valued at $2,980,000 in connection with the acquisition of Coast. See Notes 4 and 7 for discussion of acquisitions.

                        In March 1999, the Company elected to pay the IDX $1.0 million promissory note and accrued interest with shares of common stock. The Company issued 431,729 shares of common stock and warrants to purchase 43,173 shares of common stock valued at $1,023,000 to discharge this indebtedness. In July 1999, the Company issued 140,599 shares of common stock valued at $433,000 in repayment of the $418,000 note and related accrued interest related to the IDX acquisition. In addition, in July 1999, the Company repaid a $200,000 note payable with 125,000 shares of common stock valued at $200,000. In connection with this transaction, the Company also issued warrants to purchase 40,000 common shares at an exercise price of $1.60 and a warrant to purchase 40,000 common shares at an exercise price of $1.00 per share. See Notes 4 and 7 for discussion.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       In  August  1999,  the  Company  entered  into  a  stock
    EQUITY (CON'T)      purchase  agreement with a long time  stockholder  and a
                        lender. Under this agreement, for $250,000, the investor purchased 160,257 shares of common stock and warrants to purchase 60,000 shares of common stock at an exercise price of $1.00 per share and the option to exchange the principal of an existing note (up to a maximum amount of $500,000) for shares of common stock at a price per share of $1.56 and a warrant to purchase shares of common stock at a price of $1.00 (60,000 per $250,000 of debt exchanged). On December 16, 1999, the lender's option to convert the loan principal outstanding into common stock was increased from a maximum of $500,000 to $750,000 and therefore a maximum of 180,000 warrants can now be issued. (See Note 7 for further discussion).

                        On December 23, 1999, the Company entered into a promissory note with a bank, as amended on February 1, 2000, for a principal amount of $14.0 million. In connection with the note agreement, a security and pledge agreement was signed whereby the Company assigned all of its rights to 4,961,000 shares of eGlobe common stock to the lender. The Company and the lender concurrently entered into a stock purchase agreement whereby the lender purchased the shares in exchange for a $30.0 million stock purchase note. However, the lender failed to fund the note on a timely basis and in March 2000, eGlobe advised the lender that they were terminating the agreement and demanded the lender return eGlobe's stock certificates. As of March 24, 2000, the lender has not returned the certificates. Such shares of common stock are included in the outstanding shares at December 31, 1999 at par value.

                        In the year ended December 31, 1999, the Company received proceeds of approximately $721,000 from the exercise of warrants to acquire 1,168,518 shares of common stock. No warrants were exercised in the nine months ended December 31, 1998 and the year ended March 31, 1998.

                        In the year ended December 31, 1999, and the year ended March 31, 1998, the Company received proceeds of approximately $61,000 and $138,000 from the exercise of options and stock appreciation rights to acquire 39,517 and 18,348 shares of common stock, respectively. No proceeds were received during the nine months ended December 31, 1998.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       Notes Receivable from Stock Sales
    EQUITY (CON'T)
                        The Company  loaned  certain of its  executive  officers
                        money in connection with their exercise of non-qualified
                        stock options in December 1999. The notes  receivable of
                        $1,210,000  are full recourse  promissory  notes bearing
                        interest  at 6% and are  collateralized  by the  430,128
                        shares  of  stock  issued  upon  exercise  of the  stock
                        options.  Interest is payable  quarterly  in arrears and
                        principal  is due the earlier of (a) for $177,000 of the
                        notes  December 16, 2003 and for $1,033,000 of the notes
                        December 16, 2004 and (b) the date that is 90 days after
                        the date  that  the  employee's  employment  terminates,
                        unless such  termination  occurs  other than "for cause"
                        (as  defined).  The  employee  also  agrees to  promptly
                        redeem the  outstanding  note  balances upon the sale of
                        the underlying  stock. The notes receivable are shown on
                        the  supplemental   consolidated   balance  sheet  as  a
                        reduction to  stockholders'  equity.  These options were
                        not  granted   under  the  Employee   Stock  Option  and
                        Appreciation Rights Plan (the "Employee Plan") discussed below.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN
    EQUITY (CON'T)
                        On December 14, 1995, the Board of Directors adopted the
                        Employee Plan, expiring December 15, 2005, reserving for issuance 1,000,000 shares of the Company's common stock.
                        The Employee Plan was amended and restated in its entirety during the year ended March 31, 1998, including an increase in the number of shares available for grant to 1,750,000 representing an increase of 750,000 shares.

                        On June 16, 1999, the Company's stockholders adopted an amendment to increase the number of shares of the Company's common stock available for grant to 3,250,000. This increase included the reduction of the number of shares available for issuance under the Company's 1995 Director Stock Option and Appreciation Rights Plan by 400,000 shares. On March 23, 2000, the Company's stockholders adopted an amendment to increase the number of shares of the Company's common stock available for grant to 7,000,000 shares.

                        As of December 31, 1999, options outstanding under this Employee Plan exceeded the shares available for grant by 1,995,468 shares. The Board of Directors granted these options to certain executive officers and directors subject to stockholder approval of the increase in the number of shares available under the Employee Plan. As discussed earlier, stockholder approval was obtained March 23, 2000.

                        The Employee Plan provides for grants to key employees, advisors or consultants to the Company at the discretion of the Compensation Committee of the Board of Directors, of stock options to purchase common stock of the Company. The Employee Plan provides for the grant of both "incentive stock options," as defined in the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Options that are granted under the Employee Plan that are incentive stock options may only be granted to employees (including employee-directors) of the Company.

                        Stock options  granted under the Employee Plan must have
                        an  exercise  price  equal in  value to the fair  market
                        value, as defined,  of the Company's common stock on the
                        date of grant.  Any options  granted  under the Employee
                        Plan must be exercised within ten years of the date they
                        were   granted.   Under   the   Employee   Plan,   Stock
                        Appreciation  Rights  ("SAR's")  may also be  granted in
                        connection  with the  granting  of an option  and may be
                        exercised in lieu of the  exercise of the option.  A SAR
                        is  exercisable  at the  same  time or  times  that  the
                        related option is exercisable.  The Company will pay the
                        SAR in shares of
                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       common  stock  equal in value to the  excess of the fair
    EQUITY (CON'T)      market  value,  at the date of  exercise,  of a share of
                        common  stock  over the  exercise  price of the  related
                        option.  The exercise of a SAR automatically  results in
                        the   cancellation   of   the   related   option   on  a
                        share-for-share basis.

                        During the year ended December 31,1999, the nine months ended December 31, 1998 and the year ended March 31,
                        1998, the Compensation Committee of the Board of Directors granted options to purchase an aggregate of 3,068,054, 996,941 and 1,677,229, respectively, shares of common stock to its employees under the Employee Plan at exercise prices ranging from $0.01 to $7.67 per share for the year ended December 31,1999, $1.47 to $3.81 per share for the nine months ended December 31, 1998 and $2.32 to $3.12 per share for the year ended March 31, 1998. The employees were also granted SAR's in tandem with the options granted to them in connection with grants prior to December 5, 1997.

                        DIRECTORS STOCK OPTION AND APPRECIATION RIGHTS PLAN

                        On December 14, 1995, the Board of Directors adopted the Directors Stock Option and Appreciation Rights Plan (the "Director Plan"), expiring December 14, 2005. There were originally 870,000 shares of the Company's common stock reserved for issuance under the Director Plan. The Director Plan was amended and restated in its entirety during the year ended March 31, 1998 so that it now closely resembles the Employee Plan. In the nine month period ended December 31, 1998, the Director Plan was amended so that grants of options to directors are at the discretion of the Board of Directors or the Compensation Committee. On June 16, 1999, the Company's stockholders approved a transfer of 437,000 shares of common stock previously available for grant under the Director Plan to the Employee Plan. As a result, the number of shares of the Company's common stock available for grant under the Director Plan was reduced to 433,000.

                        In November 1997 and April 1998,  each  director  (other
                        than members of the Compensation  Committee) was granted
                        an option  under the  Director  Plan,  each to  purchase
                        10,000  shares of common  stock,  with each option being
                        effective for five years commencing on April 1, 1998 and
                        1999,  respectively,  and with each option  vesting only
                        upon the achievement of certain  corporate  economic and
                        financial  goals.  By December  31,  1998,  all of these
                        options,   totaling  120,000  options,   were  forfeited
                        because not all of the  corporate  and  financial  goals
                        were met.  Prior to the amendments to the Director Plan,
                        each  director  received an automatic  grant of ten year
                        options  and a  corresponding  SAR  to  purchase  10,000
                        shares of common  stock on the third  Friday in December
                        in each calendar  year.  During the year ended  December
                        31, 1999,
                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       the nine  months  ended  December  31, 1998 and the year
    EQUITY (CON'T)      ended March 31, 1998, the Compensation  Committee of the
                        Board of Directors  confirmed the grant of total options
                        (including   options  with  vesting   contingencies)  to
                        purchase 300,000, 240,000 and 85,000, respectively, shares of common stock to its directors pursuant to the Company's Director Plan at an exercise price of $2.8125 per share for the year ended December 31, 1999, $1.81 to $3.19 per share for the nine month period ended December
                        31, 1998 and $2.63 to $2.69 per share for the year ended
                        March 31, 1998. These exercise prices were equal to the fair market value of the shares on the date of grants.

                        WARRANTS

                        In connection with the issuance of preferred stock, the Board of Directors granted warrants valued at $2,403,000 to purchase an aggregate of 1,669,058 shares of common stock during the year ended December 31, 1999 with exercise prices between $0.001 and $5.00 per share. During the nine months ended December 31, 1998, 375,000 contingent warrants were granted. See the above discussion of preferred stock for further information.

                        In connection with the issuance of debt, the Board of Directors granted warrants to purchase an aggregate of 5,658,173, 142,000 and 856,667 shares of common stock, respectively, during the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, at exercise prices ranging from $0.01 to $2.82 per share for the year ended December 31, 1999, $2.00 to $3.03 per share for the nine months ended December 31, 1998 and $0.01 to $6.61 per share for year ended March 31, 1998. For the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998, the fair value for these warrants of $14,277,000, $325,000 and $923,000, respectively, at the grant date was originally recorded as a discount to the related debt. These discounts are being amortized as additional interest expense over the term of the respective debt using the effective interest method. Additional interest expense relating to these warrants for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998 was $5,182,000, $255,000 and $479,000, respectively. See Notes 5 and 7 for discussion of certain significant transactions.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       During the year ended December 31, 1999, the nine months
    EQUITY (CON'T)      ended  December  31,  1998 and the year ended  March 31,
                        1998,  the  Board  of  Directors   granted  warrants  to
                        purchase  an  aggregate  of  826,594,  2,500 and  91,200
                        shares of common stock, respectively,  to non-affiliates
                        at exercise prices ranging from $1.37 to $2.18 per share
                        for the year ended  December 31,  1999,  $2.00 per share
                        for the nine month  period  ended  December 31, 1998 and
                        $2.75 per share for the year ended March 31,  1998.  For
                        the year ended  December 31, 1999, the nine months ended
                        December 31, 1998 and the year ended March 31, 1998, the
                        fair value for these warrants of $1,794,000,  $3,000 and
                        $213,000,   respectively,  at  the  date  of  grant  was
                        recorded based on the underlying transactions. The warrants are exercisable for periods ranging from 12 to 60 months.

                        During the year ended December 31, 1999 and the nine months ended December 31, 1998, 3,037,000 and 318,000 of the warrants granted above expired.

                        During 1999, in connection with the stock purchase agreement with an existing stockholder and lender, the Company granted warrants to purchase an aggregate of 60,000 shares of common stock during the fiscal year December 31, 1999 with an exercise price of $1.00 per share.

                        During the nine months ended December 31, 1998, the Board of Directors granted warrants to purchase an aggregate of 2,500,000 (2,000,000 until stockholder approval) shares of common stock to the stockholders or owners of companies acquired as an element of the purchase price at exercise prices of $0.01 to $1.63. During 1999, the Company renegotiated the IDX purchase agreement whereby the Company reacquired the warrant for 2,500,000 shares of common stock issued in 1998 and granted new warrants to purchase an aggregate of 1,087,500 shares of common stock to the stockholders of IDX at an exercise price of $0.001. These warrants are exercisable contingent upon IDX meeting certain revenue and EBITDA objectives at September 30, 2000 or December 31, 2000. See Note 4 for further information.

                        During 1999, the Board of Directors also issued warrants in connection with the purchase of ORS. The warrants are exercisable for shares of common stock as discussed further in Note 4.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       SFAS No. 123, "Accounting for Stock-Based  Compensation"
    EQUITY (CON'T)      requires  the Company to provide  pro forma  information
                        regarding net income (loss) and net earnings  (loss) per
                        share as if  compensation  costs for the Company's stock
                        option plans and other stock awards had been  determined
                        in   accordance   with  the  fair  value  based   method
                        prescribed  in SFAS No. 123. The Company  estimates  the
                        fair   value  of  each   stock   award   by  using   the
                        Black-Scholes  option-pricing  model with the  following
                        weighted-average assumptions used for grants in the year
                        ended  December 31, 1999, the nine months ended December
                        31,   1998  and  the  year   ended   March   31,   1998,
                        respectively:   no  expected  dividend  yields  for  all
                        periods;  expected volatility of 55% for the first three
                        quarters of 1999 and 75% for the fourth quarter of 1999,
                        55% and 55%;  risk-free  interest rates of 6.00%,  4.51%
                        and 5.82%; and expected lives of 3 years, 3.65 years and 2 years for the Plans and stock awards.

                        Under the accounting provisions for SFAS No. 123, the Company's net loss and loss per share would have been increased by the pro forma amounts indicated below:

-------------------------------------------------------------------------------------------------------------------
                                                        YEAR ENDED          NINE MONTHS ENDED           YEAR ENDED
                                                        DECEMBER 31,           DECEMBER 31,              MARCH 31,
                                                           1999                   1998                     1998
                                                     --------------------------------------------------------------
   NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
        AS REPORTED                                     $(67,034,000)           $(5,958,000)          $(11,257,000)
        PRO FORMA                                       $(68,717,000)           $(6,308,000)          $(11,425,000)

   LOSS PER SHARE - BASIC AND DILUTED
        AS REPORTED                                       $    (1.11)            $    (0.10)            $    (0.20)
        PRO FORMA                                         $    (1.13)            $    (0.10)            $    (0.20)

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       A summary of the status of the  Company's  stock  option
    EQUITY (CON'T)      plans and  options  issued  outside of these plans as of
                        December 31, 1999 and 1998 and March 31, 1998, and changes during the periods are presented below:

                                                            DECEMBER 31,              DECEMBER 31,              MARCH 31,
                                                                1999                     1998                     1998
                                                       -----------------------  -----------------------  -----------------------
                                                                    WEIGHTED                 WEIGHTED                 WEIGHTED
                                                                     AVERAGE                  AVERAGE                  AVERAGE
                                                       NUMBER OF    EXERCISE    NUMBER OF    EXERCISE    NUMBER OF    EXERCISE
                                                         SHARES       PRICE       SHARES       PRICE       SHARES       PRICE
                                                       -------------------------------------------------------------------------
                            OUTSTANDING, BEGINNING
                               OF PERIOD               2,538,159         $3.55   2,020,822        $3.93   1,263,032        $6.70
                                    GRANTED            3,798,182         $2.93   1,236,941        $2.39   1,762,229        $1.85
                                    EXPIRED             (621,228)        $2.85    (719,604)       $2.91    (986,091)       $6.87
                                    EXERCISED           (469,645)        $2.71          --           --     (18,348)       $5.75
                                                       -------------------------------------------------------------------------
                            OUTSTANDING,  END OF
                               PERIOD                  5,245,468         $2.93   2,538,159        $3.55   2,020,822        $3.93
                                                       -------------------------------------------------------------------------
                            EXERCISABLE, END OF        1,881,788         $3.02     773,049        $5.14     484,193        $7.95
                               PERIOD
                                                       =========================================================================

                            WEIGHTED AVERAGE FAIR
                               VALUE OF OPTIONS
                               GRANTED DURING THE
                               PERIOD AT MARKET        $    1.41                $     0.83                $    0.99
                                                       ===========              ===========               ==========
                            WEIGHTED AVERAGE FAIR
                               VALUE OF OPTIONS
                               GRANTED DURING THE
                               PERIOD BELOW MARKET     $    3.10                $       --                $      --
                                                       ===========              ===========              ===========

                        Included in the above table are certain options for which vesting is contingent based on various future performance measures. See earlier discussion under "Employee Stock Option and Appreciation Rights Plan".

                        The following table summarizes information about stock options outstanding at December 31, 1999:

                                                           OUTSTANDING                              EXERCISABLE
                                          ----------------------------------------------- ---------------------------------
                                                             WEIGHTED        WEIGHTED                          WEIGHTED
                                                             REMAINING        AVERAGE                          AVERAGE
                      RANGE OF EXERCISE     NUMBER OF       CONTRACTUAL      EXERCISE        NUMBER OF         EXERCISE
                           PRICES             SHARES       LIFE (YEARS)        PRICE           SHARES           PRICE
                     ------------------------------------------------------------------------------------------------------
                         $      0.01              9,885        2.41            $ .01              9,885        $ .01
                         $ 1.46-2.00            589,833        3.96            $1.67            371,858        $1.69
                         $ 2.25-3.16          4,065,135        4.38            $2.82          1,104,760        $2.66
                         $ 3.50-4.50            279,666        2.89            $4.13             94,336        $3.71
                         $ 5.45-7.67            300,949        2.55            $5.89            300,949        $5.89
                       ----------------------------------------------------------------------------------------------------
                         $ 0.01-7.67          5,245,468        4.14            $2.93          1,881,788        $3.02
                       ====================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       A summary  of the  status of the  Company's  outstanding
    EQUITY (CON'T)      warrants as of December 31, 1999 and 1998, and March 31,
                        1998, and changes during the periods are presented below:

                                                              DECEMBER 31,              DECEMBER 31,             MARCH 31,
                                                                  1999                     1998                    1998
                                                         -----------------------   ---------------------   ----------------------
                                                                      WEIGHTED                  WEIGHTED                WEIGHTED
                                                                       AVERAGE                   AVERAGE                 AVERAGE
                                                         NUMBER OF    EXERCISE     NUMBER OF    EXERCISE    NUMBER      EXERCISE
                                                          SHARES        PRICE       SHARES       PRICE     OF SHARES     PRICE
                                                        -------------------------------------------------------------------------
                             OUTSTANDING, BEGINNING
                                OF  PERIOD               4,093,167         $0.91   1,391,667        $4.00     443,800       $6.31
                                     GRANTED             9,301,325         $1.04   3,019,500        $0.12     947,867       $2.61
                                     EXPIRED            (3,037,000)        $0.32    (318,000)       $6.90          --       $  --
                                     EXERCISED          (1,168,518)        $0.62          --        $  --          --       $  --
                                                        -------------------------------------------------------------------------
                             OUTSTANDING,  END OF
                                 PERIOD                  9,188,974         $1.35   4,093,167        $0.91   1,391,667       $4.00
                                                        =========================================================================
                             EXERCISABLE, END OF         4,463,507         $1.71   1,218,167        $3.05   1,391,667       $4.00
                                 PERIOD                 =========================================================================

                        Included in the above table are certain warrants that are contingent based on various future performance measures. (See Note 4 ).

                        The  following  table   summarizes   information   about
                        warrants outstanding at December 31, 1999:

                                                           OUTSTANDING                              EXERCISABLE
                                          ---------------------------------------------------------------------------------
                                                             WEIGHTED        WEIGHTED                        WEIGHTED
                                                             REMAINING        AVERAGE                         AVERAGE
                      RANGE OF EXERCISE     NUMBER OF       CONTRACTUAL      EXERCISE       NUMBER OF        EXERCISE
                           PRICES             SHARES       LIFE (YEARS)        PRICE         SHARES            PRICE
                     ------------------------------------------------------------------------------------------------------
                         $      .001          1,087,500        1.00           $ .001                 --        $  --
                         $       .01            404,500        2.29           $  .01            404,500        $ .01
                         $ 1.00-1.50          5,499,999        2.75           $ 1.04          2,166,667        $1.09
                         $ 1.51-2.18          1,472,500        2.05           $ 1.92          1,472,500        $1.92
                         $ 2.37-3.00            124,761        2.84           $ 2.73             78,173        $2.57
                         $      5.00            258,047        2.88           $ 5.00                 --        $  --
                         $ 6.00-6.61            341,667        5.76           $ 6.52            341,667        $6.52
                       ====================================================================================================

                         $0.001-6.61          9,188,974        2.53           $ 1.35          4,463,507        $1.71
                       ====================================================================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
10. STOCKHOLDERS'       The Company may be required to issue additional warrants
    EQUITY(CON'T)       under the following circumstances:

                        (a) During 1999, the Company entered into a stock agreement with a lender pursuant to which the lender may elect to convert debt in exchange for shares of common stock and warrants to purchase 60,000 shares of common stock at a price per share of $1.00 for each $250,000 (up to a maximum amount of $750,000) of debt exchanged. See Note 7 for further discussion.

                        (b) As discussed in Note 4, the Company issued contingent warrants to purchase common stock in the ORS acquisition. These warrants are not included in the outstanding warrants because the Company includes the operations of ORS in its supplemental consolidated financial statements. Upon the exchange by Oasis of its interest in the LLC for the eGlobe common stock and warrants, these warrants will be included.

11. TAXES (BENEFIT)     Taxes  (benefit)  on income  (loss)  for the year  ended
    ON INCOME           December  31, 1999,  the nine months ended  December 31,
    (LOSS)              1998 and the year ended March 31, 1998, consisted of the
                        following:

                                                                DECEMBER 31,         DECEMBER 31,          MARCH 31,
                                                                    1999                 1998                1998
                                                             ------------------------------------------------------------
                             Current:
                                 Federal                      $   (962,000)           $ 578,000          $  321,000
                                 Foreign                                --                   --             140,000
                                 State                                  --                   --                  --
                                 Other                                  --                   --           1,500,000
                                                             ------------------------------------------------------------

                             Total Current                        (962,000)             578,000           1,961,000
                                                             ------------------------------------------------------------

                             Deferred:
                                 Federal                       (17,132,000)            (286,000)         (1,568,000)
                                 State                          (1,520,000)             (25,000)           (140,000)
                                                             ------------------------------------------------------------

                                                               (18,652,000)            (311,000)         (1,708,000)
                             Change in
                                 valuation allowance            18,652,000              311,000           1,708,000
                                                             ------------------------------------------------------------

                             Total                             $  (962,000)           $ 578,000         $ 1,961,000
                                                             ============================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
11. TAXES (BENEFIT)     During the year ended  December 31,  1999,  Trans Global
    ON INCOME           elected  to  carryback  approximately  $2.8  million  of
    (LOSS) (CON'T)      taxable  losses,  resulting  in  a  receivable  and  tax
                        benefit of approximately $962,000.

                        During the year ended March 31, 1998, eGlobe undertook a study to simplify its organizational and tax structure and identified potential international tax issues. eGlobe determined that it had potential tax liabilities and recorded an additional tax provision of $1.5 million to reserve against liabilities. In early 1999, eGlobe filed with the Internal Revenue Service ("IRS") amended returns for the years ended March 31, 1991 through 1998. In May 1999, eGlobe was informed by the IRS that all amended returns had been accepted as filed. The eventual outcome of discussions with State Tax Authorities and of any other issues cannot be predicted with certainty.

                        As of December 31, 1999 and 1998 and March 31, 1998, the net deferred tax asset recorded and its approximate tax effect consisted of the following:

                                                                      DECEMBER 31,          DECEMBER 31,           MARCH 31,
                                                                         1999                  1998                  1998
                                                                ---------------------------------------------------------------
                              Net operating loss carry-
                                      forwards                        $ 21,290,000            $ 6,041,000          $ 3,496,000
                              Expense accruals                             618,000              1,098,000            1,010,000
                              Goodwill and intangible
                                      amortization                       3,626,000                     --                   --
                              Foreign net operating loss
                                      carryforwards                        762,000                260,000                   --
                              Other                                        186,000                431,000              269,000
                                                                ---------------------------------------------------------------

                                                                        26,482,000              7,830,000            4,775,000
                              Valuation allowance                      (26,482,000)            (7,830,000)          (4,775,000)
                                                                ---------------------------------------------------------------

                              Net deferred tax asset                  $         --            $        --          $        --
                                                                ===============================================================

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
11. TAXES (BENEFIT)     The  acquisition  of IDX in December 1998 included a net
    ON INCOME           deferred  tax asset of $2.7  million.  This net deferred
   (LOSS) (CON'T)       tax asset  consists  primarily  of U.S.  and foreign net
                        operating  losses.   The  acquisition  also  included  a
                        valuation allowance equal to the net deferred tax asset acquired.

                        For the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1988, a reconciliation of the United States Federal statutory rate to the effective rate is shown below:

                                                                           DECEMBER 31,        DECEMBER 31,        MARCH 31,
                                                                               1999                1998              1998
                                                                               ----                ----              ----
                             Federal tax (benefit), computed
                                 at  statutory rate                           (34.0)%                (34.0)%        (34.0)%
                             State tax (benefit), net of
                                 federal tax benefit                           (0.9)                  (1.3)          (1.2)
                             Effect of  foreign operations                      1.1                   37.7           23.9
                             Amendment to prior year net
                                 operating loss carryforwards                  (4.9)                    --             --
                             Additional taxes                                    --                     --           16.1
                             Change in valuation allowance                     35.2                    5.8           18.4
                             Other                                              1.7                    2.5           (2.1)
                                                                              -----                   ----           ----
                             Total                                             (1.8)%                 10.7 %         21.1 %
                                                                              =====                   ====           ====

                        As of December 31, 1999, the Company has net operating loss carryforwards available of approximately $57.7 million, which can offset future years' U.S. taxable income. Such carryforwards expire in various years through 2019 and are subject, as a result of change in ownership, to limitation under the Internal Revenue Code of 1986, as amended. The Company also has foreign net operating loss carryforwards in various jurisdictions of approximately $2.0 million, which can offset future year's foreign taxable income. Such carryforwards expire in various years through 2004 and are subject to local limitations on use.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
12.  SEGMENT            OPERATING SEGMENT INFORMATION
     INFORMATION
                        The  Company  has  four  operating   reporting  segments
                        consisting  of  Enhanced  Services,   Network  Services,
                        Customer Care and Retail  Services.  The Company's basis
                        for  determining  the  segments  relates  to the type of
                        services  each  segment   provides.   Enhanced  Services
                        includes  the  unified  messaging  services,   telephone
                        portal services, interactive voice and data services and
                        the card services.  Network Services  includes  low-cost
                        transmission  services,  voice  services  (CyberCall and
                        CyberFax)   and  several   other   additional   services
                        including   billing  and  report   generation   designed
                        exclusively to support CyberCall and CyberFax.  Customer
                        Care  Services  includes the  state-of-art  call center,
                        which  was  part of the  Company's  acquisition  of ORS.
                        Retail  Services   primarily   includes  a  small  North
                        American retail center,  which was part of the Company's
                        acquisition  of Coast,  which was effective  December 2,
                        1999.  Segment results  reviewed by the Company decision
                        makers  do  not  include   general  and   administrative
                        expenses,  interest,  depreciation  and amortization and
                        other  miscellaneous   income  and  expense  items.  All
                        material intercompany transactions have been eliminated in consolidation. The following table presents operating segment information:

                                         ENHANCED           NETWORK             CUSTOMER            RETAIL
                                         SERVICES           SERVICES              CARE             SERVICES             TOTAL
                                      ---------------- ------------------- ------------------- ------------------ ------------------
             FOR THE YEAR ENDING
             DECEMBER 31, 1999
             -----------------
             REVENUE                    $ 20,088,000        $120,918,000         $ 1,637,000        $ 1,001,000      $ 143,644,000
             INTER-SEGMENT                   (22,000)         (1,674,000)                 --                 --         (1,696,000)
                                      ----------------------------------------------------------------------------------------------
             TOTAL REVENUE              $ 20,066,000        $119,244,000         $ 1,637,000        $ 1,001,000      $ 141,948,000
             GROSS PROFIT               $  2,946,000        $  1,688,000         $   308,000        $    65,000      $   5,007,000
             TOTAL ASSETS               $ 38,063,000        $ 51,031,000         $ 3,736,000        $20,965,000      $ 113,795,000
                                      ----------------------------------------------------------------------------------------------
             FOR THE NINE MONTHS
             ENDING
             DECEMBER 31, 1998
             -----------------
             REVENUE                    $ 21,360,000        $ 68,507,000         $        --        $   553,000      $  90,420,000
             GROSS PROFIT (LOSS)        $ 10,064,000        $  6,469,000         $        --        $   (42,000)     $  16,491,000
             TOTAL ASSETS               $ 21,697,000        $ 41,775,000         $        --        $   907,000      $  64,379,000
                                      ----------------------------------------------------------------------------------------------
             FOR THE YEAR ENDING
             MARCH 31, 1998
             --------------
             REVENUE                    $ 31,819,000        $ 46,473,000         $        --        $ 1,304,000      $  79,596,000
             GROSS PROFIT               $ 13,667,000        $  6,588,000         $        --        $   590,000      $  20,845,000
             TOTAL ASSETS               $ 21,797,000        $ 12,125,000         $        --        $ 1,103,000      $  35,025,000
                                      ----------------------------------------------------------------------------------------------

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
12. SEGMENT             GEOGRAPHIC INFORMATION
    INFORMATION
    (CON'T)             For  purposes of  allocating  revenues  by country,  the
                        Company uses the physical location of its customers as its basis. Identifiable Long-Lived Assets include only the tangible assets of the Company. The following table presents information about the Company by geographic area:

                                                                   NORTH
                                                                  AMERICA
                                                  ASIA           (EXCLUDING           LATIN
                                EUROPE           PACIFIC          MEXICO)            AMERICA            OTHER           TOTALS
                          ---------------------------------------------------------------------------------------------------------
      FOR THE YEAR ENDING
      DECEMBER 31, 1999
      -----------------
      REVENUE                  $ 7,364,000      $ 7,873,000      $121,709,000        $ 3,485,000      $1,517,000     $141,948,000
      OPERATING LOSS           $(3,074,000)     $(6,993,000)     $(32,053,000)       $(4,374,000)     $ (419,000)    $(46,913,000)
      IDENTIFIABLE LONG-
        LIVED ASSETS           $ 8,243,000      $ 3,846,000      $ 24,813,000        $ 2,035,000      $3,141,000     $ 42,078,000
                          ---------------------------------------------------------------------------------------------------------
      FOR THE NINE
      MONTHS ENDING
      DECEMBER 31, 1998
      -----------------
      REVENUE                  $ 2,241,000      $ 5,949,000      $ 76,664,000        $ 5,244,000      $  322,000      $90,420,000
      OPERATING LOSS           $(1,373,000)     $(1,460,000)     $   (456,000)       $(1,287,000)     $  (79,000)     $(4,655,000)
      IDENTIFIABLE LONG-
         LIVED ASSETS          $ 6,060,000      $ 4,076,000      $  7,568,000        $ 1,571,000      $  923,000      $20,198,000
                          ---------------------------------------------------------------------------------------------------------
      FOR THE YEAR
      ENDING
      MARCH 31, 1998
      --------------
      REVENUE                  $ 3,468,000      $10,295,000       $56,535,000        $ 8,248,000      $1,050,000      $79,596,000
      OPERATING INCOME
        (LOSS)                 $  (759,000)     $(1,772,000)      $ 1,054,000        $(1,419,000)     $ (181,000)     $(3,077,000)
      IDENTIFIABLE LONG-
         LIVED ASSETS          $ 3,150,000      $ 4,138,000       $ 9,530,000        $   440,000      $       --      $17,258,000
                          ---------------------------------------------------------------------------------------------------------

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
12. SEGMENT             CUSTOMER INFORMATION
    INFORMATION
    (CON'T)             For the year ended  December 31,  1999,  the nine months
                        ended December 31, 1998 and the year ended March 31, 1998 revenues from significant customers consisted of the following:

                                                           DECEMBER 31, 1999           DECEMBER 31, 1998        MARCH 31, 1998
                                                           -------------------------------------------------------------------
                               Customer:
                               A                                  4%                          21%                    25%
                               B                                 21%                           7%                     6%
                               C                                  7%                          16%                    --
                               D                                 23%                          15%                    --

13. COMMITMENTS         EMPLOYMENT AGREEMENTS
    AND
    CONTINGENCIES       The  Company  and  certain  of  its  subsidiaries   have
                        agreements  with  certain  key  employees   expiring  at
                        varying  times over the next three years.  The Company's
                        remaining  aggregate  commitment  at  December  31, 1999
                        under such agreements is approximately $3.9 million. The
                        Company  is  also  currently   negotiating   employ-ment
                        agreements with two officers who were former owners of Trans Global.

                        CARRIER ARRANGEMENTS

                        The Company has entered into agreements with certain long-distance carriers in the United States and with telephone utilities in various foreign countries to transmit telephone signals domestically and internationally. The Company is entirely dependent upon the cooperation of the telephone utilities with which it has made arrangements for its operational and certain of its administrative requirements. The Company's arrangements are nonexclusive and take various forms. Although some of these arrangements are embodied in formal contracts, a telephone utility could cease to accommodate the Company's arrangements at any time. The Company does not foresee any threat to existing arrangements with these utilities; however, depending upon the location of the telephone utility, such action could have a material adverse affect on the Company's financial position, operating results or cash flows.

                        USAGE COMMITMENT

                        The Company has a contract with a long-distance telecommunications company to provide telecommunications services for the Company's customers. Under the terms of the agreement, the Company has a minimum usage commitment of $125,000 per month through September 30, 2000. The minimum usage commitment may be decreased in the second and third year of the agreement if the cumulative usage is achieved in the first year of the agreement.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
13. COMMITMENTS         RESERVATION SERVICES
    AND
    CONTINGENCIES       The  Company  has  entered  into  reservation   services
    (CON'T)             contracts  with its customers  which provide for,  among
                        other  things,  assigning  agents to handle  reservation
                        call volume.  These contracts have initial terms ranging
                        from  three  months  to  one  year.   Either  party  can
                        terminate the contracts after the initial term, subject to certain conditions contained in the contracts.

                        INTERNATIONAL REGULATIONS

                        In certain countries where the Company has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications' deregulation is varied, including Internet protocol telephony. Management believes that the degree of active monitoring and enforcement of such regulations is limited. Statutory provisions for penalties vary, but could include fines and/or termination of the Company's operations in the associated jurisdiction. To date, the Company has not been required to comply or been notified that it cannot comply with any material international regulations in order to pursue its existing business activities. In consultation with legal counsel, management has concluded that the likelihood of significant penalties or injunctive relief is remote. There can be no assurance, however, that regulatory action against the Company will not occur.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
13.  COMMITMENTS        TELECOMMUNICATION LINES
     AND
     CONTINGENCIES      In its normal  course of  business,  the Company  enters
     (CON'T)            into   agreements   for  the   use  of   long   distance
                        telecommunication lines. As of December 31, 1999, future minimum annual payments under such agreements are as follows:

                                 YEARS ENDING DECEMBER 31,                                                   TOTAL
                              --------------------------------------------------------------------------------------------
                                   2000                                                                      $8,488,000
                                   2001                                                                       5,373,000
                                   2002                                                                       1,827,000
                                   2003                                                                         157,000
                                   2004                                                                          75,000
                              --------------------------------------------------------------------------------------------
                                                                                                            $15,920,000
                              --------------------------------------------------------------------------------------------

                        LEASE AGREEMENTS

                        The Company leases office space and equipment under various operating leases. The Company has subleased some office space to third parties. Future minimum lease payments under the non-cancelable leases and future minimum rentals receivable under the subleases, including the related party office leases discussed in
                        Note 7, are as follows:

                                                                             MINIMUM
                                                           MINIMUM            LEASE          SUBLEASE
                                  YEARS ENDING              LEASE           PAYMENTS TO       RENTAL
                                  DECEMBER 31,            PAYMENTS         RELATED PARTY      INCOME                TOTAL
                               ---------------------------------------------------------------------------------------------------
                                      2000                $ 1,679,000        $ 569,000       $ (551,000)           $ 1,697,000
                                      2001                  1,105,000          581,000         (227,000)             1,459,000
                                      2002                    835,000          596,000               --              1,431,000
                                      2003                    740,000          150,000               --                890,000
                                      2004                    421,000               --               --                421,000
                                  Thereafter                  343,000               --               --                343,000
                               ---------------------------------------------------------------------------------------------------
                                                          $ 5,123,000      $ 1,896,000       $ (778,000)           $ 6,241,000
                               ---------------------------------------------------------------------------------------------------

                        Rent expense for the year ended December 31, 1999, the nine months ended December 31, 1998 and the year ended March 31, 1998 was approximately $2.3 million, $0.8 million, and $0.9 million, respectively. Rent expense for 1999 includes sublease rental income of $0.2 million.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
13.  COMMITMENTS        As a result of the ORS  acquisition,  the Company leases
     AND                certain   employees  from  a   professional   employment
     CONTINGENCIES      organization,  which also  performs  human  resource and
     (CON'T)            payroll   functions.   Total  employment  lease  expense
                        incurred  by  the  Company   related  to  this  contract
                        amounted to approximately $1.5 million for the period from acquisition through December 31, 1999.

                        LETTERS OF CREDIT

                        Outstanding letters of credit issued as security as required by certain telecommunications vendors, amounted to approximately $1,464,000 and $1,100,000 at December 31, 1999 and 1998, respectively. Such amounts were secured by restricted short-term investments.

                        FINANCIAL ADVISORY AGREEMENT

                        On December 1, 1999, the Company entered into an agreement with an outside investment banking firm to provide financial advisory services. The term of the agreement is for six months, however, it is automatically renewed for an additional six months unless written notice of termination is given. Warrants valued at $1.1 million to purchase common stock were issued as a retainer in January 2000 (See Note 10). Under the agreement, cash fees are payable by the Company for acquisition or disposition transactions, and are based on certain calculated percentages. The Company shall also reimburse the investment banking firm for reasonable out-of-pocket expenses incurred in connection with its services, up to a maximum amount per month.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
13. COMMITMENTS         SECURED ACCOUNTS PAYABLE
    AND
    CONTINGENCIES       Approximately  $9.9  million  of Tran  Global's  capital
    (CON'T)             assets are subject to security interests in favor of its
                        major supplier, AT&T Corp. ("AT&T").  Effective December
                        10, 1999,  Trans Global  entered into an agreement  with
                        AT&T  regarding  the  payment  of  approximately   $13.8
                        million  in past  due 1999  switch  and  circuit  costs.
                        Pursuant to the agreement, Trans Global has agreed to repay AT&T in roughly equal monthly installments, which include interest at 9%, through January 1, 2001. See
                        Note 18 for further discussions.

14. GOVERNMENT          The   Company   is   subject   to    regulation   as   a
    REGULATIONS         telecommunications     service    provider    in    some
                        jurisdictions   in  the  United   States   and   abroad.
                        Applicable laws and regulations, and the interpretation of such laws and regulations, differ significantly in those jurisdictions. In addition, the Company or a local partner is required to have licenses or approvals in those countries where it operates and where equipment is installed. The Company may also be affected indirectly by the laws of other jurisdictions that affect foreign carriers with which it does business.

                        UNITED STATES FEDERAL REGULATION

                        Pursuant to the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the Federal Communications Commission ("FCC") regulates certain aspects of the telecommunications industry in the United States. The FCC currently requires common carriers providing international telecommunications services to obtain authority under section 214 of the Communications Act. eGlobe and its subsidiaries have section 214 authority and are regulated as non-dominant providers of both international and domestic telecommunications services.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
14. GOVERNMENT          Any  common  carrier  providing  wireline  domestic  and
    REGULATIONS         international  service  also must file a tariff with the
    (CON'T)             FCC setting forth the terms and  conditions  under which
                        it provides those services. With few exceptions,  common
                        carriers     are      prohibited      from     providing
                        telecommunications services to customers under rates, terms, or conditions different from those that appear in a tariff. The FCC has determined that it no longer will require or allow non-dominant providers of domestic services to file tariffs, but instead will require carriers to make their rates publicly available, for example by posting the information on the Internet.
                        Because this FCC order has only recently been affirmed by the U.S. Court of Appeals for the District of Columbia Circuit, it is presently being phased in, and carriers are permitted to have tariffs on file for their domestic services. The Company has tariffs on file with the FCC setting forth the rates, terms and conditions under which it provides domestic and international services.

                        In   addition   to  these   authorization   and   tariff
                        requirements, the FCC imposes a number of additional requirements on telecommunications common carriers.

                        The FCC's international settlements policy places limits on the arrangements that U.S. international carriers may enter into with foreign carriers that have market power in foreign telecommunications markets. The policy is primarily intended to prevent dominant foreign carriers from playing U.S. carriers against each other to the disadvantage of U.S. carriers and U.S. consumers. The international settlements policy provides that a U.S. carrier that enters into an operating agreement for the exchange of public switched traffic with a dominant foreign carrier must file a copy of that agreement with the FCC. Any such agreement that is materially different from an agreement filed by another carrier on the same international route must be approved by the FCC. Absent FCC approval, no such agreement may provide for the U.S. carrier to receive more than its proportionate share of inbound traffic. Certain competitive routes are exempt from the international settlements policy. The FCC's policies also require U.S. international carriers to negotiate and adopt settlement rates with foreign correspondents that are at or below certain benchmark rates.

                        The FCC's rules also prohibit a U.S. carrier from accepting a "special concession" from any dominant foreign carrier. The FCC defines a "special concession" as an exclusive arrangement (i.e., one not offered to similarly situated U.S. carriers) involving services, facilities, or functions on the foreign end of a U.S. international route that are necessary for providing basic telecommunications.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
14. GOVERNMENT          The  regulation  of IP telephony in the United States is
    REGULATIONS         still evolving. The FCC has stated that some forms of IP
    (CON'T)             telephony appear to be similar to  "traditional"  common
                        carrier service and may be regulated as such, but the FCC has not decided whether some other IP services are unregulated "information services" or are subject to regulation. In addition, several efforts have been made to enact U.S. federal legislation that would either regulate or exempt from regulation services provided over the Internet. State public utility commissions also may retain jurisdiction over intrastate IP services and could initiate proceedings to regulate such services. As these decisions are made, the Company could become subject to regulation that might eliminate some of the advantages that it now enjoys as a provider of IP-based services.

                        Management believes that the regulatory requirements in force today in the United States impose a relatively minimal burden on the Company. Management also believes that some of its network services are not subject to regulation by the FCC or any other state or federal agency; however, there is some risk that the FCC or a state regulator could decide that certain services should require specific authorization or be subject to other regulations. If that were to occur, these regulatory requirements could include prior authorization requirements, tariffing requirements, or the payment of contributions to federal and state subsidy mechanisms applicable to providers of telecommunications services. Some of these contributions could be required whether or not the Company is subject to authorization or tariff requirements.

                        United Kingdom. In the United Kingdom, telecommunications services that have been offered by Trans Global through its affiliate, TGC UK Ltd., are subject to regulation by various U.K. regulatory agencies. The United Kingdom generally permits competition in all sectors of the telecommunications market, subject to licensing requirements and license conditions. TGC UK has been granted licenses to provide international traffic on a resale basis and over its own facilities, which licenses are subject to a number of restrictions. Use of these licenses has permitted Trans Global to engage in cost-effective routing of traffic between the United States and the United Kingdom and beyond.

                        OTHER COUNTRIES

                        Telecommunications activities are subject to government regulation to varying degrees in every country throughout the world. In many countries where the Company operates, equipment cannot be connected to the telephone network without regulatory approval, and therefore installation and operation of the Company's operating platform or other equipment requires such approval. The Company has licenses or other equipment approvals in the jurisdictions where it operates. In most jurisdictions where the Company conducts business, the Company relies on its local partner to obtain the requisite authority. In many countries the Company's local partner is a national telephone company, and in some jurisdictions also is (or is controlled by) the regulatory authority itself.

                        As a result of relying on our local partners, we are dependent upon the cooperation of the telephone utilities with which we have made arrangements for our authority to conduct business, as well as for some of our operational and administrative requirements. Our arrangements with these utilities are nonexclusive and take various forms. Although some of these arrangements are embodied in formal contracts, any telephone utility could cease to accommodate our requirements at any time. Depending upon the location of the telephone utility, such action could have a material adverse affect on our business and prospects. In some cases, principally the United States and countries that are members of the European Community, laws and regulations provide that the arrangements necessary for us to conduct our service may not be arbitrarily terminated. However, the time and cost of enforcing our rights may make legal remedies impractical. We presently have good relations with most of the foreign utilities with which we do business.
                        There can be no assurance, however, that such relationships will continue or that governmental authorities will not seek to regulate aspects of our services or require us to obtain a license to conduct our business.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
14. GOVERNMENT          Many aspects of the Company's  international  operations
    REGULATIONS         and  business  expansion  plans are  subject  to foreign
    (CON'T)             government regulations,  including currency regulations.
                        Foreign governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on the Company's business opportunities. For example, the regulatory status of IP telephony in some countries is uncertain. Some countries prohibit or regulate IP telephony, and any of those policies may change at any time.

                        The Company is planning to expand or initiate services in certain Middle East countries including Egypt and Kuwait. These services will include largely voice services as regulatory liberalization in those countries permits. Although the Company plans to obtain authority to provide service under current and future laws of those countries (or, where permitted, to provide service without government authorization), there can be no assurance that foreign laws will be adopted and implemented providing the Company with effective practical opportunities to compete in these countries. The Company's ability or inability to take advantage of such liberalization could have a material adverse effect on its ability to expand services as planned.

15. FOURTH              In the fourth  quarter of the year  ended  December  31,
    QUARTER             1999, certain  adjustments related to an increase in the
    ADJUSTMENTS         accounts receivable reserve allowance, accrued dividends
                        for certain series of Preferred  Stock that are entitled
                        to receive dividends for specified periods regardless of
                        the conversation date,  capitalized software development
                        costs  related to Vogo and accrued  excise and sales and
                        use taxes  which in total  amounts  to an  aggregate  of
                        approximately   $1.5  million  were   recorded  and  are
                        discussed in "Summary of  Accounting  Policies" and Note
                        10   to   the   supplemental    consolidated   financial
                        statements.

16. SUBSEQUENT          SERIES N CUMULATIVE CONVERTIBLE PREFERRED STOCK
    EVENTS
                        In January  2000,  the Company  sold an  additional  525
                        shares of Series N Preferred Stock and 42,457 warrants for proceeds of $0.5 million. These shares of Series N
                        Preferred Stock were immediately converted, at the holders' option, into 155,394 shares of the Company's common stock at conversion prices from $3.51 to $3.72.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
16. SUBSEQUENT          The warrants are  exercisable one year from issuance and
    EVENTS              expire three years from  issuance.  The exercise  prices
    (CON'T)             vary from $3.00 to $7.50 per  share.  In  addition,  the
                        holders may elect to make a cash-less exercise. The value of the warrants will be recorded as a dividend at the issuance dates because the Series N Preferred Stock is immediately convertible. See Note 10 for further discussion of Series N Preferred Stock.

                        SERIES P CONVERTIBLE PREFERRED STOCK

                        On January 27, 2000, the Company issued 15,000 shares of Series P Convertible Preferred Stock ("Series P
                        Preferred Stock") and warrants to purchase 375,000 shares of common stock with an exercise price of $12.04 per share for proceeds of $15.0 million to Rose Glen ("RGC"). The shares of Series P Preferred Stock carry an effective annual interest rate of 5% and are convertible, at the holder's option, into shares of common stock. The shares of Series P Preferred Stock will automatically be converted into shares of common stock on January 26, 2003, subject to delay for specified events. The conversion price for the Series P Preferred Stock is $12.04 until April 27, 2000, and thereafter is equal to the lesser of 120% of the five day average closing price of the Company's common stock on Nasdaq during the 22-day period prior to conversion, and $12.04. The Company can force a conversion of the Series P Preferred Stock on any trading day following a period in which the closing bid price of the Company's common stock has been greater than $24.08 for a period of at least 35 trading days after the earlier of (1) the first anniversary of the date the common stock issuable upon conversion of the Series P Preferred Stock and warrants are registered for resale, and (2) the completion of a firm commitment underwritten public offering with gross proceeds to the Company of at least $45.0 million.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
16. SUBSEQUENT          The shares of Series P Preferred  Stock are  convertible
    EVENTS              into a maximum of 5,151,871 shares of common stock. This
    (CON'T)             maximum  share  amount is  subject  to  increase  if the
                        average closing bid prices of the Company's common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered is less than $9.375, provided that under no circumstances will the Series P Preferred
                        Stock be convertible into more than 7,157,063 shares of the Company's common stock. In addition, no holder may convert the Series P Preferred Stock or exercise the warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of the Company's common stock then outstanding.

                        Except in the event of a firm commitment underwritten public offering of eGlobe's securities or a sale of up $15.0 million of common stock to a specified investor, the Company may not obtain any additional equity financing without the Series P Preferred holder's consent for a period of 120 days following the date the common stock issuable upon conversion of the Series P Preferred Stock and warrants is registered for resale. The holder also has a right of first offer to provide any additional equity financing that the Company needs until the first anniversary of such registration.

                        The Company may be required to redeem the Series P Preferred Stock in the following circumstances:

                        (a)     if  the  Company  fails  to  perform   specified
                                obligations   under  the   securities   purchase
                                agreement or related agreements;

                        (b) if the Company or any of its subsidiaries make an assignment for the benefit of creditors or becomes involved in bankruptcy, insolvency, reorganization or liquidation proceedings;

                        (c) if the Company merges out of existence without the surviving company assuming the obligations relating to the Series P Preferred Stock;

                        (d) if the Company's common stock is no longer listed on the Nasdaq National Market, the Nasdaq Small Cap Market, the NYSE or the AMEX;

                                                                    eGLOBE, INC.
                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
16. SUBSEQUENT          (e)     if the  Series P  Preferred  Stock is no  longer
    EVENTS                      convertible  into common stock  because it would
    (CON'T)                     result  in an  aggregate  issuance  of more than
                                5,151,871 shares of common stock, as such number may be adjusted, and the Company has not waived such limit or obtained stockholder approval of a higher limit; or

                        (f) if the Series P Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 7,157,063 shares of the Company's common stock and the Company has not obtained stockholder approval of a higher limit.

                        SERIES Q CONVERTIBLE PREFERRED STOCK

                        On March 17, 2000, the Company issued 4,000 shares of Series Q Convertible Preferred Stock ("Series Q
                        Preferred Stock") and warrants to purchase 100,000 shares of eGlobe common stock with an exercise price per share equal to $12.04, subject to adjustment for issuances of shares of common stock below market price for proceeds of $4.0 million to RGC.

                        The Series Q Preferred Stock agreement also provides that the Company may issue up to 6,000 additional shares of Series Q Preferred Stock and warrants to purchase an additional 150,000 shares of common stock to RGC for an additional $6.0 million at a second closing to be completed no later than July 15, 2000. The primary condition to the second closing is the effectiveness of a registration statement registering the resale of common stock underlying the Series Q Preferred Stock and the warrants and the Series P Preferred Stock and warrants issued in January 2000 to RGC (see above discussion "Series P Convertible Preferred Stock").

                        The shares of Series Q Preferred Stock carry an effective annual yield of 5% (payable in kind at the time of conversion) and are convertible, at the holder's option, into shares of common stock. The shares of Series Q Preferred Stock will automatically be converted into shares of common stock on March 15, 2003, subject to delay for specified events. The conversion price for the Series Q Preferred Stock is $12.04 until April 26, 2000, and thereafter is equal to the lesser of: (i) the five day average closing price of the Company's common stock on Nasdaq during the 22-day period prior to conversion, and (ii) $12.04.

                                                                    eGLOBE, INC.
                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
16. SUBSEQUENT          The  Company  can  force a  conversion  of the  Series Q
     EVENTS             Preferred Stock on any trading day following a period in
     (CON'T)            which  the  closing  bid price of the  Company's  common
                        stock has been greater than $24.08 for a period of at least 20 trading days after the earlier of (1) the first anniversary of the date the common stock issuable upon conversion of the Series Q Preferred Stock and warrants is registered for resale, and (2) the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45.0 million.

                        The Series Q Preferred Stock is convertible into a maximum of 3,434,581 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of the Company's common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series Q Preferred Stock and warrants is registered is less than $9.375, provided that under no circumstances will the Series Q Preferred Stock be converted into more than 7,157,063 shares of common stock (the maximum share amount will increase to 9,365,463 shares of the Company's common stock if the Company receives written guidance from Nasdaq that the issuance of the Series Q Preferred Stock and the warrants will not be integrated with the issuances of the Series P Preferred Stock and related warrants. In addition, no holder may convert the Series Q Preferred Stock or exercise the warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of the Company's common stock then outstanding.

                        The Company may be required to redeem the Series Q Preferred Stock in the following circumstances:

                        (a)     if  the  Company  fails  to  perform   specified
                                obligations   under  the   securities   purchase
                                agreement or related agreements;

                                                                    eGLOBE, INC.
                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
16. SUBSEQUENT          (b)     if the Company or any of its subsidiaries  makes
    EVENTS                      an  assignment  for the benefit of  creditors or
    (CON'T)                     become   involved  in   bankruptcy   insolvency,
                                reorganization or liquidation proceedings;

                        (c) if the Company merges out of existence without the surviving company assuming the obligations relating to the Series Q Preferred Stock;

                        (d) if the Company's common stock is no longer listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the NYSE or the AMEX;

                        (e) if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 3,434,581 shares of common stock, as such number may be adjusted, and the Company has not waived such limit or obtained stockholder approval of a higher limit; or

                        (f) if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 7,157,063 shares of the Company's common stock (the maximum share amount will increase to 9,365,463 shares of common stock if the Company receives written guidance from Nasdaq that the issuance of the Series Q Preferred Stock and the warrants will not be integrated with the issuances of the Series P Preferred Stock and related warrants) and the Company has not obtained stockholder approval of a higher limit.

                        i1.COM

                        On December 31, 1999, the Company along with a former IDX executive formed i1.com. i1.com is developing a distributed network of e-commerce applications that will allow small and medium-sized businesses to transact business over the Internet. The Company initially received a 75% interest in i1.com in exchange for providing i1.com access to the Company's IP-based network infrastructure.

                        i1.com recently completed a $14.0 million equity private placement. The Company now retains a 35% equity interest and 45% voting interest in i1.com.

                                                                    eGLOBE, INC.
                         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
16. SUBSEQUENT          CONVERSION OF PREFERRED STOCK INTO COMMON STOCK
    EVENTS
    (CON'T)             Subsequent to December 31, 1999, the remaining  Series D
                        Preferred Stock plus accrued  dividends through December
                        31,  2000,  all of Series E  Preferred  Stock,  Series F
                        Preferred  Stock,  Series  H  Preferred  Stock,  150,000
                        shares of the Series I  Preferred  Stock plus 8% accrued
                        value,  Series J  Preferred  Stock,  Series K  Preferred
                        Stock  and  the  remaining   Series  N  Preferred  Stock
                        converted into 14,391,271 shares of the Company's common stock. See Note 10 for further discussion.

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
17. SUPPLEMENTAL
    INFORMATION TO
    STATEMENTS OF
    CASH FLOWS
    AND NON-CASH
    INVESTING AND
    FINANCING
    ACTIVITIES

                             ---------------------------------------------------------------------------------------------------
                                                                               Year          Nine Months          Year
                                                                              Ended             Ended             Ended
                                                                           December 31,      December 31,        March 31,
                                                                               1999             1998               1998
                             ---------------------------------------------------------------------------------------------------
                             Cash paid during the period for:
                                Interest                                 $ 1,368,000        $  208,000       $ 1,465,000
                                Income taxes                                 696,000           665,000         1,006,000
                             Non-cash investing and financing
                                activities:
                                Equipment acquired under
                                   capital lease obligations               1,036,000           329,000           312,000
                                Common stock issued for
                                   acquisition of equipment                        --               --           100,000
                                Exercise of stock options for
                                    notes receivable                        1,210,000               --                --
                                Value of warrants issued and
                                    reflected as debt discount             14,026,000               --                --
                                Value of warrants issued and
                                    reflected as stock offering
                                    cost                                      706,000               --                --
                                Unamortized debt discount
                                   related to warrants                      7,265,000          321,000           438,000
                                Stock issued as
                                   prepayment of debt                       5,616,000               --                --
                                Exchange of Notes for Series I
                                   Preferred Stock                          3,982,000               --                --
                                Preferred stock dividends                   7,330,000               --                --
                                Preferred stock dividend related
                                   to exchange of Series B
                                   Preferred Stock for Series H
                                   Preferred Stock                          4,600,000               --                --
                             ---------------------------------------------------------------------------------------------------

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
17. SUPPLEMENTAL
    INFORMATION TO
    STATEMENTS OF
    CASH FLOWS
    AND NON-CASH
    INVESTING AND
    FINANCING
    ACTIVITIES (CON'T)

                             ---------------------------------------------------------------------------------------------------
                                                                                YEAR               NINE MONTHS
                                                                                ENDED                 ENDED          YEAR ENDED
                                                                             DECEMBER 31,           DECEMBER 31,      MARCH 31,
                                                                                 1999                  1998             1998
                             ---------------------------------------------------------------------------------------------------
                             ACQUISITIONS, NET OF CASH ACQUIRED (NOTE 4):

                                 IDX:
                                  Working capital deficit, other
                                    than cash acquired                             $ (197,000)       $ (931,000)        $   --
                                  Property and equipment                                   --           975,000             --
                                  Intangible assets                                 6,510,000                --             --
                                  Purchase price in excess of the net
                                    assets acquired                                (4,536,000)       10,918,000             --
                                  Other assets                                             --           163,000             --
                                  Notes payable issued in acquisition                      --        (5,418,000)            --
                                  Series B Convertible Preferred Stock                     --            (1,000)            --
                                  Additional paid-in capital                       (1,485,000)       (3,499,000)            --

                                 UCI:
                                  Intangible assets                                   655,000                --             --
                                  Purchase price in excess of the net
                                   assets acquired                                   (698,000)        1,177,000
                                  Accrued cash payment paid in 1999                        --           (75,000)            --
                                  Note payable issued in acquisition                       --        (1,000,000)            --
                                  Common stock issued for
                                    acquisition                                            --          (102,000)            --

                                 TELEKEY:
                                  Working capital deficit, other than
                                    cash acquired                                  (1,281,000)               --             --
                                  Property and equipment                              481,000                --             --
                                  Intangible assets                                 2,975,000                --             --
                                  Purchase price in excess of the net
                                    assets acquired                                 2,131,000                --             --
                                  Acquired debt                                    (1,015,000)               --             --
                                  Notes payable issued in acquisition                (150,000)               --             --
                                  Issuance of Series F Convertible
                                    Preferred Stock                                    (1,000)               --             --
                                  Additional paid-in capital                       (1,956,000)               --             --
                                  Stock to be issued                                 (979,000)               --             --

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
17. SUPPLEMENTAL
    INFORMATION TO
    STATEMENTS OF
    CASH FLOWS
    AND NON-CASH
    INVESTING AND
    FINANCING
    ACTIVITIES (CON'T)

                             ---------------------------------------------------------------------------------------------------
                                                                                YEAR               NINE MONTHS
                                                                                ENDED                 ENDED          YEAR ENDED
                                                                             DECEMBER 31,           DECEMBER 31,      MARCH 31,
                                                                                 1999                  1998             1998
                             ---------------------------------------------------------------------------------------------------
                                 ACQUISITIONS, NET OF CASH ACQUIRED (NOTE 4) (CON'T)

                                 CONNECTSOFT:
                                  Working capital deficit, other than
                                    cash acquired                                  (2,142,000)                 --            --
                                  Property and equipment                              514,000                  --            --
                                  Intangible assets                                 9,120,000                  --            --
                                  Purchase price in excess of the net
                                    asset acquired                                  1,017,000                  --            --
                                  Acquired debt                                    (2,992,000)                 --            --
                                  Advances to Connectsoft prior to
                                    acquisition by eGlobe                            (971,000)                 --            --
                                  Issuance of Series G Preferred
                                    Stock exchanged for Series K
                                    Preferred Stock                                        --                  --            --
                                  Additional paid-in capital                       (3,000,000)                 --            --

                                 SWIFTCALL:
                                  Working capital deficit, other than
                                    cash acquired                                  (1,699,000)                 --            --
                                  Property and equipment                            5,144,000                  --            --
                                  Common stock                                         (1,000)                 --            --
                                  Additional paid-in capital                       (1,644,000)                 --            --
                                  Stock to be issued                               (1,645,000)                 --            --

                                 iGLOBE:
                                  Property and equipment                            6,686,000                  --            --
                                  Intangible assets                                 2,383,000                  --            --
                                  Purchase price in excess of net assets
                                    acquired                                        1,760,000                  --            --
                                  Deposits                                            900,000                  --            --
                                  Acquired debt                                    (1,786,000)                 --            --
                                  Issuance of Series M Preferred Stock                     --                  --            --
                                  Additional paid-in capital                       (9,643,000)                 --            --

                                 ORS:                                                                          --            --
                                  Working capital surplus, other than
                                    cash acquired                                      36,000                  --
                                  Property and equipment                              671,000                  --            --
                                  Intangible assets in LLC                          1,580,000                  --            --
                                  Other assets                                         40,000                  --            --
                                  Purchase price in excess of the net
                                    assets acquired                                   363,000                  --            --
                                  Minority interest                                (2,330,000)                 --            --

                                                                    eGLOBE, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
17. SUPPLEMENTAL
    INFORMATION TO
    STATEMENTS OF
    CASH FLOWS
    AND NON-CASH
    INVESTING AND
    FINANCING
    ACTIVITIES  (CON'T)

                             ---------------------------------------------------------------------------------------------------
                                                                                YEAR               NINE MONTHS
                                                                                ENDED                 ENDED          YEAR ENDED
                                                                             DECEMBER 31,           DECEMBER 31,      MARCH 31,
                                                                                 1999                  1998             1998
                             ---------------------------------------------------------------------------------------------------
                                 ACQUISITIONS, NET OF CASH ACQUIRED (NOTE 4) (CON'T)

                                 COAST:
                                  Working capital surplus, other than
                                    cash acquired                                     938,000                --               --
                                  Property and equipment                            1,415,000                --               --
                                  Deposits                                             16,000                --               --
                                  Intangible assets                                 3,190,000                --               --
                                  Purchase price in excess of net assets
                                    acquired                                       14,344,000                --               --
                                  Acquired debt                                    (3,539,000)               --               --
                                  Common stock                                         (1,000)               --               --
                                  Issuance of Series O Convertible
                                    Preferred Stock                                        --                --               --
                                  Additional paid-in capital                      (16,379,000)               --               --
                             ---------------------------------------------------------------------------------------------------
                                 Net cash used to acquire companies               $ 2,799,000       $ 2,207,000         $     --
                             ---------------------------------------------------------------------------------------------------

18. EVENTS              DEBT RENEGOTIATIONS
    SUBSEQUENT TO
    MARCH 24, 2000      On April 5, 2000,  the EXTL Note  Agreement  was amended
                        and EXTL  consented to the Company's  (1)  assumption of
                        the Coast notes  payable,  (2)  guarantee of these Coast
                        notes and (3)  granting  of a security  interest  in the
                        assets currently securing the Notes as well as the Coast
                        assets to the Coast noteholder.  The Coast notes payable
                        were  also  amended  on this  date  and  the  noteholder
                        consented  to (1) waive any  event of  default  that may
                        have  occurred  as a result  of the  Coast  merger,  (2)
                        permit Coast to guarantee the EXTL Notes and Revolver and to secure such guarantee, and (3) revise the debt covenants to be consistent with those in the EXTL Notes.
                        See Note 7 for further discussion.

                        SECURED ACCOUNTS PAYABLE

                        As of April 6, 2000, the Company's subsidiary, Trans Global, is in arrears on its scheduled payments to AT&T and is currently in negotiations with AT&T to restructure this payable. See Note 13 for further discussion.

                                                                    eGLOBE, INC.
                                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
--------------------------------------------------------------------------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                   BALANCE AT       CHARGED TO                      TRANS GLOBAL      BALANCE
                                                    BEGINNING        COST AND                        ADJUSTMENT      AT END OF
DESCRIPTION                                         OF PERIOD        EXPENSES        DEDUCTIONS         (1)           PERIOD
------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1999                      $ 1,216,000      $ 2,528,000     $  538,000          $      --    $3,206,000
------------------------------------------------------------------------------------------------------------------------------
NINE MONTHS ENDED DECEMBER 31, 1998               $ 1,702,000      $ 1,018,000     $1,504,000          $      --    $1,216,000
------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED MARCH 31, 1998                         $   373,000      $ 1,564,000     $  335,000          $ 100,000    $1,702,000
------------------------------------------------------------------------------------------------------------------------------

(1) The accompanying supplemental consolidated statements of operations do not include the results of Trans Global's operations for the three months ended March 31, 1998 as discussed in the Summary of Accounting Policies to the Supplemental Consolidated Financial Statements. An adjustment is reflected above to account for the activity in the allowance account during this time period.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                               eGlobe, Inc.
                                               (Registrant)

Date:  May  22 , 2000                           By       /S/    Anne Haas
                                                  ------------------------------
                                                            Anne Haas
                                                      Controller, Treasurer
                                                  (Principal Accounting Officer)